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Exhibit 10.5

THE GARLAND CENTER
1200 WEST SEVENTH STREET

SUBLEASE

by and between

CHARTER HOLDINGS, INC.,

a Nevada corporation

("Sublandlord")

and

EPOCH NETWORKS, INC.,

a California corporation

("Subtenant")

Dated as of

November 15, 1999

TABLE OF CONTENTS

		PAGE
ARTICLE 1	SUMMARY OF BASIC TERMS	1
ARTICLE 2	DEMISE, TERM AND OCCUPANCY	3
ARTICLE 3	RENT	5
ARTICLE 4	OPERATING EXPENSE ADJUSTMENTS	6
ARTICLE 5	SECURITY DEPOSIT	12
ARTICLE 6	USE AND COMPLIANCE WITH LAW	13
ARTICLE 7	INSURANCE	16
ARTICLE 8	ALTERATIONS	18
ARTICLE 9	SUBLANDLORD'S AND SUBTENANT'S PROPERTY	21
ARTICLE 10	REPAIRS AND MAINTENANCE	23
ARTICLE 11	UTILITIES AND SERVICES	24
ARTICLE 12	RIGHTS OF SUBLANDLORD	29
ARTICLE 13	DAMAGE OR DESTRUCTION	30
ARTICLE 14	EMINENT DOMAIN	32
ARTICLE 15	SURRENDER OF PREMISES	33
ARTICLE 16	DEFAULT BY SUBTENANT	433
ARTICLE 17	SUBORDINATION AND ATTORNMENT	36
ARTICLE 18	QUIET ENJOYMENT	38
ARTICLE 19	ASSIGNMENTS AND SUBLEASES	38
ARTICLE 20	NOTICES	43
ARTICLE 21	ESTOPPEL CERTIFICATES	43
ARTICLE 22	[INTENTIONALLY OMITTED]	44
ARTICLE 23	BROKER	44
ARTICLE 24	EXCULPATION AND INDEMNIFICATION	44
ARTICLE 25	PARKING	45
ARTICLE 26	MISCELLANEOUS	46
ARTICLE 27	SIGNAGE	49

i

EXHIBITS
Exhibit A	Work letter for Subtenant Improvements	A-1
Exhibit B	Floor Plan of the Premises	B-1
Exhibit C	Form of Memorandum of Sublease Commencement	C-1
Exhibit D	Rules and Regulations	D-1
Exhibit E	[Intentionally Omitted]	E-1
Exhibit F	[Intentionally Omitted]	F-1
Exhibit G	[Intentionally Omitted]	G-1
Exhibit H	Building Construction Rules	H-1
Exhibit I	[Intentionally Omitted]	I-1
Exhibit J	[Intentionally Omitted]	J-1
Exhibit K	Approved Providing Parties Equipment	K-1
Exhibit L	Legal Description of Land	L-1

INDEX OF DEFINED TERMS

TERM	PRIMARY REFERENCE
ADA	Section 4.1(b)(xxiii)
Additional Charges	Section 3.1
Agreed Rate	Section 4.1(a)(iv)
Alterations	Section 8.1
Base Building Definition	Section 11.1
Base Costs of Operation	Section 1.3
Base Taxes	Section 1.3
Base Year	Section 1.3
Basic Rent	Section 1.4
Building	Section 1.5
Building Hours	Section 11.1
Business Day	Section 26.8
Certificate	Section 7.5
Certifying Party	Section 21
Claims	Section 24.2
Commencement Date	Section 1.6
Common Area	Section 1.7
Comparable Buildings	Section 6.1
Comparison Year	Section 4.1(a)
Consent Request	Section 19.4(a)
Cost Saving Capital Improvements	Section 4.1(a)(iv)
Costs of Operation	Section 4.1(a)
Date of the Taking	Section 14.1
Eminent Domain	Section 14.1
Excess Services	Section 11.2
Expiration Date	Section 1.8
Hazardous Substances	Section 6.2
Holiday	Section 11.1
HVAC	Section 11.1
Insolvency Proceeding	Section 16.1(e)
Land	Introduction
Sublease	Introduction
Master Lease	Introduction
Memorandum of Sublease Commencement	Section 2.2
Official Records	Introduction
Outside Commencement Date	Section 2.2
Parking Garage	Section 1.7
Permitted Use	Section 6.1(a)
Premises	Section 1.13
Prime Rate	Section 4.1(a)(iv)
Prohibited Use	Section 6.2
Providing Parties	Section 19.3
Providing Parties Equipment	Section 19.3
Records	Section 4.2(e)(i)
Redetermination	Event Section 2.8(b)
Rentable Area	Section 2.8(a)
Rentable Area of the Building	Section 2.8(b)
Rentable Area of the Premises	Section 2.8(b)
Rents	Section 3.1
Requesting Party	Section 21
RML	Introduction
RML Lease	Introduction

Rules and Regulations	Section 6.7
Security Deposit	Section 5.1(a)
Specialty Equipment	Section 8.5
Sublandlord	Introduction
Sublandlord's Affiliates	Section 26.8
Sublandlord's Architect or Contractor	Section 13.4(b)
Sublandlord's Broker	Section 23
Sublease	Introduction
Sublease Term	Section 1.17
Substantially Complete	Exhibit A, Section 3.1
Subtenant	Introduction
Subtenant's Architect	Exhibit A, Section 4.2
Subtenant's Broker	Section 23
Subtenant's Contractor	Exhibit A, Section 5.1
Subtenant's Parking	Section 1.18
Subtenant's Plans	Exhibit A, Section 4.2
Subtenant's Property	Section 9.2
Subtenant's Representative	Section 4.2(e)(i)
Subtenant's Share	Section 1.16
Subtenant's Work	Exhibit A, Section 3.1
Successor Sublandlord	Section 17.4
Superior Lessor	Section 17.1
Superior Sublease	Section 17.1
Taxes	Section 4.1(d)
Trumbull	Introduction
UCBRC	Introduction
Untenantability Date	Section 13.4(b)
Work Letter	Section 2.3

THE GARLAND CENTER
1200 WEST SEVENTH STREET
SUBLEASE

        THIS SUBLEASE (this "Sublease") is entered into as of November 15, 1999, by and between CHARTER HOLDINGS, INC., a Nevada corporation ("Sublandlord"), having an office c/o Corporate Properties Group, 333 South Grand Avenue, Suite 700, Los Angeles, California 90071, Attention: Negotiations Manager, and EPOCH NETWORKS, INC., a California corporation ("Subtenant"), having an office at 18201 Von Karman Avenue, 5th Floor, Irvine, California, Attention: Rex Bell.

BACKGROUND INFORMATION

        A.    Trumbull Associates Limited Partnership, a Massachusetts limited partnership ("Trumbull"), owns an estate for years in and to that certain parcel of real property located in the City and County of Los Angeles, State of California, more particularly described in Exhibit L hereto, subject to all easements, covenants, rights of way, exceptions and other matters of record (the "Land"), and the Building (hereinafter defined), pursuant to that certain Grant Deed made by United California Bank Realty Corporation ("UCBRC") in favor of Trumbull and recorded in the Official Records of Los Angeles County, California (the "Official Records") on February 15, 1984 as Instrument No. 84-197838.

        B.    Trumbull leased the Land and Building to RML Leasing Corp., a Delaware corporation ("RML") pursuant to that certain Master Lease Agreement dated as of January 20, 1984 (the "Master Lease") by and between Trumbull and RML, of which a Memorandum of Master Lease Agreement dated as of January 20, 1984 by and between Trumbull and RML was recorded in the Official Records on February 15, 1984 as Instrument No. 84-197841.

        C.    RML subleased the Land and Building to First Interstate Bank of California ("First Interstate") pursuant to that certain Sublease Agreement dated as of January 20, 1984 (the "RML Lease") by and between RML and First Interstate, of which a Memorandum of Sublease Agreement dated as of January 20, 1984 by and between RML and First Interstate was recorded in the Official Records on February 15, 1984 as Instrument No. 84-197842.

        D.    Wells Fargo Bank, N.A. ("Wells Fargo") succeeded by merger to all of the right, title and interest of First Interstate in and to the RML Lease. By a Lease Assignment and Assumption dated December 17, 1998, Wells Fargo assigned all of its right, title and interest as tenant under the RML Lease to Sublandlord.

        E.    On the terms and conditions set forth herein, Sublandlord desires to sublease the Premises (as hereinafter defined) to Subtenant and Subtenant desires to sublease the Premises from Sublandlord.

ARTICLE 1
SUMMARY OF BASIC TERMS

        1.1    Purpose.     This Article defines certain basic terms used in this Sublease, subject to qualifications and exceptions set forth herein.

        1.2    "Addresses for Notices:"

        If to Subtenant:

Pre-Commencement Date	Epoch Networks, Inc. 18201 Von Karman Avenue, 5th Floor Irvine, CA 92612 Attention: Rex Bell
Post-Commencement Date	Epoch Networks, Inc, 120 West Seventh Street, Suite LL1-160 Los Angeles, CA 90071 Attention:
If to Sublandlord:	Charter Holdings, Inc. 1200 West 7th Street, Suite 130 Los Angeles, CA 90017 Attn: Property Manager
with copies to:	Charter Holdings, Inc. c/o Corporate Properties Group MAC No.: 2064-072 333 So. Grand Avenue, Suite 700 Los Angeles, California 90071 Attn: Sublease Administration,
and
Charter Holdings, Inc. Corporate Properties Group MAC No.: 2064-079 333 So. Grand Avenue, Suite 700 Los Angeles, California 90071 Attn: Negotiations Manager

        1.3    "Base Costs of Operation"     means Costs of Operation (defined in Section 4.1(a)) for calendar year 2000 (the "Base Year") and "Base Taxes" means the Taxes (defined in Section 4.1(d)) for the Base Year.

        1.4    "Basic Rent"     means (a) during the first five (5) years of the Sublease Term, a per annum amount equal to the product of (i) $22.00 times (ii) the number of square feet of Rentable Area included in the Premises, and (b) during the remainder of the Sublease Term, a per annum amount equal to the product of (i) $24.00 times (ii) the number of square feet of Rentable Area in the Premises. As of the Commencement Date, Subtenant's monthly installment of Basic Rent (based on 16,577 square feet of Rentable Area) will be $30,391.16 ($364,694 annually). Commencing on the date which is five (5) years from the Commencement Date, Subtenant's monthly installment of Basic Rent (based on 16,577 square feet of Rentable Area) will be $33,154 ($397,848 annually).

        1.5    "Building"     means that certain office building and related improvements located on the Land, commonly known as The Garland Center, 1200 West Seventh Street, Los Angeles, California, including any Common Area.

        1.6    "Commencement Date"     shall mean the date the term of this Sublease commences in accordance with Section 2.2.

        1.7    "Common Area"     means the parking garage for the Building (the "Parking Garage"), outside plazas, lobbies, landscaping, driveways, sidewalks, the cafeteria located in the Building and all other areas included within the Land and used in common by "tenants"—(which term for purposes of this Sublease shall also include subtenants) of the Building and their invitees.

        1.8    "Expiration Date"     shall mean February 27, 2009.

        1.9    "Premises"     means that certain space located on Lower Level I of the Building and more particularly described in Exhibit B attached hereto, containing a total of 14,415 square feet of Usable Area, and 16,577 square feet of Rentable Area, subject to adjustment as expressly provided in this Lease.

        1.10    "Scheduled Commencement Date"     shall be November 15, 1999.

        1.11    "Security Deposit"     is $400,000, in the form of a Letter of Credit, as more particularly described in Article 5.

        1.12    "Subtenant's Share"     means the ratio. (expressed as a percentage) of the Rentable Area of the Premises (from time to time) to the Rentable Area of the Building. Unless otherwise changed in accordance with this Sublease, the initial Subtenant's Share shall equal 2.315%.

        1.13    "Sublease Term"     means the term of this Sublease, which will commence on the Commencement Date (defined in Section 2.2) and will expire on the Expiration Date. No delay in the Commencement Date (as that term is hereinafter defined) shall operate or result in an extension of the Expiration Date.

        1.14    "Subtenant's Parking"     means the parking rights granted to Subtenant in accordance with the terms of Article 25 for the use of up to 10 parking stalls.

ARTICLE 2
DEMISE, TERM AND OCCUPANCY

        2.1    Demise and Reservations.     Sublandlord hereby leases the Premises to Subtenant, and Subtenant hereby hires the Premises from Sublandlord, subject to the provisions of this Sublease, reserving to Sublandlord all of its rights, interests and estates in the Premises, Building and Land not specifically granted to Subtenant by this Sublease. Subtenant shall also have the right to use in common with other tenants, the Common Areas, as designated by the Sublandlord from time to time.

        2.2    Commencement and Expiration.     This Sublease shall constitute a binding agreement and the obligations of Sublandlord and Subtenant hereunder shall be effective upon full execution and delivery of this Sublease by both Sublandlord and Subtenant. However, the Sublease Term shall commence (the "Commencement Date") on the later of (i) the Scheduled Commencement Date (as defined in Section 1.10), and (ii) the date that Sublandlord delivers possession of the Premises to Subtenant. The Sublease Term shall end at noon on the Expiration Date or on such earlier date on which this Sublease shall terminate pursuant to any of its provisions or pursuant to law. Within 90 days after the Commencement Date, upon Sublandlord's or Subtenant's request, Sublandlord and Subtenant shall promptly execute a "Memorandum of Sublease Commencement" in the form attached hereto as Exhibit C, specifying the calendar dates of the Commencement Date and the Expiration Date. Failure by Subtenant or Sublandlord to execute a Memorandum of Sublease Commencement when requested by Sublandlord or Subtenant shall not affect the occurrence of the Commencement Date or Expiration Date.

        2.3    Preparation of Premises.

        (a)  Following the date of this Sublease, Subtenant and its architects, engineers, employees, agents and contractors shall have access to the Premises (subject to compliance by Subtenant with the requirements of Section 2.5 hereof) for the purpose of inspection and the preparation of Subtenant's

Plans, each in accordance with the terms of Exhibit A (the "Work Letter"); provided, however, no construction shall commence in the Premises until approval of Subtenant's Plans and issuance of any and all necessary permits. Subtenant agrees that, except for the Base Building Work that is required to be in place at the Premises in accordance with the Work Letter, Sublandlord is not required to perform any work or install any improvements or equipment or to remove any improvements or equipment existing in the Premises as of the date of this Sublease to make the Premises ready for Subtenant's occupancy, and Subtenant agrees to accept the Premises "AS IS" subject to the terms of the Work Letter and this Sublease. Any improvements or personal property located in the Premises are delivered without any representation or warranty from Sublandlord, either express or implied, of any kind, including merchantability or suitability for a particular purpose. The taking of possession of the Premises by Subtenant shall conclusively establish that the Premises and the Building were at such time in good and satisfactory order, condition and repair, subject to and except as provided in Section Z3(b).

        (b)  Sublandlord shall repair any latent defects to the Premises which are discovered and reported by Subtenant within six (6) months of the Commencement Date, and the cost thereof shall be deemed a Costs of Operation if and to the extent permitted under Section 4.1. The Sublandlord repair remedy shall be the sole and exclusive remedy to Subtenant for any latent defects in the Premises.

        2.4    Delay in Delivery of Possession.     If Sublandlord cannot deliver possession of any portion of the Premises to Subtenant on the date of this Sublease, for any reason, this Sublease shall not be void or voidable nor shall Sublandlord be liable to Subtenant for any damages or liabilities resulting therefrom, and Subtenant waives any right to terminate this Sublease and the provisions of any laws providing for such a remedy; provided, however, notwithstanding anything to the contrary in this Section 2.6 above, if the Commencement Date has not occurred by December 31, 1999, as such date is extended by any act or omission of Subtenant, the sole remedy of Subtenant shall be the right to deliver. a notice to Sublandlord (the "Termination Notice") electing to terminate this Sublease effective ten (10) days from receipt by Sublandlord of the Termination Notice (the "Effective Date") and to so terminate this Sublease, unless prior to the Effective Date Sublandlord delivers the Premises to Subtenant in the condition required by this Sublease.

        2.5    Insurance.     Subtenant shall deliver to Sublandlord the insurance policies or certified copies and a certificate of insurance with respect thereto required by Sections 7.2 and 7.3 hereof prior to, and as a condition of, Subtenant's initial entry upon or occupancy of the Premises.

        2.6    Measurement of Premises.

        (a)  Sublandlord and Subtenant acknowledge and agree that the "Usable Area" square footages of the Building and the Premises have been calculated by Sublandlord in accordance with standards of measurement adopted by the Building Owners and Managers Association, American Standard, ANSI/BOMA Z.65.1-1996, as modified by Sublandlord for uniform use in the Building, and said square footage figures provided in this Sublease shall be final and binding on Sublandlord and Subtenant for all purposes under this Sublease; provided, however, Sublandlord reserves the right to adjust the square footage figures of those areas outside of the Premises based on modifications or alterations to the Building, as evidenced by written verification of Sublandlord's space planner as to the revised rentable square footage figures. "Rentable Area" shall mean the product of (a) the Usable Area of the space to be measured, calculated as described above, times (b) 1.15. Any such adjustment in square footage shall be imposed on a uniform basis among substantially all tenants occupying space in the Building.

        (b)  Subject to Section 2.8(a) above, the "Rentable Area of the Building" shall mean 719,000 square feet. If the Rentable Area of the Premises or the Building is reduced as a result of a partial taking in eminent domain or other circumstance (each a "Redetermination Event") then the Rentable Area of the Premises, the Usable Area of the Premises and the Rentable Area of the Building, to the extent each is affected by such Redetermination Event, shall be redetermined by Sublandlord's space planner or architect for purposes of this Sublease, in a manner consistent with the measurement standards set forth in Section Z8(a). In such event, "Subtenant's Share" shall be adjusted to the percentage that the Rentable Area of the Premises bears to the Rentable Area of the Building following such redetermination.

ARTICLE 3
RENT

        3.1    Rents.     Subtenant shall pay to Sublandlord the following rents for the Premises during the Sublease Term (collectively, the "Rents"): (a) a Basic Rent per annum in the amount specified in Section 1.4, which shall be due and payable in equal monthly installments in advance on the first day of each and every calendar month during the Sublease Term commencing on the date that is sixty (60) days from the Commencement Date as such date is extended by Sublandlord delays (as that term is defined in Exhibit A attached hereto), and (b) additional charges ("Additional Charges") consisting of all other sums of money payable by Subtenant under the terms of this Sublease.

        3.2    Payment.     Subtenant shall pay the Rents when due, without notice or demand, and without any abatement, deduction or setoff, except for abatement rights specifically set forth in this Sublease. Subtenant's first installment of monthly Basic Rent hereunder shall be due and payable on the date of full execution and delivery of this Sublease. Subtenant shall pay the Rents in lawful money of the United States, to Sublandlord at its office in the Building (1200 West 7th Street, Los Angeles, California 90071, Attention: Building Manager) or to such other person or place as Sublandlord may designate in writing from time to time. If Subtenant pays Rents by check, the check must clear within five (5) business days of delivery to the bank for processing. Basic Rent for periods less than a full calendar month shall be prorated based on the actual number of days in said partial month and the actual number of days in the entire month.

        3.3    Partial Payment.     No payment by Subtenant or receipt or acceptance by Sublandlord of a lesser amount than the correct Basic Rent or Additional Charges due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Sublease or at law.

        3.4    Late Charge.     Subtenant acknowledges that the late payment of Rents will cause Sublandlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Accordingly, if Sublandlord does not receive a payment of Rents within ten (10) days after the date that such payment is due, Subtenant shall pay to Sublandlord on demand, as Additional Charges, a late charge equal to five percent (5%) of the overdue amount; provided, however, after the first such late payment in any twelve (12) month period where a late charge is imposed, Sublandlord shall be entitled to impose "a late charge in connection with any subsequent late payment in said twelve (12) month period if the payment is not received within three (3) days after the date that such payment is due. Acceptance of the late charge by Sublandlord shall not cure. or waive Subtenant's default, nor prevent Sublandlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Sublease or at law. Payment of the late charge is not an alternative means of performance of Subtenant's obligation to pay Rents at the times specified in this Sublease.

ARTICLE 4
OPERATING EXPENSE ADJUSTMENTS

        4.1    Operating Expense Definitions.     For the purpose of this Sublease, the following terms shall have the following meanings:

          (a)    Costs of Operation—Inclusion.     "Costs of Operation" means, in the Base Year, and in each subsequent calendar year (a "Comparison Year"), all expenses, costs and disbursements of every kind and nature paid or incurred by or on behalf of Sublandlord with respect to the operation, maintenance, repair, replacement, security and management of the Building, as adjusted pursuant to Section 41(c). Without limiting the generality of the foregoing, Costs of Operation shall include the following:

            (i)    Wages, including all fringe benefits and employee related expenses of every nature, workers' compensation and payroll taxes of employees of Sublandlord (at no higher level than Sublandlord's managing agent at the level of building engineer and building manager), to the extent engaged in the operation, maintenance and management of the Building; provided, that if any such employees of Sublandlord or Sublandlord's managing agent provide services for more than one building of Sublandlord, then only a prorated portion of their wages, benefits and taxes shall be included, based on the portion of their working time devoted to the Building.

            (ii)    Costs of goods, tools, supplies and services supplied or used in or with respect to the operation, repair, maintenance and management of the Building, including the cost of insurance premiums and insurance consultants; cleaning, decorating, painting, janitorial, trash removal, security (including uniforms) and other services; legal, accounting and other consultants' fees; operation of elevators and security systems; heating, cooling, air-conditioning and ventilating; hot and cold water, gas, electricity, sewer and other utilities together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of such utilities; maintenance of and repairs to the Building and to any equipment, machinery or apparatus, including elevators; window cleaning; service agreements on equipment; licenses, permits and inspections; costs of personal property and moveable equipment used in the repair, maintenance or operation of the Building or provided by Sublandlord for the use or benefit of all lessees or occupants, including window coverings and carpeting in the Common Area; contesting the validity or applicability of any law if a successful contest would reduce costs of operation; costs incurred in providing services and amenities for all tenants and occupants of the Building, including costs and rental fees incurred in connection with operating and maintaining the office of the Building and the cafeteria located in the Building and maintenance and repairs of the Parking Garage, landscaping, signs, plazas, furnishings, water elements, sidewalks, streets and walkways in or adjacent to the Building. It is understood and agreed that so long as Subtenant's electrical usage at the Premises is separately metered and Subtenant is paying the entire cost of electrical service provided to the Premises, Costs of Operation under this Sublease shall include charges for electricity only with respect to the Common Areas, including the cafeteria, Parking Garage, elevators, lobby and other portions of the Building and the Land used in common with others, if applicable, and for other electricity provided to Subtenant's Premises which is not separately metered, including without limitation, if applicable, electricity provided in connection with HVAC services to the Premises.

            (iii)    Management fees and expenses paid to Sublandlord's managing agent; or, if Sublandlord acts as the managing agent, a sum in lieu thereof which, if in excess of 3% of gross revenues (determined in accordance with GAAP) from the Building, shall not exceed the then-prevailing rate for management fees for comparable buildings for executive/administrative office operations located in downtown Los Angeles ("Comparable Buildings").

            (iv)    Costs of capital improvements and replacements (and all tools and equipment related thereto) made after the Base Year which are intended to reduce Costs of Operation or are for the direct or indirect benefit of all or substantially all of the tenants or of the Building ("Capital Improvements"), amortized over the useful life of such improvements on a straight line basis, including imputed interest at the rate announced from time to time by the Los Angeles Main Office of Wells Fargo Bank, N.A. as its "Reference Rate" (referred to herein as the "Prime Rate") as of December 31st of the year in which the expenditure is made, plus 2% per annum, or, if greater, the actual interest charges paid by Sublandlord (the "Agreed Rate").

            (v)    Rentals (including interest charges) paid by Sublandlord with respect to machinery, equipment, tools, materials, facilities or systems installed, provided or used, after completion of the Building, for the normal management, maintenance, repair or operation of the Building.

            (vi)    Those taxes, duties, charges, levies and assessments (such as sales, license, use, excise and utility taxes or fees) which are expensed as a part of the maintenance, management or operation of the Building, but which are not included in Taxes (as defined in Section 4.1(d)). It is understood and agreed that Taxes are not included in Costs of Operation under this Sublease, as they are treated separately for purposes of calculating Additional Charges hereunder.

            (vii)    Fees paid to any parking facility operator and compensation paid to clerks, attendants or other persons in the Parking Garage.

          (b)    Costs of Operation—Exclusions.     Costs of Operation shall exclude the following (determined in accordance with GAAP):

            (i)    Costs of capital improvements and replacements (and all tools and equipment relating thereto), except to the extent specifically permitted to be included in Costs of Operation pursuant to Section 4.1(a)(1v);

            (ii)    Repair costs to the extent that Sublandlord is reimbursed for such costs by insurance proceeds or condemnation proceeds;

            (iii)    Costs arising from Sublandlord's political or charitable contributions;

            (iv)    Costs (including "lease takeover" expenses, leasing commissions, brokerage fees, legal fees, and space planning fees) incurred in connection with the leasing of space in the Building and the renewal of existing leases;

            (v)    Costs (including permit, license and inspection costs) incurred for installation of tenant improvements made for tenants or other occupants of the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

            (vi)    Depreciation (other than on personal property, tools and moveable equipment described in clause (ii) of 4.1(a) above), debt service on mortgages encumbering the Building, reserves for capital replacements, bad debts or other purposes, or other similar charges not involving the payment of money to third parties (except as otherwise provided herein), and any ground lease rental; conventional decoration);

            (vii)    Costs of purchasing fine art works (not including graphics, signs and

            (viii)    Costs and expenses otherwise includable in Costs of Operation, to the extent that Sublandlord is directly reimbursed (or is required to be reimbursed under the terms of a binding lease or other agreement) for such costs and expenses by tenants (i.e., other than by paying a share of Costs of Operation), or other sources;

            (ix)    Costs incurred by Sublandlord in providing services, utilities, or other benefits to other tenants or occupants of the Building which are not offered to Subtenant or for which Subtenant is charged directly but which are provided to one or more other tenants or occupants of the Building without charge (other than inclusion of the cost thereof in Costs of Operation), such as premises (as opposed to Common Area) janitorial services, HVAC services and electricity;

            (x)    Advertising and promotional expenses;

            (xi)    Electric power costs or other utility costs for which any tenant or occupant of the Building directly contracts with the local public utility or service company and costs associated with excess utility use by other tenants or occupants of the Building not reimbursed by such tenants or occupants;

            (xii)    Fines, penalties and interest and awards incurred solely as a result of Sublandlord's negligent or intentional failure to make payments when due or due to violations of law by Sublandlord;

            (xiii)    The wages and benefits of any employee of Sublandlord who does not devote substantially all of his or her employed time to the Building, unless such wages and benefits are prorated to reflect time spent on matters related to the operation and management of the Building versus time spent on matters unrelated to the operation and management of the Building;

            (xiv)    Salaries and benefits of Sublandlord's executives above the grade of building manager and/or building engineer;

            (xv)    Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes with tenants or occupants of the Building;

            (xvi)    Costs incurred in removing and storing the property of former tenants or occupants of the Building;

            (xvii)    Costs incurred in the original construction of the Building, the correction of construction defects as a consequence thereof, or in connection with a major change in the Building, such as the addition or deletion of floors;

            (xviii)    Overhead and profit increment paid to Sublandlord or to subsidiaries or affiliates of Sublandlord for goods and/or services in or to the Building to the extent the same materially exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

            (xix)    Any bad debt loss, rent or reserves for bad debts or rent loss;

            (xx)    Subject to Section 43(a)(iii), costs for which Sublandlord has actually been compensated by a management fee;

            (xxi)    Costs of defending any lawsuits with any mortgagee (except as the action of Subtenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Sublandlord's interest in the Building; and

            (xxii)    Costs incurred in remediating any environmental contamination, except to the extent such contamination was caused by Subtenant, its employees, agents, contractors, guests, licensees, subtenants, service providers, and/or a Providing Party (as defined herein).

            (xxiii)    Costs incurred to cure violations of codes, laws or regulations (or cure lack of compliance with codes, laws or regulations), including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S.C. 12102 et. seq., as amended (the "ADA"), to the extent such violations or lack of compliance exists at the Building as of the Commencement Date.

            (xxiv)    Costs, fees and compensation paid to Sublandlord or to its affiliates or subsidiaries of Sublandlord for services and materials to the extent the same exceeds the charges for comparable services and materials performed or provided by unaffiliated entities of comparable stature and reputation and on a competitive basis; and

        (c)    Costs of Operation—Adjustments.     Costs of Operation shall be calculated in accordance with Generally Accepted Accounting Principles (GAAP), consistently applied. If during any period in the Base Year or a Comparison Year the Building is not 95% occupied, the Costs of Operation which vary with occupancy for such year shall be adjusted to what they would have been if 95% of the Building had been occupied throughout such year, as estimated in good faith by Sublandlord. Sublandlord further agrees to calculate the management fee for the Building in the Base Year assuming that the Building is 95% leased, with all tenants paying rent.

        (d)    Taxes.     "Taxes" means, in the Base Year and in any Comparison Year, all of the following definition: (1) all taxes, general and special assessments, duties, charges and levies of every kind, character and description whatsoever, levied, imposed or charged upon or against the Land and the Building or any part thereof or the various estates therein or upon Sublandlord with respect thereto, including all taxes and assessments levied for any public transit system; (2) all taxes levied, imposed or charged on real and personal property used in the operation, maintenance or management of the Building or any part thereof; (3) all taxes levied, imposed or charged against or measured by or based upon the value of, or the rent payable by lessees and occupants of, the Building or any part thereof; (4) all other taxes of every kind, character and description whatsoever, from time to time levied, imposed or charged in the future in lieu of or as substitute, in whole or in part, for any Taxes described in clauses (1), (2) or (3) or for which Sublandlord is liable with respect to the Building; and (5) all costs and expenses (including reasonable legal and other professional fees and interest on deferred payments) incurred by Sublandlord in contesting the amount, validity or applicability of any of the foregoing. Taxes shall not include Sublandlord's income, franchise, gift, estate, inheritance, transfer, excise or excess-profits taxes except to the extent that any such specified types of taxes are levied in whole or partial substitution for any Taxes. All Taxes shall be paid in installments if permitted by the taxing public agency, and such installments shall be charged to Taxes when paid. If any Taxes of a type described in clauses (3) or (4) of this Section 4.1(d) are now or hereafter levied, imposed or charged, for purposes of this Sublease, the amount of such Taxes shall be based on the assumptions that the Building is the only commercial building owned and operated by Sublandlord and that the rental or other income received by Sublandlord from the Building is the only rental and income received by Sublandlord. If the Taxes for any Comparison Year are changed as a result of a protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Comparison Year, and Sublandlord shall deliver a revised statement of actual Taxes for the affected calendar year or years to Subtenant. If such change reduces the Additional Charges payable by Subtenant on account of Taxes for any Comparison Year to less than the Additional Charges theretofore actually paid by Subtenant on account of Taxes for such Comparison Year, Sublandlord shall promptly pay the difference to Subtenant or credit such amount against Rents thereafter coming due hereunder. If any change increases the Additional Charges payable by Subtenant on account of Taxes for any Comparison Year to more than the Additional Charges theretofore actually paid by Subtenant on account of Taxes for such Comparison Year, Subtenant, upon receipt of Sublandlord's revised statement showing the amount of such excess, shall promptly pay such excess to Sublandlord. Nothing herein shall obligate Sublandlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation.

        4.2    Adjustment of Rents.

          (a)    Costs of Operation.     If, for any Comparison Year, Subtenant's Share of Costs of Operation exceeds the product of Base Costs of Operation multiplied by the Rentable Area of the Premises, Subtenant shall pay the excess to Sublandlord as Additional Charges. It is understood and agreed that if, as a result of deregulation in the utilities industry, there occurs during a Comparison Year a reduction in the cost of electricity below the level of such costs during the Base Year, it is agreed for purposes of this Sublease (and notwithstanding anything to the contrary herein) that electricity charges included within Costs of Operation will in no event be reduced to a level lower than the level of electricity charges included within Costs of Operation during Subtenant's Base Year and such reduction below the amount of electricity charges in the Base Year shall not be applied to other expenses included within Costs of Operation. For purposes of clarification, if electricity charges for any subsequent Comparison Year remain at a level below the level of Base Year electricity charges, electricity charges for such subsequent Comparison Year shall be deemed to be at the level of Base Year electricity charges.

          (b)    Taxes.     If, for any Comparison Year, Subtenant's Share of Taxes exceeds the product of Base Taxes multiplied by the Rentable Area of the Premises, Subtenant shall pay the excess to Sublandlord as Additional Charges.

          (c)    Manner of Payment; Sublandlord's Estimates.     Subtenant shall pay Additional Charges pursuant to Sections 4.2(a) and (b) in the following manner:

            (i)    Prior to the commencement of each Comparison Year during the Sublease Term, or as soon after such commencement as reasonably possible, Sublandlord shall furnish to Subtenant statements showing Sublandlord's reasonable estimates of the Costs of Operation and Taxes for such Comparison Year, and the amount of any Additional Charges payable by Subtenant based on such estimates.

            (ii)    On or before the first day of each calendar month of each Comparison Year, Subtenant shall pay Sublandlord one-twelfth (1/12) of the amount of the estimated Additional Charges due from Subtenant for such Comparison Year for the Costs of Operation and Taxes, as shown by the statement furnished by Sublandlord, provided, however, that (1) the Additional Charges payable by Subtenant for any partial Comparison Year shall be prorated based on a 365-day year and the actual number of days in such partial Comparison Year, and (2) on the first day of each calendar month during such partial Comparison Year, Subtenant shall pay to Sublandlord a sum equal to the total estimated Additional Charges due from Subtenant for that partial Comparison Year (prorated as described above) divided by the number of calendar months in that partial Comparison Year (counting any fractional calendar month as a whole month).

            (iii)    If Sublandlord's statement is furnished after January 1 of a Comparison Year, then until such statement is received, Subtenant shall continue to pay estimated Additional Charges based on Sublandlord's most recent statement. On or before the first day of the first calendar month following Subtenant's receipt of Sublandlord's statement, in addition to the monthly installment of estimated Additional Charges for the Comparison Year due on that date, Subtenant shall pay the difference, if any, between the estimated Additional Charges for the period that has already elapsed in that Comparison Year, as set forth in Sublandlord's statement, and the estimated Additional Charges already paid by Subtenant for such period. Notwithstanding the foregoing, if Subtenant receives Sublandlord's statement less than fifteen (15) days prior to the first day of the next calendar month thereafter, Subtenant shall pay the differential amount described above, if any, within thirty (30) days following receipt of such statement.

            (iv)    During the Sublease Term (but not more frequently than quarterly), Sublandlord may revise its estimate of Costs of Operation if evidence is received indicating higher or lower Costs of Operation than the previous estimate, and Sublandlord may revise its estimate of Taxes for such Year upon receipt of any tax bill or notification of assessed value. The estimated Additional Charges on account of Costs of Operation and Taxes, and the installment payments made pursuant to clause (ii) shall be adjusted as necessary so that, as nearly as possible, by the end of the Comparison Year, Subtenant shall have paid all Additional Charges on account of Costs of Operation and Taxes, based on such revised estimates.

          (d)    Final Statement.     Following the end of each Comparison Year, Sublandlord shall furnish to Subtenant a final statement of actual Costs of Operation and Taxes for that Comparison Year. Sublandlord shall endeavor to furnish said statement to Subtenant by April I of each Comparison Year (after the first Comparison Year). Within thirty (30) days of presentation of the final statement for any Comparison Year, Subtenant shall pay Sublandlord, as Additional Charges, any amount due for Subtenant's Share of Taxes and Costs of Operation. Any credit due Subtenant for overpayment of Subtenant's Share of Taxes and Costs of Operation shall be credited against the monthly installments of Basic Rent next coming due (except that Sublandlord shall refund to Subtenant the amount of any such credit for the final Comparison Year in the Sublease Term to the extent that no amounts are then owing by Subtenant hereunder). Subtenant shall have 120 days after presentation of Sublandlord's statement of actual Taxes and Costs of Operation within which to object or question in writing to the accuracy of the statement in accordance with the terms of subsection (e) below; unless Subtenant so objects within said 120-day period, Sublandlord's statement shall be conclusive and binding on Subtenant. Objection by Subtenant shall not excuse or abate Subtenant's obligation to make the payments required by this Section 4.2 pending resolution of Subtenant's objection.

          (e)    Examination Right.

            (i)    Within one hundred eighty (180) days after presentation of Sublandlord's final statement of Costs of Operation and Taxes for any Comparison Year, Subtenant shall have the right to examine, or to have its duly authorized agent ("Subtenant's Representative") examine, those of Sublandlord's books, accounts and records that reasonably relate to the verification of actual Costs of Operation and Taxes for that Comparison Year ("Records"), in order to determine the accuracy thereof. In making such examination, Subtenant shall keep confidential, and shall cause Subtenant's Representative to agree to keep confidential, any and all information contained in such Records, and the circumstances and details pertaining to such examination and inspection and any dispute or settlement between Sublandlord and Subtenant arising therefrom or relating thereto, except for such disclosure as may be required by law or to any subtenants or assignees. Subtenant, and Subtenant's Representative shall confirm such agreement in a separate written agreement, if requested by Sublandlord. Upon execution of such a confidentiality agreement by Subtenant and Subtenant's Representative, Sublandlord shall provide Subtenant with copies, at Subtenant's expense, of such Records as Subtenant or Subtenant's Representative request.

            (ii)    If Subtenant commences such an examination within such period, Subtenant shall have the right to object to the accuracy of Sublandlord's final statement by submitting a detailed written statement of such objections to Sublandlord no later than one hundred twenty (120) days after the conduct of said examination. Sublandlord and Subtenant shall attempt in good faith to resolve any such objection. If the objection cannot be resolved by mutual agreement within 30 days after the end of such objection period, then a CPA mutually acceptable to Sublandlord and Subtenant (the "Arbiter") shall audit the actual Costs of Operation and/or Taxes for the Comparison Year covered by Sublandlord's statement (which audit shall be limited to the items in dispute), and the Arbiter's findings shall be conclusive and binding upon Sublandlord and Subtenant.

            (iii)    If the figure for Costs of Operation and Taxes in Sublandlord's final statement exceeds actual Costs of Operation and Taxes by more than ten percent (10%) for any given year, then Sublandlord shall pay the Arbiter's fees and costs. Otherwise, Subtenant shall pay the Arbiter's fees and costs. In either case, if the Costs of Operation and Taxes, as determined by the Arbiter, differ from the amount indicated in Sublandlord's statement, Subtenant shall pay Sublandlord any Additional Charges owing on account of an increase in Costs of Operation and Taxes, while Subtenant shall receive a credit against Basic Rent (or, for the final Comparison Year in the Sublease Term, a refund) for any overpayment of Additional Charges resulting from a reduction of Costs or Taxes.

          (f)    Delay.     Delay in rendering a statement of actual Costs of Operation or Taxes shall not prejudice Sublandlord's right to thereafter render such statement, nor shall the rendering of any statement of actual Costs of Operation or Taxes prejudice Sublandlord's right to thereafter render a corrected statement.

ARTICLE 5
SECURITY DEPOSIT

        5.1    Letter of Credit.

        (a)  Concurrent with Subtenant's execution of this Sublease, Subtenant shall deliver to Sublandlord an assignable, irrevocable, direct pay letter of credit, in form and substance acceptable to Sublandlord, in its sole and absolute discretion, which letter of credit shall name Sublandlord as beneficiary, shall be issued by a national or state bank, acceptable to Sublandlord in its reasonable discretion, and shall be in the amount of $400,000 (the "Letter of Credit"), representing the security deposit ("Security Deposit") under this Sublease. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Sublease Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without the prior written consent of Sublandlord. If Subtenant defaults with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of Rents, Sublandlord may, but shall not be required to, use, apply, retain or draw on all or any part of the Security Deposit for the payment of any Rents or any other sum in default, or for the payment of any amount that Sublandlord may spend or become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, (i) if the Security Deposit is a letter of credit, deliver a replacement letter of credit to Sublandlord in an amount sufficient to restore the Letter of Credit (or any renewals, extensions or replacements thereof, as applicable) to the original amount, or, (ii) if the Security Deposit is cash, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant's failure to do so shall be a default under this Sublease. The use, application, retention or draw of the Security Deposit, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublandlord shall not first be required to proceed against the Security Deposit, nor operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. Subtenant acknowledges that Sublandlord has the right to transfer or mortgage its interest in the Building and in this Sublease and Subtenant agrees that in the event of any such transfer or mortgage, Sublandlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. In connection therewith, Subtenant shall perform all acts necessary, as reasonably determined by Sublandlord, to assure the timely assignment of the Security Deposit to such transferee or mortgagee, including, without limitation, causing the issuing bank to execute an amendment to the then current letter of credit, or to issue a replacement letter of credit in the amount set forth above, and, in either event, naming such transferee or mortgagee as beneficiary thereunder. Upon such transfer or assignment of the Security Deposit, Sublandlord shall thereby be released by Subtenant from all liability or obligation for the return of such Security Deposit and Subtenant shall look solely to such transferee or mortgagee for the return of the Security Deposit.

        (b)  The term of the Letter of Credit and any and all renewals, extensions, or replacements thereof shall be for a period of not less than one (1) year. Subtenant shall deliver to Sublandlord a renewal, extension or replacement Letter of Credit, in the amount such forth above, at least thirty (30) days prior to the expiration date set forth in the then current Letter of Credit. Sublandlord agrees to surrender each Letter of Credit and return same to Subtenant immediately upon receipt of a renewal, extension or replacement Letter of Credit, except to the extent that such extension or renewal is evidenced by a separate instrument (e.g. an amendment) to be attached to the then existing Letter of Credit. The Letter of Credit (and any extensions, renewals or replacements) shall provide that Sublandlord shall be entitled to the full draw thereunder at any time during such thirty (30) day period, if Sublandlord has not received timely (i.e. prior to the commencement of such 30-day period) such renewal, extension or replacement Letter of Credit. Upon Subtenant's failure to furnish timely such renewal, extension or replacement Letter of Credit (i.e., 30 days prior to the expiration of the then current Letter of Credit), Sublandlord, in addition to any other rights and remedies it has hereunder, shall be entitled to draw the full amount thereof. In addition, the Letter of Credit, as same is extended, renewed or replaced, shall be in full force and effect continuously during Sublease Term and shall not expire until at least thirty (30) days following the expiration or earlier termination of the Sublease. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the then current Letter of Credit (or other consideration then held as a Security Deposit hereunder) shall be returned to Subtenant, or, at Sublandlord's option, to the last assignee of Subtenant's interest hereunder, within thirty (30) days following the expiration of the Sublease Term.

        5.2    Reduction.     Notwithstanding the foregoing, on the first day of the month in which the fourth anniversary of the Commencement Date occurs, and on the first day of the month of each succeeding anniversary of the Commencement Date, so long as no default by Subtenant has occurred hereunder which remains uncured beyond any applicable notice and cure period, the amount of the Letter of Credit shall be reduced by $100,000 each year through the Sublease Term (thus, for example purposes only, commencing with the beginning of the fifth year of the Sublease Term the amount of the Letter of Credit will be $300,000) until the Letter of Credit amount is reduced to $0.00, whereupon Landlord shall surrender the then current Letter of Credit to Tenant. Solely with respect to non-monetary defaults (being defined as a default not involving the failure to pay Rents or any other charge payable to Sublandlord under the terms of this Sublease), if and when Subtenant cures and previous default that has prevented a reduction in the letter of Credit in accordance with this Section 5.2, the letter of Credit shall be reduced to the amount that would have been in effect had there been no such default as of the applicable date of reduction; provided, however, upon the occurrence of a monetary default by Subtenant under this Sublease which is not cured within the applicable notice and cure period, Subtenant shall not be entitled to any further reduction in the amount of the Letter of Credit, notwithstanding any subsequent cure thereof.

ARTICLE 6
USE AND COMPLIANCE WITH LAW

        6.1    Permitted Use.

        (a)  Subject to the terms and conditions of this Sublease, Subtenant shall use and occupy the Premises for the installation, operation and maintenance of telecommunications systems and related equipment and signal reception and transmission facilities, including, but not limited to, a local and long distance switch and customer co-location facilities subject to the terms of Section 19.3, together with general administrative and executive office purposes, all as permitted by applicable laws, rules and regulations. Such permitted uses shall be collectively referred to in this Sublease as the "Permitted Use". Subtenant shall obtain, maintain and comply with the terms and conditions of all licenses and permits required by law for the uses permitted hereunder.

        (b)  Subject to Subtenant's compliance with the terms of this Sublease, Subtenant shall have access to the Building and the Parking Garage 24 hours per day, 7 days per week, 365 days per year, subject to temporary, full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access.

        (c)  The parties acknowledge that Subtenant wishes to market its telecommunications services to tenants of the Building. Subtenant shall be permitted to contact tenants of the Building for such purposes, but shall neither use Sublandlord's name in doing so, nor otherwise state or imply any endorsement of Subtenant's services by Sublandlord or by any of Sublandlord's Affiliates, and Sublandlord reserves the right to approve (not to be unreasonably withheld) any promotional material used by Subtenant in such marketing to the tenants of the Building in order to ensure compliance with the terms of this Sublease. Notwithstanding anything in the foregoing to the contrary, Subtenant shall not utilize any Common Areas of the Building for marketing without the express written consent of Sublandlord (which Sublandlord may withhold in its sole and absolute discretion), and may not conduct unsolicited door-to-door marketing, or any telemarketing activities in the Building. It is also expressly understood that any connecting cabling, wiring, or other equipment that Subtenant or any tenant wishes to install connecting to a tenant's premises in the Building shall be subject to Sublandlord's approval in accordance with the terms and conditions of the particular tenant's lease to whom such service is intended to be provided, and no rights, express or implied, with respect thereto are granted by this Agreement.

        6.2    Prohibited Uses.

        (a)  Without limiting the generality of Section 6.1, Subtenant shall not at any time use or occupy or allow any person to use or occupy the Premises or the Common Area or do or permit anything to be done or kept in the Premises or the Common Area in any manner which: (i) violates any certificate of occupancy in force for the Premises, the Building or any part thereof; (ii) causes or is likely to cause damage to the Building or any part thereof or any equipment, facilities or other systems therein; (iii) constitutes a violation of law; (iv) violates a requirement or condition of the standard fire insurance policy issued for office buildings in the City of Los Angeles; (v) impairs the character, reputation, image or appearance of the Building as a first-class office building for back office operations; (vi) impairs the proper and economic maintenance, operation or repair of the Building or any part thereof; (vii) constitutes a nuisance, annoyance or inconvenience to other lessees or occupants of the Building or unreasonably interferes with or disrupts the use or occupancy of any area of the Building (other than the Premises) by other lessees or occupants; (viii) interferes with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof or elsewhere in the Building or the operations or signals of any other tenant, occupant or other user of the Building; (ix) results in repeated demonstrations, bomb threats or other events which require evacuation of any part of the Building or otherwise disrupt the use, occupancy or quiet enjoyment thereof by other lessees and occupants. By its execution of this Sublease, Sublandlord confirms that the Permitted Use does not, in and of itself, violate or trigger the default under the provisions of clauses (v) and (vii) above. In determining whether Subtenant has taken any action inconsistent with or in violation of the foregoing, all relevant facts and circumstances shall be taken into account, including the actual features of Subtenant's Premises and the effects of Subtenant's operations on portions of the Building and operations outside the Premises. Subtenant shall not use or allow the use of any part of the Premises for: (1) a restaurant or bar; (2) the storage, manufacture or sale of food, beverages, liquor, tobacco in any form or drugs (except that Subtenant may maintain vending machines for the use of its officers, employees and invitees and except that Subtenant's officers and employees may bring food, beverages, tobacco and medicine onto the Premises for their personal and lawful consumption); (3) the storage use, treatment, manufacture or sale of Hazardous Substances (as defined below), other than normal office supplies; (4) the business of photocopying or, offset printing (but Subtenant may use part of the Premises for photocopying or offset printing for its own business); (5) medical or dental offices or laboratories; (6) a typing or stenography business; (7) a barber, beauty or manicure shop; (8) a school or classroom except for Subtenant's internal training activities; (9) the manufacture, retail sale or auction of merchandise, goods or property of any kind; or (10) cooking (except that Subtenant may maintain coffee or lunch rooms with coffee makers and microwave ovens for the exclusive use of Subtenant's officers, employees and invitees), lodging or sleeping. No excessive or unreasonable noise, vibration or odor shall be permitted to escape from the Premises. For purposes of this Sublease, the term "Hazardous Substances" shall mean (w) asbestos; (x) urea formaldehyde foam insulation; (y) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; or (z) any other chemical, material, substance, compound or other matter of any kind whatsoever prohibited, limited or regulated by any Federal, State, County, regional or local authority or legislation, including the Federal Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq. and the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., the Emergency Planning and Community. Right-To-Know Act, as amended, 42 U.S.C. §§ 11001 et seq., the regulations promulgated from time to time thereunder, environmental laws administered by the Environmental Protection Agency and similar laws and regulations of the State of California, City of Los Angeles or any other governmental organization or agency having jurisdiction over any portion of the Building. Sublandlord confirms, to the best of its actual knowledge, that the Building does not contain asbestos or other Hazardous Substances as of the date of this Sublease, provided, however, a slight soil contamination condition occurred outside of the Building near Eighth Street a few years ago and has been remediated in accordance with applicable Federal, State and local laws, ordinances and regulations.

        (b)  Subtenant shall have no right of access to, or to the use or occupancy of, any portion of, the roof of the Building.

        6.3    Compliance by Sublandlord.     Sublandlord confirms, to Sublandlord's actual knowledge, that the Building complies with all codes, laws and regulations (including, without limitation, handicap access laws and environmental laws) applicable to the Building as of the date of this Sublease. As used herein, the "actual knowledge" of Sublandlord shall mean the actual current knowledge of Barbara-Reeve-Bailey, in her capacity as an officer of Sublandlord, without any duty of inquiry or investigation and without having any personal liability therefor. In the event of a breach of, or of non-compliance with, the foregoing covenant, Subtenant's sole remedy shall be to require Sublandlord to perform such repairs and work so as to bring the Building and the Premises into such code-compliant condition as is required by the applicable governmental agency, and Subtenant waives any right to rent abatement, set-off and to any right to terminate this Sublease by reason of any such condition.

        6.4    Compliance by Subtenant.     Subtenant shall promptly forward to Sublandlord any notice it receives of the violation of any law involving the Premises or its use and occupancy by Subtenant or any other parties. Subtenant shall, at Subtenant's expense, comply with all present and future laws and requirements relating to the use of the Premises that impose any obligation, order or duty on Sublandlord or Subtenant in respect of the Premises or any fixtures, equipment or other property contained therein, other than any obligation, order or duty requiring alteration to the structural elements (i.e., roof, slab, beams, skin and load-bearing walls) of the Building or to the Building systems (i.e., HVAC, plumbing, electrical, water and fire-life-safety systems) outside the point of connection to the Premises. Subtenant shall also be responsible for the cost of compliance with all laws and requirements (including upgrades in order to comply with the Americans With Disabilities Act ("ADA") mandated to the Premises or in the Common Area of the Building if and to the extent triggered by

Subtenant's Work or any Alterations within the Premises or Subtenant's business operations or to the extent triggered by any work performed by Subtenant after the completion of Subtenant's Work) that impose any obligation, order or duty on Sublandlord or Subtenant in respect of the Land or the Building, arising from or related to: (a) Subtenant's particular use of the Premises (other than normal office uses); (b) the manner of conduct of Subtenant's business or operation of its installations, equipment or other property; (c) any cause or condition created by or at the instance of Subtenant, or (d) breach of any of Subtenant's obligations hereunder; and Subtenant shall pay all costs, expenses, fines, penalties and damages imposed upon Sublandlord by reason of or arising out of Subtenant's failure to fully and promptly comply with and observe the provisions of this Section. Where Subtenant's compliance as required by this Section necessitates actions by Subtenant for which this Sublease requires Sublandlord's consent, Subtenant shall obtain such consent before taking such actions.

        6.5    [Intentionally omitted]

        6.6    [Intentionally omitted]

        6.7    Rules and Regulations.     Subtenant shall observe and comply with the Rules and Regulations set forth in Exhibit.D and any reasonable, non-discriminatory amendments and additions thereto that Sublandlord adopts from time to time, including such reasonable and non-discriminatory rules and regulations as may be in effect from time to time relating to construction or other improvement work at the Building (collectively, the "Rules and Regulations"). Sublandlord shall not be responsible or liable to Subtenant for violations of the Rules and Regulations by other lessees and occupants, but Sublandlord will enforce the Rules and Regulation in a non-discriminatory manner. If any of the Rules and Regulations conflict with this Sublease, then this Sublease shall prevail.

        6.8    Nondiscrimination.     Subtenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Subtenant, and this Sublease is made and accepted upon and subject to the following conditions: that there shall be no discrimination or segregation of any person or group of persons on account of disability, age, race, color, creed, sex, religion, sexual orientation, veteran or marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Subtenant itself, or any person claiming under or through Subtenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of sublessees or vendees in the Premises. Sublandlord agrees that it will not declare a default under this Sublease based solely upon alleged discrimination, so long as Subtenant discloses the allegations of discrimination to Sublandlord, declares in writing to Sublandlord that the alleged discrimination did not in fact occur and proceeds to diligently and vigorously defend against the discrimination claim. If it is determined through appropriate proceedings (which may include administrative hearings, arbitrations or the like) that Subtenant has violated its obligations under this Section 6.7, Sublandlord may, at its option, declare a default hereunder.

ARTICLE 7
INSURANCE

        7.1    Use of Premises.     Subtenant shall not violate, or permit the violation of, any condition, standard for use in California, imposed by any insurance policy relating to the Building and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which: (a) might subject Sublandlord to any liability or responsibility for personal injury or death or property damage, or (b) might increase any insurance rate with respect to the Building over the rate which would otherwise be in effect (beyond normal increases for tenancies generally), or (c) might result in insurance companies of good standing refusing to insure the Building in amounts satisfactory to Sublandlord, or (d) might result in the cancellation of any policy relating to the Building or might result in the assertion of any defense by the insurer in whole or in part to claims under any such policy.

        7.2    Property Insurance.

        (a)  During the Sublease Term, Subtenant shall maintain, at Subtenant's expense, "All Risk" property insurance, insuring Subtenant's Property (as defined in Section 9.2) and the fixtures and equipment located within the Premises (excluding Building systems which are the responsibility of Sublandlord as set forth in Section 10.1), with a replacement cost endorsement, in the amount of their full replacement cost. As used in this Sublease, the "full replacement cost" of the Building means its replacement cost excluding (a) footings and foundations and (b) property and fixtures that tenants are contractually required to insure. Subtenant shall also carry business interruption insurance to cover any interruption of operations at the Premises.

        (b)  Sublandlord shall, at all times during the Sublease Term, and as part of the Costs of Operation, maintain or cause to be maintained a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company maintaining a rating of B+ VIII or better in Best's Insurance Reports, insuring the Building and Parking Garage against loss or damage by fire, or other insurable hazards and contingencies for not less than eighty percent (80%) of the full replacement cost thereof and with such further coverages as from time to time Sublandlord may elect. Sublandlord shall not be obligated to insure any of Subtenant's Property.

        7.3    Liability Insurance.

        (a)  Subtenant, at its expense, shall maintain throughout the Sublease Term, commercial general liability insurance, including contractual liability, with respect to the Premises, their use and occupancy by Subtenant and the conduct or operation of business therein, with combined single-limit coverage of not less than $2,000,000. Sublandlord may, from time to time, but not more frequently than once every year, increase the policy amounts to be maintained by Subtenant under this Section 7.3 as Sublandlord deems reasonably necessary to maintain adequate liability coverage.

        (b)  Sublandlord shall at all times during the Sublease Term and as part of the Costs of Operation, procure or cause to be procured and continued comprehensive general liability insurance in an amount not less than $3,000,000.00, combined single limit to protect Sublandlord from liability for injury to or death of any person or damage to property in connection with the use, occupancy, operation or condition of the Building, or Parking Garage.

        (c)  Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Sublease.

        7.4    Waiver of Subrogation.     Sublandlord and Subtenant each shall secure an appropriate clause in, or an endorsement upon, each insurance policy required by Section 7.2 or otherwise carried by such party with respect to the Building, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it night have against said third party without invalidating the coverage under the insurance policy. On Subtenant's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Sublandlord, Sublandlord's managing agent, if any, Sublandlord's Affiliates (as defined in Section 26.8(b)) and its and their officers and employees. On Sublandlord's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Subtenant and its officers and employees. Each party releases the above-named persons with respect to any claim (including a claim for negligence) which it might otherwise have against them for injury, loss, damage or destruction occurring before the end of the Sublease Term and covered by any insurance policy required of such party under Section 7.2. or otherwise under this Sublease.

        7.5    Policy Requirements.     Sublandlord, Sublandlord's managing agent, if any, Sublandlord's Affiliates and its and their officers and employees, each Superior Lessor and each mortgagee whose name and address shall have been furnished to Subtenant shall be designated as additional insured parties on each insurance policy required to be carried by Subtenant under this Article. Subtenant shall deliver to Sublandlord fully paid-for policies or certificates of insurance for the insurance coverage required by this Article, in form satisfactory to Sublandlord, issued by -the insurance company or its authorized agent (each a "Certificate"), prior to Subtenant's initial occupancy of or entry into the Premises. Subtenant shall procure and pay for renewals of such insurance from time to time before expiration and deliver to Sublandlord a renewal policy or renewal Certificate at least 30 days before the expiration of any existing policy. At Sublandlord's request, Subtenant shall also deliver insurance policies or Certificates to additional insured parties other than Sublandlord. All policies required to be carried by Subtenant hereunder shall be issued by companies of recognized responsibility, acceptable to Sublandlord, maintaining a rating of B+ VIII or better in Best's Insurance Reports (or an equivalent rating on any successor index adopted by Best's), and licensed to do business in California. All such policies shall provide that they cannot be canceled or materially modified unless Sublandlord, each Superior Lessor and each mortgagee named as an additional insured party are given at least 30 days' prior written notice of such cancellation or modification.

        7.6    Premium Increase.     If, due to any action or omission by Subtenant in default of any of its obligations under this Sublease, or due to any improvements installed by or at the direction of Subtenant, the premiums on Sublandlord's insurance shall be higher than they otherwise would be, Subtenant shall reimburse Sublandlord, on demand, as Additional Charges, for the part of the premiums attributable to the default by Subtenant or to such improvements. For purposes of this Section, a schedule or statement of rates for the Building, issued by Sublandlord's insurer, or by a fire insurance rating organization or other similar body making rates for insurance for the Building shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building.

ARTICLE 8
ALTERATIONS

        8.1    Prior Approval Required for Alterations.     Except as expressly provided in Section 8.2, Subtenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof ("Alterations"), or attach any fixtures or equipment thereto, without Sublandlord's prior written consent. The initial work to be performed by Subtenant in the build-out of the Premises in accordance with the Work Letter shall be deemed Alterations, and the terms of this Section 8.1 shall be applicable to Subtenant's Work performed in accordance with the Work Letter unless otherwise provided to the contrary therein. All Alterations, if any, made by Subtenant in or to the Premises shall be made at Subtenant's sole cost and expense, shall not adversely affect the utility of the Premises for future tenants, shall not affect in any way the structural, exterior or roof elements of the Building, or the mechanical, electrical, plumbing or life safety systems of the Building or cause or result in Sublandlord being required by law to make additional alterations, additions or improvements to the Building or any portion thereof (unless Subtenant agrees in writing to pay for the same), and shall otherwise be done in compliance with all of the following:

          (a)  No such work shall proceed without Sublandlord's prior written approval not to be unreasonably withheld or delayed of (i) Subtenant's contractor(s); (ii) certificates of insurance from a company or companies approved by Sublandlord not to be unreasonably withheld or delayed, furnished to Sublandlord by Subtenant's contractor for combined single limit bodily injury and property damage insurance covering commercial general liability and automobile liability, in an amount not less than two million dollars ($2,000,000) per occurrence, endorsed to provide coverage for completed operations, product liability and broad form property damage liability, and endorsed to show Sublandlord as an additional insured, and for workers' compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Subtenant's contractor may have against Sublandlord; (iii) certificates of insurance from a company or companies approved by Sublandlord not to be unreasonably withheld or delayed, furnished to

  Sublandlord by Subtenant for "Builder's All Risk" insurance in an amount approved by Sublandlord not to be unreasonably withheld or delayed covering the construction of the improvements; and (iv) with respect to Alterations anticipated to cost in excess of $75,000, adequate financial assurances in form and substance reasonably requested by Sublandlord securing the lien free completion of the intended work.

          (b)  All such work shall be done strictly in accordance with detailed plans and specifications approved by Sublandlord (the "Final Plans") and otherwise in conformity with a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Sublandlord before the work is commenced, and with any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Sublandlord, being promptly replaced and corrected at Subtenant's expense. Provided the scope of such work is in accordance with the terms of Section 8.1, and Subtenant otherwise complies with the requirements of this Section 8.1, Sublandlord shall not unreasonably withhold its consent to Tenant's proposed work and the plans and specifications with respect thereto. Sublandlord's approval or consent to any such work shall not impose any liability upon the Sublandlord.

          (c)  Subtenant shall pay Sublandlord in connection with any such Alterations the actual, out-of-pocket construction management fees paid by Sublandlord to unrelated third party professionals for construction management services, and, if no such outside third party is so engaged, a competitive fee agreed upon between the parties to compensate Sublandlord for the administrative costs incurred and the Building services provided by Sublandlord in the supervision and coordination of the work. In addition to the foregoing, in all cases, Subtenant shall pay the hourly charge of the Building's engineer when performing services for the benefit of Tenant outside the ordinary duties and/or business hours of the engineer. The fees and charges provided in this subparagraph shall be applicable to Subtenant's Work undertaken in accordance with the Work Letter.

          (d)  Subtenant shall immediately reimburse Sublandlord for any out-of-pocket expense incurred by Sublandlord by reason of any faulty work done by Subtenant or Subtenant's contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

          (e)  Subtenant shall be responsible for any alterations, additions or improvements required by law to be made by Sublandlord to or in the Premises or the Building as a result of Subtenant's proposed Alterations:

          (f)    Subtenant or its contractors will in no event be allowed to make plumbing, mechanical or electrical improvements to the Premises or any structural modification to the Building, in each case without first obtaining Sublandlord's prior written consent, which consent Sublandlord can withhold in its sole and absolute discretion. Any Alterations affecting mechanical, electrical, HVAC or other systems of the Building shall be performed only by contractors designated by Sublandlord unless such systems are contained entirely within the Premises and do not in any way affect any Building systems outside the Premises.

          (g)  All work by Subtenant shall be scheduled through Sublandlord and shall be diligently and continuously pursued from the date of its commencement through its completion.

          (h)  Upon completion of any Alterations in or to the Premises by Subtenant, Subtenant shall, at its sole cost and expense, promptly provide Sublandlord with updated "record" drawings of all such alterations and improvements.

        8.2    Approved Subtenant Alterations.     Notwithstanding anything to the contrary in Section 8.1, the prior approval of Sublandlord shall not be required for the installation-of Approved Providing Parties Equipment (as that term is defined in Section 19.3 hereof) and the provisions of subparagraphs

(a)(iv), (b), (c), (g) and (h) shall be inapplicable to such work; provided, however, the foregoing waiver shall not release Subtenant from compliance with the remaining provisions of Section 83(a).

        8.3    Discharge of Liens.     Subtenant shall give written notice to Sublandlord of the date on which any construction requiring the prior written consent of Sublandlord will be commenced at least ten (10) days prior to such date. Subtenant shall keep the Premises and the Building free from mechanics', materialmen's and all other liens arising out of any work performed, labor supplied, materials famished or other obligations incurred by Subtenant. Sublandlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Sublandlord may deem to be proper for the protection of Sublandlord, the Premises and the Building from such liens. Subtenant shall promptly and fully pay and discharge all claims on which any such lien could be based, and in case of any such lien attaching or notice of any lien, Subtenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Sublease, in the event that such lien is not released and removed by bond or otherwise within ten (10) days after written notice of such lien is delivered by Sublandlord to Subtenant, Sublandlord may, without waiving its rights and remedies based upon such breach by Subtenant and without releasing Subtenant from any of its obligations, immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Sublandlord in connection with such lien shall be deemed additional rent under this Sublease and shall immediately be due and payable by Subtenant.

        8.4    Liens and Violations.     Subtenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Subtenant, or any person claiming through or under Subtenant, which shall be issued by the Building and Safety Department of the City of Los Angeles or any other public authority. Subtenant shall not utilize materials in Alterations (except with respect to Subtenant's Property) that are subject to security interests or liens. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any and all mechanics' liens, stop notices and other liens and encumbrances or claims of liens or encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Subtenant, or any person claiming through or under Subtenant, including security interests in any materials, fixtures or articles installed in the Premises; and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance, or claim of lien or encumbrance, its removal or any related action or proceeding.

        8.5    Subtenant's Specialty Equipment.     Subject to the terms of this Section 8.5, Sublandlord acknowledges that Subtenant's use of the Premises may require some or all of the following (the "Specialty Equipment"), all of which shall be subject to engineering review and approval:

          (a)  Subtenant shall have the right to use, without charge, other than as provided in this Section 8.5, any existing Liebert units within the Premises (and subject to Sublandlord's approval and necessary engineering review, additional Liebert units which may be available at the Building for Subtenant's use), in their "AS IS" condition, with all faults and without any representation or warranty by Sublandlord whatsoever. Subtenant assumes the risk of its use of the Liebert units and understands that Sublandlord shall have no liability or responsibility for any failure of such units at any time. Any use by Subtenant of the Liebert air conditioning system shall be separately metered. Subtenant shall pay all costs and expenses associated with the maintenance and operation of such units, including, as necessary, a usage charge (currently $54 per hour) for the supply of chilled water, which amount shall be adjusted to Subtenant's pro rata share of such charge (based on the number of tenants then requesting such usage at the time) if other subtenants on the Lower Level I, II or III of the Building also use such service at the same time it is used by Subtenant. The charge for providing chilled water shall be subject to adjustment based upon increases in Sublandlord's actual cost of providing such service.

          (b)  Subtenant shall have the right to install an independent, Subtenant controlled fire suppression system of FM 200 or newer technologies, at Subtenant's expense, with Sublandlord's approval which shall not be unreasonably withheld, conditioned or delayed, which will include access to Subtenant for exhaust louvers, shafts or risers necessary for the discharge of exhaust from the Premises from such system as well as Subtenant's air conditioning system. Subtenant will pay for all charges necessary to zone off and change the fire suppression system.

          (c)  Subtenant shall have the right to use, store and/or relocate, at Subtenant's sole cost and expense, the existing raised floor system in the Premises to accommodate Subtenant's telecommunications equipment.

          (d)  Subtenant may install, at its sole cost and expense, a 750 MCM copper insulated ground conductor, associated fittings and/or conduit that ties into the existing Building beam ground that terminates at the lowest point in the Building.

          (e)  Subtenant shall have the right to utilize the existing pre-action (i.e., "dry") fire suppression system, or to modify, existing wet sprinkler system components to create a pre-action system in all or selected parts of the Premises. Such system shall be in compliance with applicable standards and codes and shall be subject to reasonable Sublandlord and local governmental approvals. Any sprinklers not converted to a "pre-action" design shall remain of "wet" design.

          (f)    Subject to review and approval (not to be unreasonably withheld or delayed) of Subtenant's Final Plans for such installation, Subtenant may install non-permanently affixed equipment necessary for the operation of its telecommunications operations at the Premises.

          (g)  If necessary for Subtenant's business operations at the Premises and subject to review of Subtenant's Final Plans for such installation, Subtenant shall have the right to install within the Premises systems necessary to provide supplemental HVAC services to the Premises, utilizing chilled water. Subtenant shall pay all costs and expenses associated with the installation, use and operation of any supplemental HVAC equipment or system, including, without limitation, the costs of installing an extension of the chilled water loop to the Premises.

          (h)  Notwithstanding anything to the contrary herein, Subtenant acknowledges and agrees that installation, use and maintenance of the Specialty Equipment is subject to Sublandlord's engineering review and confirmation of compatibility with the operation of the Building from time to time and the operations, use and access rights of other tenants, subtenants and occupants of the Building. In addition, Subtenant agrees to comply with the terms of Article 8 and the Work Letter, as applicable to the installation of any Specialty Equipment.

ARTICLE 9
SUBLANDLORD'S AND SUBTENANT'S PROPERTY

        9.1    Sublandlord's Fixtures and Equipment.     All fixtures and improvements existing in the Premises as of the date of this Sublease, shall be and remain the property of Sublandlord and, unless otherwise agreed in writing by Sublandlord, shall not be removed by Subtenant and shall, upon expiration or earlier termination of the Sublease, remain a part of the Premises and the property of Sublandlord. Upon notice to Subtenant, Sublandlord may require Subtenant to remove all or any part of any non-standard fixtures (e.g., vaults, kitchens, raised floors (excluding raised floors existing as of the date the Premises are initially delivered to Subtenant), auditoriums, internal stairways) and any other Alterations which differ from those typically included within normal office use (excluding any other non-standard improvements which existed as of the date the Premises are initially delivered to Subtenant), installed by Subtenant, and any other Alterations, in which event Subtenant shall remove the foregoing from the Premises before the end of the Sublease Term at Subtenant's expense and shall repair and restore the Premises to its condition before such installation (ordinary wear and tear and insured casualty loss excepted), and repair any damage resulting from such removal. Sublandlord agrees to specify at the time of approval of any Alterations (including the initial improvements installed by Subtenant pursuant to the Work Letter) and/or the installation of any Specialty Equipment whether such Alterations and/or Specialty Equipment will be required to be removed at the end of the Sublease Term.

        9.2    Other Property and Equipment.     All telecommunications systems and related equipment and office equipment and other equipment or property, whether or not attached to or built into the Premises, that is installed in the Premises by or for the account of Subtenant or its customers, agents, vendees, subtenants (including Providing Parties) or service providers, and which can be removed without any significant damage to the Premises or the Building, and all furniture, furnishings and other articles of movable personal property owned by Subtenant (or leased from any person other than Sublandlord) and located in the Premises, including any Specialty Equipment installed by Subtenant (but excluding any Specialty Equipment existing in the Premises as of the date of this Sublease) (collectively, "Subtenant's Property") shall remain the property of Subtenant (or such other owner) and may be removed by Subtenant (or such other owner) at any time during the Sublease Term. If and to the extent significant damage is expected to result from the removal of Subtenant's Property, such property and equipment shall not be removed without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed so long as Subtenant agrees to repair, at Subtenant's sole cost and expense, all damage resulting from such removal. Subtenant shall repair, at its sole expense, any damage to the Premises or to the Building resulting from the installation or removal of Subtenant's Property.

        9.3    Removal at Termination.     Before the expiration of the Sublease Term, or immediately upon any earlier termination of this Sublease, Subtenant, at its sole expense, shall remove from the Premises all of Subtenant's Property (except such items as Sublandlord has expressly permitted, either at the time of installation or otherwise, to remain, which shall become the property of Sublandlord), including, without limitation, any and all telecommunications cabling, conduit, wiring and distribution frames, whether installed in the Building's riser system (as provided in Section 11.7) or anywhere in the Premises, including, without limitation, any such cabling and equipment installed under the raised floor of the Premises (the foregoing obligation shall apply notwithstanding any requirement in Section 9.1 above for Sublandlord to specify which Alterations shall be required to be removed by Subtenant at the end of the Term). Subtenant shall repair any damage to the Premises or the Building resulting from the installation or removal of Subtenant's Property or other fixtures or equipment from the Premises.

        9.4    Abandonment.     At Sublandlord's option, any items of Subtenant's Property that remain in the Premises after the expiration of the Sublease Term or any earlier termination of this Sublease shall be deemed abandoned and may be retained by Sublandlord (or successor in interest) as its property or disposed of, without accountability, in such manner as Sublandlord shall determine, and at Subtenant's expense.

        9.5    Taxes on Subtenant's Property and Non-Standard Subtenant Improvements.

          (a)    Subtenant's Property.     At least 10 days before delinquency, Subtenant shall pay all taxes levied or assessed upon any property, equipment, fixtures or improvements installed at the Premises after the date of this Sublease. If the assessed value of the Building, the Premises or property of Sublandlord is increased by the inclusion of a value placed upon property installed at the Premises after the date of this Sublease, Subtenant shall pay to Sublandlord, upon demand, as Additional Charges, the taxes levied against Sublandlord on account of the included value of such property.

          (b)    Subtenant Improvements.     Subtenant shall pay to Sublandlord, upon demand, as Additional Charges, the portion of all real estate taxes levied or assessed against Sublandlord with respect to improvements, property or equipment installed in the Premises, to the extent such levy or assessment is based upon a value determined to be in excess of Thirty Dollars ($30.00) per square foot of Rentable Area of the Premises. For the purposes of calculating the amount payable by Subtenant pursuant to this Section 9.5(b), the assessed value of improvements and equipment installed in the Premises shall be deemed to be equal to the cost of such improvements and equipment, including the cost of any Alterations performed pursuant to Section 8.1.

        9.6    Sublandlord Liens.     Sublandlord recognizes that Subtenant will be installing Subtenant's Property at the Premises, including telephone switching equipment and furniture, fixtures and equipment. Sublandlord further recognizes that Subtenant may, from time to time, finance and refinance certain items of Subtenant's Property. Accordingly, Sublandlord hereby (a) consents to the installation of Subtenant's Property subject to and in accordance with the terms of this Sublease; (b) waives, in favor of both Subtenant and any party providing financing to Subtenant for any purpose, any lien, interest, and or right of Sublandlord in and to Subtenant's Property, whether statutory or possessory, whether arising by statute or at common law, including but not limited to any Sublandlord's lien, and any right of execution, attachment, levy or to distraint for rent. Notwithstanding the foregoing, Sublandlord shall have no obligation or liability. to any holder of a lien with respect to Subtenant's Property or equipment except to the extent of any written agreement which may be entered into between Sublandlord and such lienholder. Upon request by Subtenant, Sublandlord agrees to execute such certificates and other documents in form reasonably satisfactory to Sublandlord as Subtenant's lenders may request in connection with any such financing. No lienholder shall be permitted access to the Premises or any other rights with respect to the Building unless set forth in a written agreement between such lienholder and Sublandlord. Further, Subtenant agrees to indemnify, defend and hold harmless Sublandlord from and against all liens which may be recorded against the Land, the Building or any portion thereof and the exercise of any remedies by any lienholder of Subtenant.

ARTICLE 10
REPAIRS AND MAINTENANCE

        10.1    Sublandlord's Obligations.     Sublandlord shall keep and maintain the Common Area, the Building's exterior walls, glass, roof and foundation, and the Building systems and facilities serving the Premises and the improvements included within the Base Building Definition (as that term is defined in the Work Letter) in proper working order, condition and repair (but specifically excluding any existing Liebert units utilized by Subtenant in accordance with Section 8.5(a), any Specialty Equipment and any other equipment installed by Subtenant or its agents, employees, vendees, subtenants, Providing Parties or service providers).

        10.2    Subtenant's Obligations.     Except for Sublandlord's obligations specifically set forth in Sections 10.1 and 13.1, Subtenant shall, at its expense, throughout the Sublease Term, take good care of the Premises, Subtenant's Property and all equipment and other property of Subtenant, its agents, employees, vendees, subtenants (including Providing Parties) or service providers located within the Premises from time to time. Except for Sublandlord's obligations under Section 10.1, Subtenant shall be responsible for all repairs, maintenance and replacements in and to the Premises, including any improvements installed by or for Subtenant or its agents, employees, vendees, subtenants (including Providing Parties) or service providers, and for all wall and floor coverings, all water fountains, sinks, sanitary and electrical fixtures and equipment in the Premises, ordinary wear and tear excepted. Subtenant shall be responsible for all maintenance and repairs, interior,4nd exterior, structural and non-structural, ordinary and extraordinary, of the Premises, the Building, and its facilities and systems, made necessary, in whole or in party, by: (a) the performance or existence of Alterations or other improvements performed by or for Subtenant or its agents, employees, vendees, subtenants (including

Providing Parties) or service providers; (b) the installation, use or operation of any equipment or property within the Premises; (c) the moving of any equipment or property in or out of the Building by Subtenant; or (d) any other act, omission, misuse or neglect of Subtenant or its officers, partners, employees, agents, contractors, vendees, customers or invitees, but only to the extent caused by such act, omission, misuse or neglect. All repairs in or to the Premises for which Subtenant is responsible shall be subject to the provisions of Article 8 regarding Alterations. Sublandlord may perform or cause to be performed, at Subtenant's expense, any other repairs to the Building and its facilities and systems for which Subtenant is responsible if Subtenant defaults in its obligation to so repair, following such notice and opportunity to cure as is provided in Section 16.1 hereof. Subtenant shall reimburse Sublandlord, as Additional Charges, for all reasonable, actual out-of-pocket costs of such repairs.

        10.3    Exculpation of Sublandlord for Repairs.     Except as otherwise expressly provided in this Sublease, Sublandlord shall have no liability to Subtenant, and Subtenant's covenants and obligations under this Sublease shall not be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Sublandlord making any maintenance, repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to the fixtures, equipment or appurtenances of the Building or the Premises which Sublandlord is required or permitted to make by this Sublease, or which are required by law, or which Sublandlord deems appropriate, excepting any actual (but not consequential) damages occurring during the performance of such maintenance, repair, alteration, addition or improvement to the extent caused by the gross negligence or willful misconduct of Sublandlord or its employees contractors, agents or partners. When practicable, Subtenant shall be given the reasonable opportunity to perform such work within the Premises in lieu of Sublandlord undertaking such work. Sublandlord shall have the right to erect scaffolding and barricades in the Building for purposes of such repairs, provided that such structures do not unreasonably impair access to and use of the Premises. Subtenant waives any rights it may have under California Civil Code Sections 1941 and 1942, and any other provisions of law now or hereafter in force, regarding the duties of a lessor to repair leased premises or the rights of lessees to make repairs if the lessor fails to do so. Sublandlord agrees that it will not (except in the event of an emergency or a force majeure event) intentionally and knowingly take any action to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems and/or utilities services of the Premises, or the Building. If Sublandlord becomes aware of the need for work which will affect services, Sublandlord shall exercise commercially reasonable efforts to meet with Subtenant in advance to advise Subtenant of the necessary work or other event so that Subtenant may devise a procedure to minimize the interruption to Subtenant's use, possession and occupancy of the Premises for the purpose of conducting its business.

        10.4    Notice.     Promptly upon becoming aware of any such matter, Subtenant shall give prompt written notice to Sublandlord of. (a) any occurrence in or about the Premises for which Sublandlord might be liable; (b) any fire or other casualty in the Premises; (c) any damage to or defect in the Premises, including fixtures, for the repair of which Sublandlord might be responsible; and (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, HVAC, elevator, fire warning or other systems located in or passing through the Premises.

ARTICLE 11
UTILITIES AND SERVICES

        11.1    Basic Utilities and Services.

        (a)  Subject to the availability of utilities and services on a 24 hour basis as described in this Sublease, Sublandlord shall furnish to the Premises (as an expense included in Costs of Operation): (a) during "Building Hours," which are from 7:00 a.m. to 7:00 p.m. Monday through Friday and from 9:00 a.m. to 2:00 p.m. Saturday, except New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and other holidays generally observed in the City of Los Angeles by the closing of businesses (each a "Holiday"), and subject to the Rules and Regulations: (i) heating, air conditioning and ventilation ("HVAC") in accordance with the Base Building Definition attached as Schedule 1 to the Work Letter ("Base Building Definition"); and (ii) non-exclusive freight and passenger elevator service included within the Base Building Definition, and (b) 24 hours a day, every day of the year, (i) access to electricity with a capacity described in this Section 11.1, and (ii) hot and cold water in amounts required for normal lavatory, cleaning and drinking purposes (including water for coffee machines) and (c) unless Subtenant elects to provide such service as hereinafter provided, janitorial services on business days (excluding those areas of the Premises in which Subtenant keeps its Specialty Equipment) in a manner consistent with such services as provided in Comparable Buildings.

        (b)  The cost of janitorial services provided by Sublandlord, if any, shall be reimbursed by Subtenant to Sublandlord as additional rent; provided, however, Subtenant's cost shall be adjusted to reflect Subtenant's pro rata share of such cost (based on the Rentable Area of the Premises, exclusive of Subtenant's technical and equipment areas, and the Rentable Area of the premises to which Sublandlord is providing janitorial services). The foregoing charge shall be in addition to any costs for Common Area janitorial services included as part of Costs of Operation.

        (c)  The Premises shall be separately metered or submetered (including through an "e-mon" metering system) at Subtenant's cost, and Subtenant shall pay the cost of all electricity utilized by Subtenant in the Premises to Sublandlord as additional rent. Subtenant hereby assumes all responsibility for maintenance of the utility meters (or submeters) for the Premises. The electrical service available to the Premises shall be from the existing electrical closet serving the Premises with a capacity of not less than 300 amps, 480 volt, phase alternating current. In addition to the foregoing, subject to engineering review, at the sole cost and expense of Subtenant, Sublandlord shall provide Tenant with access to not less than 1,000 amps, 480 volt, 3-phase alternating current service for Subtenant's equipment (including any existing Building Liebert units) in the Premises.

        11.2    Additional Subtenant Use.     Subject to the availability of utilities and services on a 24 hour basis as described in this Sublease, Sublandlord shall provide HVAC and freight elevator service at other than Building Hours by arrangement with Sublandlord, at Sublandlord's customary charges for such overtime use (which, for after hours HVAC, is currently charged at $37.00 per hour) for Building standard "comfort" HVAC to the office area portions of the Premises. The cost of Subtenant's after hours "comfort" HVAC services, shall not be subject to adjustment based on the use by other tenants of such HVAC services during non-Building hours. Subtenant shall pay all charges associated with the use of the Liebert air conditioning units described in Section 11.10(b) below, including without limitation, the after-hours cost of chilled water services necessary for the operation of such units (which hourly charge is currently $54.00 per hour). To the extent other subtenants occupying premises on the lower levels of the Building also request after-hours chilled water services, Subtenant's after-hours chilled water cost shall be adjusted to reflect Subtenant's pro rata share (based on the Rentable Area of the premises occupied by the number of tenants then requesting such service) of such cost. Notwithstanding the foregoing Subtenant's use and access rights as described herein shall be subject to emergency shutdowns and the annual power shutdown and inspection (conducted in conjunction with the Los Angeles Fire Department), on one weekend per year (as determined by Sublandlord) or more frequently if required by applicable laws, rules or regulations, it being agreed that Sublandlord's managing agent shall use its commercially reasonable efforts to notify Subtenant prior to any scheduled shutdown of the Building's power which Sublandlord or its managing agent schedules or of which it receives reasonable advance notice. Without Sublandlord's prior written consent, Subtenant shall not use any apparatus or device in the Premises designed to operate on electrical current in excess of the capacity provided in the Base Building Definition, except as specifically set forth in this Sublease. Sublandlord may impose a reasonable charge for the use by Subtenant of (a) freight elevators at any time other than during Building Hours; (b) HVAC or water in amounts exceeding the amounts

Sublandlord has undertaken to` provide in Section 11.1 ("Excess Services"), it being agreed that Sublandlord may audit (including by consultant, survey, and/or through installation of meters) Subtenant's consumption of utilities for such purpose, which audits and metering shall be at Subtenant's expense unless they disclose that Subtenant is not in fact using Excess Services; and (c) any additional or unusual janitorial or cleaning services in the Premises made necessary by reason of (i) nonstandard tenant improvements in the Premises (such as a large number of glass partitions or other glass surfaces in the interior of the Premises), (ii) the carelessness of Subtenant or its employees, or (iii) the manner in which Subtenant's business is conducted. Sublandlord shall not be required to provide janitorial services for any portions of the Premises which differ from normal office uses, including portions utilized for preparing or consuming food or beverages, storage, offset printing, equipment rooms or lavatories.

        11.3    Temperature Maintenance.     Sublandlord makes no representation with respect to, and shall have no liability in connection with, the adequacy or fitness of the HVAC systems to operate in a manner which is inconsistent with the Base Building Definition. If the temperature otherwise maintained in any portion of the Building by the HVAC systems is affected as a result of any lights, machines, equipment, occupancy, or electrical load in or with respect to the Premises other than in accordance with the Base Building Definition, or as otherwise approved by Sublandlord. Sublandlord shall have the right, but not the obligation, to install any machinery and equipment which Sublandlord reasonably deems necessary to maintain or restore temperature balance, including modifications to the standard HVAC equipment. The cost of any such additional machinery or equipment, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Subtenant as Additional Charges.

        11.4    Exculpation of Sublandlord for Utilities.     Except as specifically provided in this Sublease to the contrary, Sublandlord shall not be liable for any failure to furnish any services or utilities when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, water, electricity, labor or other supplies or for any other condition (including any governmental energy conservation program unless resulting from the gross negligence or willful misconduct of Sublandlord), and Subtenant shall not be entitled to any damages nor shall such failure abate or suspend Subtenant's obligation to pay the Rents or constitute or be construed as a constructive or other eviction of Subtenant. If any governmental entity promulgates or revises any law, or issues guidelines or mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions or the provision of any other utility or service furnished by Sublandlord in the Building, Sublandlord may, in its sole discretion, take any appropriate action to comply with such provisions of law, guidelines or mandatory controls, including the making of alterations to the Building. Except as specifically provided in this Sublease, neither Sublandlord's actions nor its failure to act shall entitle Subtenant to any damages, abate or suspend Subtenant's obligation to pay the Rents or constitute or be construed as a constructive or other eviction of Subtenant.

        11.5    Access.     Sublandlord, its cleaning contractor and their employees shall have access to the Premises after 5:30 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises; provided, however, that the cleaning contractor and their employees shall not have access to Subtenant's technical equipment areas and Sublandlord shall not provide janitorial services with respect to said areas.

        11.6    Building Security.     Sublandlord (or its property manager), as part of the Costs of Operation, shall provide uniformed ground floor patrol services for the Building and at the entrance to the Parking Garage. Notwithstanding Sublandlord's obligation to provide uniformed patrol services for the Building, Sublandlord shall be in no event obligated to provide armed guards at the Building. Subtenant acknowledges that Sublandlord's patrol service is not a security service. It is further acknowledged and agreed that Sublandlord makes no representation or warranty to Subtenant as to the protection which may be provided by Sublandlord's patrol measures to Subtenant's employees or visitors, and Sublandlord shall not be responsible for any criminal acts which may be committed within the Common Areas or at or around the Premises, the Building, or the Parking Garage. Subject to the requirements of the Work Letter and the terms of Section 8 (Alterations), if applicable, Subtenant shall be permitted at its sole expense, to install its own security system (such as a card key system) and may retain supplemental security services for its Premises (but in no event shall such supplemental security services consist of armed guards), so long as such systems and services are compatible with Sublandlord's security measures for the Building. If Subtenant elects to employ any of its own security measures, Sublandlord and Subtenant agree to use reasonable efforts to coordinate their respective security functions and shall cooperate to develop procedures to implement their respective procedures in an efficient and effective manner. In addition, Subtenant shall provide to Sublandlord and/or the Building Manager all current access codes and key cards necessary to gain access to the Premises. Subtenant assumes responsibility for (i) keeping the Premises reasonably secure, and (ii) locking the doors in and to the Premises. Any damage to Subtenant's property or the Premises resulting from neglect shall be paid for by Subtenant, subject to Subtenant's right to collect insurance proceeds and proceed against third parties. All property belonging to Subtenant or any person in the Premises shall be there at the sole risk of the Subtenant or such other person only, and Sublandlord and its agents and employees shall not be liable for theft or misappropriation, except to the extent resulting from the gross negligence or willful misconduct of Sublandlord or its agents, employees or contractors.

        11.7    Telecommunications Services.

        (a)  Sublandlord shall provide and maintain, at no expense to Subtenant (other than as an item of Costs of Operation), telephone riser space in the Building core adequate to accommodate the telecommunications needs of general office tenants, and lines and conduit in Building risers and horizontal pathways ("Pathways") that provide a continuous connection of intrabuilding telecommunications cabling from a minimum point of entry into the Building for telecommunications wiring, to the intermediate distribution frame (the "IDF") located on the floor of the Premises, and to the main telephone distribution frame located in the ground or basement level floors of the Building; provided, however, except as otherwise provided in the Work Letter, Sublandlord shall have no obligation (and Subtenant shall have no right) to increase the capacity of the existing telecommunications riser and distribution facilities and/or cabling in the Building. Except as otherwise provided in the Work Letter, Subtenant shall not alter, modify, add to or disturb any telecommunications wiring, cabling or distribution frames in any portion of the Building outside the Premises without Sublandlord's prior written consent not to be unreasonably withheld or delayed. Subject to such reasonable rules and regulations as may be adopted by Sublandlord for uniform application to all tenants in the Building, Sublandlord shall permit Subtenant reasonable access to IDF and the Pathways for the purpose of installing telecommunications wiring and cabling, on a space available basis, in connection with the Permitted Use; provided, however, only Sublandlord and/or Sublandlord's engineers and/or engineers approved by Sublandlord are authorized to install and/or connect additional telecommunication lines (including, voice, data, video, cable and other) in any area of the Building outside Subtenant's Premises, and such work shall be at Subtenant's expense. Subtenant shall maintain and. repair all telecommunications cabling and wiring within or exclusively serving the Premises. Subtenant shall be liable to Sublandlord for any damage to the telecommunications cabling and wiring in the Building due to the act (negligent or otherwise) of Subtenant or any employee, agent or contractor of Subtenant. Sublandlord makes no representation to Subtenant regarding the condition, security, availability or suitability for Subtenant's purposes of existing intrabuilding network cabling or any telecommunications services presently located within the Building, "and Subtenant hereby waives any claim against Sublandlord for any damages if Subtenant's telecommunications services are in any way interrupted, damaged or otherwise interfered with, except to the extent caused by the gross negligence or willful or criminal misconduct of Sublandlord, its agents or employees, provided that in no event shall any such interruption, damage or interference entitle Subtenant to any consequential damages (including damages for loss of business) or relieve Subtenant of any of its obligations under this Sublease. Sublandlord reserves the right to limit the number of local exchange carriers and competitive alternative telecommunications providers (collectively "TSPs") having access to the Building's riser system and infrastructure.

        (b)  Sublandlord covenants to provide for Subtenant's use the right to utilize up to 1 1/2 inches in one or more of the existing sleeves in the Building's telecommunications riser, in a location determined by Sublandlord, and reasonably acceptable to Subtenant, for the use of Subtenant's telecommunications cabling.

        (c)  Sublandlord shall require that all parties installing or using telecommunications or other equipment generating electromagnetic fields operate such equipment within the technical parameters of the manufacturer of such equipment. Subject to the foregoing, Subtenant acknowledges and agrees that Sublandlord shall have no obligation to ensure that other parties do not interfere with Subtenant's business operations or communication services or install, maintain and operate any equipment in accordance with Federal Communications Commission's rules, and Sublandlord shall have no liability for interference resulting from actions or operations of others. Sublandlord will non-discriminatorily enforce Building Rules and Regulations and the terms of Subleases only with respect to normal office building uses and not with respect to issues of interference with communication uses. Subtenant shall be and remain responsible for preventing and guarding against interference with other uses and operations in the Building and agrees to indemnify, defend and hold harmless Sublandlord from and against any and all claims, losses, liabilities or causes of action brought against Sublandlord by reason of any actual interference arising out of the use of the Premises by Sublandlord or any Providing Parties. Without limiting the foregoing, Subtenant acknowledges and agrees that Sublandlord shall have no obligation to become involved in disputes or disagreements which may arise between or among various telecommunications providers regarding interference or other issues. If a dispute arises between Subtenant and another telecommunications provider, Subtenant may request that such other user meet with Subtenant to resolve such dispute in a manner consistent with prevailing industry standards and customs and all costs of such dispute resolution proceedings shall be paid by Subtenant and Sublandlord shall have no liability or responsibility with respect thereto.

        11.8    Emergency Back-Up Power.     The Premises shall be served by the Building's emergency/back-up diesel generators with a capacity as provided in the Base Building Definition; provided, however, Sublandlord makes no representation or warranty regarding the capability or availability of the generator system at any time. Subtenant shall pay all costs associated with the Building's emergency/back-up generator system (including, without limitation, fuel costs) as an item of Costs of Operation.

        11.9    Subtenant's Right to Retain Janitorial Services.     Subtenant shall have the right, at Subtenant's expense, upon not less than 30 days' prior written notice to Sublandlord, to retain a reputable janitorial service contractor to perform janitorial services for the Premises. In the event Subtenant shall so notify Sublandlord, Sublandlord shall have no further obligation to provide janitorial services to the Premises after the effective date of commencement of the service retained by Subtenant. Sublandlord and Subtenant shall coordinate all janitorial services to avoid duplication of services, improper charges, disagreements between service contractors and to ensure that the Building and the Premises will be maintained in accordance with the standards of Comparable Buildings. If Subtenant elects to provide its own janitorial services, all storage of cleaning supplies and equipment for such janitorial service shall be within the Premises in compliance with all applicable laws, rules and regulations.

ARTICLE 12
RIGHTS OF SUBLANDLORD

        12.1    Reservation from Premises.     Sublandlord reserves from the Premises leased hereunder all of the Building, including, without limitation, the roof, exterior Building walls, core corridor walls and doors, any terraces or roofs adjacent to the Premises, the space between hung ceilings and the slab above and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric, telephones or other utilities, sinks or other Building facilities, and their use, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair of the Premises or the Building. Sublandlord reserves the right, and Subtenant shall permit Sublandlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises; provided that any such pipes, ducts and conduits shall not materially interfere with or adversely affect the conduct of business by Subtenant for the Permitted Use in the Premises and Sublandlord shall disguise, conceal or camouflage the pipes, ducts and conduits not placed in the plenum area above any hung ceiling; and provided further that Sublandlord shall not install any water, sewage or drainage pipes over the technical equipment area of the Premises.

        12.2    Entry by Sublandlord.     Following reasonable advance notice, Sublandlord and its agents shall have the right to enter or pass through the Premises at reasonable times upon reasonable advance notice and when accompanied by a representative of Subtenant, and in the case of emergency, without such notice and accompanying representative: (a) to examine the Premises, and (b) to make repairs, alterations, additions and improvements in the Premises, the Building or Building facilities and equipment. In exercising its rights under this Section 12.2, Sublandlord shall take reasonable measures (without requiring the use of overtime or premium pay labor except at Subtenant's expense). to avoid unnecessary interference with Subtenant's use and occupancy of the Premises or the conduct of business n the Premises by Subtenant for the Permitted Use. Sublandlord shall have a pass key to the Premises and upon reasonable advance notice and when accompanied by a representative of Subtenant, shall be allowed to bring materials and equipment into the Premises as required in connection with repairs, alterations, additions and improvements, without any liability to Subtenant and without any reduction of Subtenant's covenants and obligations.

        12.3    Temporary Obstructions of Light or View; Closures.     If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, or if any part of the Building other than the Premises is temporarily or permanently closed or inoperable, the same shall be without liability to Sublandlord and without any reduction or diminution of Subtenant's obligations under this Sublease.

        12.4    Exhibiting the Premises.     Sublandlord and its agents may exhibit the Premises to prospective purchasers and lenders of the Building and prospective tenants (during the last six (6) months of the Sublease Term) and. occupants during normal business hours, on reasonable advance notice to Subtenant, which may be oral.

        12.5    Building Name and Address.     Subject to Subtenant's signage rights under Article 27, Sublandlord reserves the right at any time, without prior notice to Subtenant, to change the Building's name or address, and Sublandlord shall have no liability to Subtenant for any cost or inconvenience occasioned thereby.

        12.6    Alterations of Building.     Sublandlord reserves the right, at any time, but upon prior written notice to Subtenant, without incurring any liability to Subtenant therefor and without affecting or reducing any of Subtenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building and its respective systems and equipment (including street entrances, doors, halls, passages, elevators, escalators stairways, and other public parts of the Building), as Sublandlord shall deem necessary or desirable. However, Sublandlord shall not exercise its rights under this Section 12.6 in a manner that would materially interfere with Subtenant's use of or access to the Premises.

        12.7    Other Rights.     The enumeration of rights of Sublandlord in this Article 12 is not all inclusive, and shall not be construed to preclude or limit other rights reserved to Sublandlord by this Sublease or by law.

ARTICLE 13
DAMAGE OR DESTRUCTION

        13.1    Restoration.     If the Building or the Premises is damaged or destroyed by fire or other casualty, and if this Sublease is not terminated as provided in this Article 13, Sublandlord shall repair the damage and restore or rebuild the Building or the Premises (except for Subtenant's Property, but including fixtures to the extent Sublandlord receives insurance proceeds or funds from Subtenant sufficient to complete repair, restoration or rebuilding of the fixtures), after notice to Sublandlord of the damage or destruction and the collection of substantially all of the insurance proceeds receivable on account of the casualty, provided that in no event shall Sublandlord be required to expend on such repair, rebuilding or restoration amounts in excess of the total insurance proceeds collected on account of the casualty. Notwithstanding the foregoing Sublandlord shall have no obligation to so repair, restore or rebuild Subtenant's Property, which shall be the sole responsibility of Subtenant. Proceeds of insurance policies providing coverage of fixtures (other than Subtenant's Property and any Specialty Equipment installed by Subtenant) shall be paid directly to Sublandlord.

        13.2    Rent Abatement.     Subject to Section 13.3, if the Premises shall be damaged or destroyed or rendered completely or partially untenantable by fire or other casualty, or if damage to the Building by fire or casualty deprives Subtenant of reasonable access to or use of the Premises for two (2) consecutive business days, the Basic Rent shall be abated or reduced, as the case may be, in the proportion that the Rentable Area of the untenantable portion for conducting of Subtenant's business operations of the Premises bears to the total Rentable Area of the Premises, for the period from the date of the damage or destruction to the date that any damage to the Premises (exclusive of Subtenant's Property) has been substantially repaired except for minor incorrect or incomplete details of construction, mechanical adjustment or decoration which do not materially interfere with Subtenant's use of the Premises and Subtenant has reasonable access to the Premises; provided, however, that if in Sublandlord's reasonable judgment such repairs would have been substantially completed at an earlier date but for Subtenant having failed to cooperate reasonably with Sublandlord in effecting such repair, or if Subtenant reoccupies all or part of the untenantable portion of the Premises for the conduct of its business prior to the date that repairs are substantially completed, then the Premises shall be deemed to have been substantially repaired on such earlier date and any reduction or abatement of Basic Rent shall cease as of such earlier date.

        13.3    Exception to Abatement.     Subtenant shall not receive any abatement or reduction of Basic Rent if the Premises are untenantable due to damage or loss of access for a period of four (4) business days, or if by reason of some act or omission on the part of Subtenant, its subtenant or assignee, or its or their partners, directors, officers, servants, employees, agents or contractors, either: (i) Sublandlord (or any successor in interest to Sublandlord) is unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) for damage or destruction of the Premises or the Building by fire or other casualty; or (ii) the Premises or the Building was damaged or destroyed or rendered completely or partially untenantable due to fire or other casualty and the loss of Basic Rent is not covered by Sublandlord's rental loss insurance. Collection of rent by Sublandlord under the circumstances described in Section 13.3 shall not preclude Sublandlord from seeking damages from Subtenant or exercising other remedies it may have under this Sublease or under law.

        13.4    Election to Terminate.

        (a)    Sublandlord's Election to Terminate.     If: (i) the Building or the Premises is totally destroyed by fire or other casualty; or (ii) the Building is so damaged (whether or not the Premises are damaged or destroyed) that its repair or restoration requires the expenditure (as reasonably estimated by a reputable independent contractor or architect designated by Sublandlord) of more than 20% of the full replacement cost of the Building immediately before the casualty; or (iii) less than two years remains in the Sublease Term at the time of the fire or other casualty and the time necessary to rebuild or repair the Building, in the opinion of a reputable contractor, would exceed ninety (90) days; or (iv) Sublandlord would be required under Section 13.2 to abate or reduce the Basic Rent for a period in excess of nine (9) months if rebuilding or repairs were undertaken, then, in any of such cases, Sublandlord may terminate this Sublease (and the leases of all other similarly situated tenants) by giving Subtenant notice to such effect within ninety (90) days after the date of the casualty. This Sublease shall terminate on the date specified in Sublandlord's notice.

        (b)    Subtenant's Election to Terminate.     If the Building or the Premises is destroyed or damaged by fire or other casualty such that Subtenant is deprived of access to the Premises or the use and occupancy thereof in substantially the same manner then being used by Subtenant, and a reputable independent contractor or architect designated by Sublandlord ("Sublandlord's Architect or Contractor") reasonably estimates in a notice provided to Subtenant by Sublandlord within sixty (60) days after the casualty that the Building or the Premises is damaged to such an extent that Subtenant will be deprived of access to the Premises or use and occupancy of the Premises in substantially the same manner then being used. by Subtenant for a period in excess of 180 days from the date of the casualty, then Subtenant may terminate this Sublease by giving Sublandlord notice within thirty (30) days after delivery of such contractor's or architect's estimate, whereupon this Sublease shall terminate as of the earlier of such future date as is specified in Subtenant's notice or thirty (30) days from the date of Subtenant's notice. If the Building or the Premises is destroyed or damaged by fire or other casualty and Sublandlord's Architect or Contractor has estimated (in a notice delivered to Subtenant pursuant to the previous sentence) that Subtenant will be deprived of access to the Premises or use and occupancy of the Premises in substantially the same manner then being used by Subtenant for a period of 180 days or less, but the Premises and access thereto and the use and occupancy thereof are not actually restored within 180 days from the date (the "Untenantability Date") that Subtenant is first deprived of such access or use and occupancy due to such casualty (the "Outside Date"), Subtenant may terminate this Sublease as of the Untenantability Date by giving Sublandlord notice within thirty (30) days after the Outside Date.

        13.5    Business Interruption.     Subtenant shall not be entitled to terminate this Sublease, and no damages, compensation or claim shall be payable by Sublandlord, for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. Sublandlord shall exert reasonable efforts to make such repair or restoration promptly and in such manner as not to interfere unreasonably with Subtenant's use and occupancy of the Premises, but Sublandlord shall have no obligation to perform such work on an overtime or premium-pay basis.

        13.6    Subtenant's Property.     Sublandlord shall not be obligated to repair any damage to or replace Subtenant's Property and Subtenant shall restore and repair Subtenant's Property with reasonable dispatch after the repair of the Premises and shall look solely to its insurance for recovery of any damage to or loss of Subtenant's Property.

        13.7    Waiver.     Subtenant waives the application of California Civil Code Sections 1932 and 1933, and any other law of similar import, now or hereafter in force, to any case of damage to or destruction of the Building or the Premises by fire or other casualty, or to a taking of all or part of the Building or the Premises subject to the provisions of Article 14 below.

ARTICLE 14
EMINENT DOMAIN

        14.1    Complete Taking.     If the whole of the Building or the Premises is taken by condemnation, sale in lieu of condemnation, or in any other manner for any public or quasi-public use or purpose ("Eminent Domain"), this Sublease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking or the date that the condemning or purchasing authority takes possession, whichever is earlier ("Date of the Taking"), and the Rents shall be prorated and adjusted as of such date.

        14.2    Partial Taking.     If only part of the Building or the Land is taken by Eminent Domain, this Sublease shall be unaffected by such taking, except that: (a) if Sublandlord in the exercise of its good faith business judgment determines that it would be economically impractical to operate the portion of the Building remaining after the taking, Sublandlord may, at its option, terminate this Sublease by giving Subtenant notice to that effect within ninety (90) days after the Date of the Taking (as defined in Section 141) and (b) if ten percent (10%) or more of the Premises (other than that used for general office use) shall be so taken and the remaining area of the Premises shall not be reasonably adequate for Subtenant to continue operation of its business as it is then being conducted, Subtenant may terminate this Sublease by giving Sublandlord notice to that effect within ninety (90) days after the Date of the Taking. This Sublease shall terminate as of the date that such termination notice from Sublandlord or Subtenant is given, and the Rents shall be prorated and adjusted as of such termination date. Upon a partial taking of the Building, where this Sublease continues in force as to less than all of the Premises, Subtenant shall be entitled to an adjustment in the Basic Rent, and in Subtenant's Share, as provided in. Section 28(b).

        14.3    Award.     Sublandlord shall be entitled to receive the entire award or payment in connection with any taking of the Premises, without deduction for any estate vested in Subtenant by this Sublease. Subtenant expressly assigns to Sublandlord all of its right, title and interest in and to every such award or payment. Subtenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Subtenant's Property, interruption of its business, moving expenses or any other actual costs provided that Subtenant's claim does not adversely affect Sublandlord's award or interfere with Sublandlord's prosecution of its claim for the taking, except to the extent related to Subtenant's Property. If Subtenant intervenes in a condemnation proceeding in which Sublandlord is a party, Sublandlord and Sublandlord's counsel shall manage and control the proceeding for the claimants.

        14.4    Temporary Taking.     If, all or any portion of the Premises is taken by Eminent Domain for a limited period of time, this Sublease shall remain in full force and effect and Subtenant shall continue to perform all of the terms, conditions and covenants of this Sublease, except with abatement of Rents to the extent Subtenant's business operations are actually prevented or materially impaired. If such temporary taking entirely prevents the use of the Premises for Subtenant's business operation continues for more than 90 days, Subtenant shall have the right to terminate this Sublease upon thirty (30) days' written notice to Sublandlord. Subtenant shall be entitled to receive that portion of the award which is made for any such temporary taking of the Premises attributable to any period within the term of this Sublease and for any damage to Subtenant's Property. Sublandlord shall be entitled to receive that portion of the award which is made for any such temporary taking of the Premises attributable to the period after the expiration of the term of this Sublease or which is allocable to the Building, other than the Premises, or to the cost of restoration of the Premises or which is made for any other purpose. If any such temporary taking terminates before the expiration of the term of this Sublease, Subtenant shall restore the Premises as nearly as possible to their condition before the taking, at Subtenant's sole cost and, expense; provided that Subtenant shall receive the portion of the award attributable to such restoration.

ARTICLE 15
SURRENDER OF PREMISES

        15.1    Surrender.     On the last day of the Sublease Term, or upon any earlier termination of this Sublease, or upon any reentry by Sublandlord upon the Premises, Subtenant shall quit and surrender the Premises to Sublandlord "broom-clean" and in good order, condition and repair, excepting ordinary wear and tear and any damage or destruction caused by fire or other casualty that Subtenant is not obligated by this Sublease to repair. As provided in Section 9.3, Subtenant shall remove all of Subtenant's Property from the Premises and shall also remove any non-standard fixtures or equipment installed by Subtenant in accordance with the terms of Article 8 of this Sublease. Upon expiration of the Sublease Term or earlier termination of this Sublease, all of Subtenant's right, title and interest in the Premises or the Building, including any possessory interest, shall cease.

        15.2    Acceptance of Surrender.     Before expiration of the Sublease Term, or earlier termination of this Sublease in accordance with its terms, no act or thing done by Sublandlord or its agents shall be deemed an acceptance of surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Sublandlord.

        15.3    No Merger.     The surrender of this Sublease by Subtenant or the termination of this Sublease before expiration of the Sublease Term shall not constitute a merger, and at the option of Sublandlord shall operate as an assignment to Sublandlord of any subleases of the Premises.

        15.4    No Holding Over.     There shall be no holding over by Subtenant after expiration of the Sublease Term and the failure by Subtenant to deliver possession of the Premises to Sublandlord shall be an unlawful detainer. If Subtenant holds over, Subtenant shall pay to Sublandlord per month for the use of the Premises an amount equal 150% of the Rents due for the last month during the Sublease Term occurring before such hold over. In addition to such amounts, Subtenant shall be responsible for all other costs, losses, damages and expenses (which need not be asserted in a summary eviction proceeding or action brought by Sublandlord against Subtenant but may be asserted in a separate proceeding or action by Sublandlord) arising from such hold over. Notwithstanding anything to the contrary herein, Subtenant acknowledges that the term of this Sublease and all rights of Subtenant hereunder shall automatically terminate upon termination of a Superior Sublease, and Subtenant acknowledges that it must vacate and surrender the Premises in the condition required under the terms of this Sublease by no later than February 27, 2009. Subtenant agrees to indemnify, defend and hold Sublandlord harmless from and against all claims, liabilities, losses, costs and expenses under the terms of any Superior Leases or otherwise (which may include, without limitation, the entire amount of all rent and other charges under the Superior Leases following February 27, 2009) by reason of Subtenant's failure to vacate and surrender the Premises by February 27, 2009 in accordance with the terms and conditions of this Sublease.

ARTICLE 16
DEFAULT BY SUBTENANT

        16.1    Default.     The occurrence of any of the following shall constitute a material default and breach of this Sublease by Subtenant:

          (a)  Any failure by Subtenant to pay Basic Rent or Additional Charges when due, where such failure continues for five (5) business days after delivery of written notice of such failure by Sublandlord to Subtenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure or any successor or similar law;

          (b)  The abandonment of the Premises by Subtenant;

          (c)  The failure of Subtenant to observe and perform its obligations under Sections 7.2, 73, 7.5 where such failure continues for more than two (2) business days after written notice from Sublandlord.

          (d)  The failure by Subtenant to observe and perform any provision of this Sublease to be observed or performed by Subtenant, if such failure is not expressly described in this Section 16.1 or elsewhere in this Sublease as a default hereunder and if such failure continues for fifteen (15) days after written notice by Sublandlord to Subtenant; provide d, however, that if the nature of such default is such that it cannot reasonably be cured within such 15 day period, Subtenant shall not be deemed to be in default under this Section 16.1(d) if Subtenant within that period commences to cure the default and thereafter diligently proceeds to completion within a reasonable time, not to exceed 90 days after Sublandlord's notice;

          (e)  The making by Subtenant, or by any guarantor of any of Subtenant's obligations hereunder, of a general assignment for the benefit of creditors; the commencement by Subtenant of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or for the appointment of a receiver for, or the seizure or takeover by any governmental agency of, it or all or any substantial part of its property (collectively, an "Insolvency Proceeding"); the commencement of any Insolvency Proceeding against Subtenant, unless such Insolvency Proceeding is contested (and such contest is diligently pursued) and such Insolvency Proceeding is discharged or dismissed within sixty (60) days after the date filed or commenced; a trustee or receiver shall be appointed to take possession of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, unless possession is restored to Subtenant within thirty (30) days; or substantially all of Subtenant's assets located at the Premises or Subtenant's interest in this Sublease shall be attached or judicially seized, unless such attachment or seizure is discharged within 30 days;

          (f)    The failure by Subtenant to observe or perform according to the provisions of the Work Letter or Article 8 (Alterations) or Section 6.2 (Prohibited Uses), if such failure continues for more than forty-eight (48) hours after notice from Sublandlord;

          (g)  The hypothecation or assignment of this Sublease or subletting of the Premises, or any attempt at any such actions, in violation of Article 19 shall be deemed an immediate default upon notice to Subtenant and shall not be curable; and

          (h)  The failure of Subtenant to comply fully and timely with the provisions set forth in Article 5 hereof shall be deemed an immediate default upon notice to Subtenant and shall not be curable.

        16.2    Termination of Sublease.     In the event of any such default by Subtenant which continues beyond any applicable notice and agreed cure period, then in addition to any other remedies available to Sublandlord at law or in equity, Sublandlord shall have the immediate option to terminate this Sublease and all rights of Subtenant hereunder by giving Subtenant a notice of termination. If Sublandlord elects so to terminate this Sublease, then Sublandlord may recover from Subtenant: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Subtenant proves could have been reasonably avoided; plus (e) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Sublandlord for all of the detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom. As used in clauses (a) and (b) above, the "worth at the time of award" is computed by allowing interest from the date of termination until the time of award at the maximum rate allowable under applicable law, or, if no such maximum rate applies, at the rate of 10% per annum. As used in clause (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. In addition, Sublandlord shall also have the option to maintain Subtenant's right to possession, in which case this Sublease will continue in effect whether or not Subtenant has vacated or abandoned the Premises. Sublandlord shall be entitled to enforce all Sublandlord's rights and remedies under this Sublease, including, without limitation, the right to recover Rent as it becomes due. Sublandlord has the remedy set forth in California Civil Code Section 1951.4 (Sublandlord may continue this Sublease in effect after Subtenant's breach and abandonment and recover rent as it becomes due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations). Further, in addition to and independent of any of Sublandlord's other rights and remedies upon a default by Subtenant hereunder, if Sublandlord elects to terminate this Sublease by reason of a default by Subtenant hereunder, Subtenant shall also be obligated to pay to Sublandlord a fee equal to the unamortized portion of Sublandlord's sublease costs, calculated as of the effective date of termination of the Sublease.

        16.3    Reentry by Sublandlord.     In the event of any such default by Subtenant which continues uncured beyond any applicable grace period, Sublandlord shall also have the right, with or without terminating this Sublease, to reenter the Premises and remove all persons and property; the removed property may be stored in a public warehouse or elsewhere at the cost of and for the account of Subtenant. No reentry or taking possession of the Premises by Sublandlord pursuant to this Section shall be construed as an election to terminate this Sublease unless a written notice of such intention is given to Subtenant or unless such termination shall have been decreed by a court of competent jurisdiction. Subtenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Sublandlord to recover possession of the Premises.

        16.4    Redemption Rights.     Subtenant, on behalf of itself and any and all persons claiming through or under Subtenant, waives and surrenders all rights and privileges which it might have, under California Code of Civil Procedure Section 1179 or any similar or successor statute, to redeem the Premises or to have a continuance of this Sublease after being dispossessed or ejected from the Premises by process of law or under the terms of this Sublease or after the termination of this Sublease.

        16.5    Application of Rent Payments.     Subtenant waives any right it may have under present or future law to designate the items to which any payments made by Subtenant are to be credited. Sublandlord may apply any payments made by Subtenant to such items as Sublandlord sees fit, irrespective of any designation or request by Subtenant as to the items to which such payments should be credited.

        16.6    Performance by Sublandlord.     If Subtenant shall default in the performance of any of Subtenant's obligations under this Sublease, Sublandlord, without thereby waiving or curing such default, may (but shall not be obligated to) perform the defaulted obligation for the account and at the expense of Subtenant, provided that, except in case of an emergency, Sublandlord shall have given Subtenant notice of such default and such default shall have continued beyond the applicable cure period provided in Section 16.1 hereof.

        16.7    Payment of Sublandlord's Expenses.     All costs and expenses, including reasonable attorneys' fees (whether or not legal proceedings are instituted), involved in collecting Rents or enforcing the obligations of Subtenant under this Sublease, including the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Subtenant beyond any applicable notice and cure period, or upon expiration or sooner termination of this Sublease, and any expenses incurred by Sublandlord in connection with any performance by it for the account of Subtenant under Section 16.6, shall be due and payable by Subtenant, on demand, as Additional Charges.

        16.8    Interest.     The amount of any judgment obtained by Sublandlord against Subtenant in any legal proceeding arising out of a default by Subtenant under this Sublease shall bear interest until paid at the maximum rate allowed by law, or, if no such maximum rate prevails, at the rate' of 10% per annum. Notwithstanding anything to the contrary contained in California Civil Code Section 3287, in the case of any damages that were certain or ascertainable by calculation, such interest shall accrue from the day that the right to such damages vested in Sublandlord and in the case of any unliquidated claim, such interest shall accrue from the day such claim arose.

        16.9    No Waivers.     The failure of Sublandlord to insist, in any one or more instances, upon the strict performance by Subtenant of any of Subtenant's obligations under this Sublease, or to exercise any right or remedy given Sublandlord upon a default by Subtenant, shall not be construed as a waiver or relinquishment for the future, and the obligation of Subtenant and Sublandlord's rights and remedies upon a default shall continue in full force and effect with respect to any subsequent breach, act or omission. Receipt by Sublandlord of Rents with knowledge of a breach by Subtenant of any obligation of this Sublease shall not be deemed a waiver of such breach.

        16.10    Remedies Not Exclusive.     The rights and remedies of Sublandlord provided in this Article 16 for a default by Subtenant are not exclusive, and Sublandlord may exercise any other right or remedy it may have pursuant to this Sublease, at law or in equity.

        16.11    Rights Subject to Master Sublease.     This Sublease shall be subject and subordinate in all respects to the Master Sublease and the RML Lease. Should either the Master Sublease and/or the RML Lease expire or terminate during the term of this Sublease for any reason, this Sublease shall terminate on the date of such expiration or termination thereof with the same force and effect as if such expiration or termination date had been specified in this Sublease as the expiration date hereof. Sublandlord shall have no liability to Subtenant in the event of any such expiration or termination, notwithstanding the reason for such expiration or termination, including, without limitation, the default of Sublandlord under the RML Lease.

ARTICLE 17
SUBORDINATION AND ATTORNMENT

        17.1    Subordination.     This Sublease, (and all rights of Subtenant hereunder) is and shall be subordinate to all present and future leases of all or any part of the Building or the Land (except for leases of office or commercial space by other occupants of the Building); all existing and future mortgages and deeds of trust (each referred to herein as a "mortgage", and the mortgagee or beneficiary thereof being referred to herein as a "mortgagee") encumbering the Building, the Land or any of such leases, including mortgages also covering other real property; all past and future advances made under such mortgages, all renewals, modifications, consolidations, replacements and extensions of such leases and mortgages; unless the lessor under any such lease or the mortgagee or beneficiary under any such mortgage, or any of their respective successors in interest, elects that this Sublease shall be superior to its lease or mortgage pursuant to Section 17.2; provided, however, that Subtenant's subordination to any future leases or mortgages shall be conditioned on Subtenants receiving a non-disturbance agreement with respect thereto. This Section shall be self-operative; no further instrument of subordination shall be required. However, in confirmation of subordination, Subtenant shall promptly execute, acknowledge and deliver any instrument that Sublandlord, the lessor under any such lease or any mortgagee may reasonably request to evidence such subordination. If Subtenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, such failure shall constitute a material default and breach of this Sublease by Subtenant. Any lease to which this Sublease, at the time referred to, is subordinate is herein called a "Superior Sublease" and the lessor of a Superior Sublease or its successor in interest at the time referred to is herein called a "Superior Lessor".

        17.2    Election to Subordinate.     By written notice to Subtenant, any Superior Lessor or mortgagee may elect to subordinate its Superior Sublease or mortgage to this Sublease.

        17.3    Notice and Cure of Sublandlord's Default.     If any act or omission of Sublandlord would give Subtenant the right, immediately or after lapse of a period of time, to cancel or terminate this Sublease, or to claim a partial or total eviction, Subtenant shall not exercise such right: (a) until it has given written notice of the act or omission to Sublandlord and to each mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Subtenant, which notice shall specifically refer to this Section 17.3 and shall describe Sublandlord's default with reasonable specificity and detail, specifying the section of this Sublease as to which Sublandlord is in default, and (b) until a reasonable period not to exceed thirty (30) days (unless the nature of Sublandlord's obligation is such that more than thirty (30) days are required for its performance, in which event Sublandlord shall not be in default hereunder if Sublandlord shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion) for remedying the act or omission shall have elapsed following the giving of such notice and following the time during which each such mortgagee or Superior Lessor would be entitled under its mortgage or Superior Sublease to remedy the act or omission (which reasonable period shall in no event be shorter than the period during which Sublandlord would be entitled under this Sublease or otherwise, after similar notice, to effect such remedy). If, within said reasonable period, such a mortgagee or Superior Lessor gives Subtenant notice of its intention to remedy the act or omission, and thereafter diligently commences the required remedial action and pursues it to completion, Subtenant shall have no right to cancel or terminate this Sublease or to claim a partial or total eviction on account of the act or omission.

        17.4    Attornment.     Any Superior Lessor, mortgagee or foreclosure sale purchaser who succeeds to the rights of Sublandlord under this Sublease or to Sublandlord's interest in the Building, whether as a result of the exercise of remedies in a Superior Sublease or mortgage or by operation of law, is sometimes referred to herein as a "Successor Sublandlord." If the Successor Sublandlord does not elect to treat this Sublease as extinguished, upon the Successor Sublandlord's request, Subtenant shall attorn to and recognize the Successor Sublandlord as Subtenant's landlord under this Sublease and shall promptly execute and deliver any instrument that such Successor Sublandlord may reasonably request to evidence the attornment (although no writing shall be required in order to effect or confirm such attornment). Subtenant hereby waives any and all rights to terminate this Sublease, or to treat this Sublease as terminated, as a result of the exercise of remedies or other occurrence that resulted in any transfer to a Successor Sublandlord. If a Successor Sublandlord requests Subtenant's attornment, this Sublease shall continue in full force and effect and as a direct lease between the Successor Sublandlord and Subtenant, upon all of the terms, conditions and covenants set forth in this Sublease, subject to the provisions of Section 24.4.

        17.5    Requirements of Superior Lessor or Mortgagee.     If any Superior Lessor or mortgagee requires modification of this Sublease, Subtenant shall, at Sublandlord's request, promptly execute and deliver to Sublandlord instruments effecting the modification that the Superior Lessor or mortgagee requires, provided that such modifications do not adversely affect in a material respect any of Subtenant's rights hereunder.

        17.6    Delivery of Non Disturbance Agreements.     Sublandlord shall use its reasonable efforts, to provide Subtenant with commercially reasonable non disturbance agreements in favor of Subtenant from (i) all present Superior Leases and (ii) all future lessors, mortgagees and lien holders with respect to all or any part of the Land or the Building which require Subtenant to subordinate its interest under this lease to such leases, liens or mortgages. Sublandlord confirms to the best of its knowledge that the Non-Disturbance and Attornment Agreement dated January 20, 1984, by and among UCBRC,

Trumbull, RML and First Interstate, Sublandlord's predecessor in interest, recorded February 15, 1994, as Instrument No. 84-197842 in the Official Records of Los Angeles County, California (the "Master Non-Disturbance Agreement") is unmodified and remains in full force and effect. Sublandlord agrees to exercise commercially reasonable efforts to enforce its rights under the Master Non-Disturbance Agreement at its sole cost and expense.

ARTICLE 18
QUIET ENJOYMENT

        So long as Subtenant timely pays all the Rents and performs all of Subtenant's other obligations hereunder within the time periods permitted under this Sublease, Subtenant shall peaceably and quietly have, hold and enjoy the Premises during the Sublease Term without hindrance by Sublandlord or any person lawfully claiming through or under Sublandlord, subject, nevertheless, to the provisions of this Sublease and to Superior Subleases and mortgages. This covenant is a covenant running with the land, and is not a personal covenant of Sublandlord, except to the extent of Sublandlord's interest in this Sublease and for only so long as such interest shall continue.

ARTICLE 19
ASSIGNMENTS AND SUBLEASES

        19.1    Prohibition.     Subtenant shall not mortgage, pledge, encumber or otherwise hypothecate this Sublease or the Premises or any part thereof in any manner whatsoever, and any attempt to do so shall be void and a material breach of and default under this Sublease. Except as provided in Sections 19.2 and 19.3 below, Subtenant shall not, whether voluntarily, involuntarily, by operation of law or otherwise, sublet all or any part of the Premises, or assign or otherwise transfer this Sublease (or its terra and estate), without in each instance obtaining the prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed, in accordance with this Article. Without limiting the effect of any other provision, Subtenant expressly agrees that it shall not assign, or otherwise transfer this Sublease (or its term or estate) or sublease any portion of the Premises to any person that would conduct any activity in the Premises prohibited by Article 6. Any attempt by Subtenant to sublet all or any part of the Premises or to assign or transfer this Sublease (or its term or estate) or to offer or advertise to do so, without strictly complying with the requirements of this Article, shall be void and a material breach of and default under this Sublease. Except as permitted by Section 19.3 below, use or occupancy of the Premises by a licensee, concessionaire, or any other person other than Subtenant shall be deemed a sublease subject to the provisions of this Article. Notwithstanding anything in the foregoing to the contrary, Subtenant may assign this Sublease and/or sublease all or any portion of the Premises to a Permitted Tenant Affiliate, without the express consent of (but with prior written notice to) Sublandlord. As used herein, the term "Permitted Tenant Affiliate" means an entity that, prior to the transaction, was controlling, under common control with or controlled by Subtenant, but excluding any entity formed to avoid the restrictions on transfer by Subtenant hereunder. For purposes of this definition, the word "control," as used above, means with respect to a person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person. The word "person" means an individual, partnership, trust, corporation, firm or other entity.

        19.2    Corporate and Partnership Transactions.     If Subtenant is a corporation or limited liability company, a dissolution of the corporation or company, or a transfer of a majority of Subtenant's voting stock or membership interests (by one or more transactions, other than the sale of publicly traded stock) shall be deemed an assignment of this Sublease subject to the provisions of this Article; but such provisions (with the exception of Section 19.7 and 19.8) shall not apply to an assignment of this

Sublease on account of the transfer to, or a merger transaction with, a corporation into or with which Subtenant is merged or consolidated or to which substantially all of Subtenant's assets are transferred, provided that (i) a principal purpose of such merger or transfer is not the assignment of this Sublease and (ii) in any of such events proof reasonably satisfactory to Sublandlord of the net worth of Subtenant immediately prior to such transaction and the prospective net worth of Subtenant's successor immediately following such transaction is delivered to Sublandlord at least fifteen (15) days before the effective date of such transaction, and Subtenant's successor shall have a net worth following consummation of such transaction, as reasonably determined by Sublandlord in accordance with generally accepted accounting principles, that is at least equal to the greater of (X) the net worth of Subtenant immediately prior to such transaction, and (Y) the net worth, on the date of the Sublease, of the original named Subtenant, and (iii) duplicate original instrument of assignment and assumption (in which the transferee assumes all obligations of Subtenant under this Sublease) shall have been delivered to Sublandlord on or prior to the effective date of such transaction. If Subtenant is a partnership, dissolution of the partnership or transfer of the controlling interest in Subtenant (including by admission of new partners or withdrawal of existing partners having a controlling interest) shall be deemed an assignment of this Sublease subject to the provisions of this Article, regardless of whether the transfer is made by one or more transactions, or whether the controlling interest before the transfer or afterwards is held by more than one person.

        19.3    Co-Location of Subtenant Customers.     Subtenant shall have the right to allow its customers ("Providing Parties"), consistent with the custom and practice of the telecommunications business, to "co locate" such customers' telecommunications equipment ("Providing Parties Equipment") within the Premises and to allow such Providing Parties to avail themselves of the services consistent with the Permitted Use by Subtenant of the Premises. Such co-location shall not be considered an assignment or sublease by Subtenant, shall not grant any such Providing Parties any possessory interest in the Premises, and, as between Sublandlord and Subtenant, any rights and liabilities with respect to the Providing Parties or Providing Parties Equipment shall be the sole responsibility of Subtenant, including without limitation the movement thereof in and out of the Premises and the security therefor, in the same manner and to the same extent as if the Providing Parties were Subtenant and Providing Parties Equipment belonged to Subtenant. With respect to any Providing Parties or Providing Parties Equipment, the following shall apply:

          (a)  Providing Parties Equipment that does not exceed the size and weight requirements contained in Exhibit K shall not require Sublandlord's approval in accordance with Section 8.1 of this Sublease, and shall be deemed "Approved Providing Parties Equipment" in accordance with Section 8.1. All other installations of Providing Parties Equipment shall be deemed an Alteration requiring the prior consent of Sublandlord in accordance with Section 8.1 of this Sublease. Upon Sublandlord's reasonable request, but not more than four (4) times per year, Subtenant shall provide Sublandlord with the names of all Providing Parties at the Premises and reasonable evidence of compliance with the terms of this Section 19.3.

          (b)  All agreements with Providing Parties shall be entered into using a form agreement approved by Sublandlord, not to be unreasonably withheld or delayed, which agreement shall provide, among other things, that the Providing Party shall have no possessory interest in the Premises or the Building, including a release and indemnification in favor of Sublandlord, that the Providing Party acknowledges that Sublandlord has no duty or obligation to repair or replace any of the Providing Parties Equipment, and requiring that each of the Providing Parties carry adequate insurance coverage for its equipment and operations at the Premises, which policies shall name Sublandlord as additional insured.

          (c)  Sublandlord's liabilities and obligations with respect to the Providing Parties and Providing Parties Equipment shall only be those of Sublandlord to Subtenant pursuant to and accordance with this Sublease, and Sublandlord shall not have any direct liabilities or obligations, nor shall the Providing Parties have any direct rights or claims against Sublandlord, with respect to the locating, presence or removal of the Providing Parties or Providing Parties Equipment on or with respect to the Premises.

          (d)  Subtenant shall not have the right to permit any Providing Parties or Providing Parties Equipment to use, possess or in any way be located on or have any involvement with the Premises of any other portions of the Building except to the extent expressly permitted by this Sublease for Subtenant. This Section 19.3 shall not create any additional rights of Subtenant or Providing Parties, or liabilities of Sublandlord, under or with respect to Providing Parties or Providing Parties Equipment which would not otherwise apply if the Providing Party were Subtenant or the Providing Parties Equipment belonged to Subtenant.

          (e)  Any use and occupancy of the Premises by the Providing Parties, or location of any Providing Parties Equipment on the Premises, shall be subject to the same provisions, as to termination of possession, removal of property or otherwise, as apply to Subtenant under and in accordance with the provisions of this Sublease. All equipment placed upon the Premises by a third party customer shall remain the personal property of the third party customer, the third parry customer shall release Sublandlord from any and all claims arising from the presence of the equipment in, on or about the Premises, and if the Subtenant's rights to possession have been terminated, the third party customer shall agree to remove the equipment within five (5) business days of receipt of notice from Sublandlord, and repair any damage caused by said removal.

          (f)    The access rights of the Providing Parties shall be subject to security measures in place at the Building from time to time and all Providing Parties shall comply with the Building's Rules and Regulations and construction rules for the Building.

          (g)  All out-of-pocket costs and expenses (including reasonable attorneys' fees and costs) incurred by Sublandlord in connection with the installation, maintenance and operation of Providing Parties Equipment at the Premises shall be borne by Subtenant and shall be payable upon demand as Additional Rent hereunder, including, without limitation, freight elevator, loading dock and security service charges.

        19.4    Consent by Sublandlord.

        (a)  Sublandlord shall not be required to consider a request for consent to a proposed sublease or assignment unless and until Sublandlord shall have received from Subtenant a written request for Sublandlord's consent to such proposed transfer in accordance with this Section (a "Consent Request"), specifying the conditions for the proposed transfer. Each Consent Request shall include (i) a conformed or photostatic copy of the proposed assignment or sublease, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant and the nature of its business, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, and (iv) Subtenant's calculation of the annualized rental equivalent or effective assignment price, as the case may be, for the proposed transfer. Provided that all of the foregoing conditions are satisfied, Sublandlord agrees to act reasonably (subject to the terms of Section 19.6(b)) in considering any such Consent Request. Sublandlord may condition any consent on the curing of any default then existing under this Sublease. If Sublandlord consents to a proposed transfer and it is not actually consummated within 60 days after such consent is given, then such consent shall be of no further force or effect, and Subtenant must submit a new Consent Request to Sublandlord.

        (b)  Subtenant acknowledges and agrees that a decision by Sublandlord to disapprove a proposed transfer shall be deemed to have been made in a reasonable manner if any of the following conditions is not satisfied (which conditions, however, shall not be construed as the sole grounds on which Sublandlord may withhold its consent to a proposed transfer):

            (i)  The business of the proposed assignee or subtenant and its use of the Premises shall be consistent with the Permitted Use and Section 6.2, shall, in Sublandlord's good faith judgment, be in keeping with the standards of the Building, and will not violate any "exclusive use" right granted to any other tenant or occupant of the Building;

          (ii)  The proposed assignee or subtenant shall be a reputable person of good character, with sufficient assets and income, in Sublandlord's reasonable judgment, to bear the financial responsibilities in respect of its sublease (or in the case of an assignment, the Sublease), and Sublandlord shall have been furnished with reasonable proof thereof,

          (iii)  Neither the proposed assignee or subtenant, nor any person who directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, shall be (A) a government entity (or subdivision or agency thereof) or (B) an occupant of the Building on the date the Consent Request is delivered and with respect to whom Sublandlord has vacant space in the Building that is of a size and configuration that would reasonably satisfy such occupant's need for additional space, or (C) someone with whom Sublandlord has been engaged in discussions regarding the leasing of space in the Building within the three (3) month period immediately preceding delivery of the Consent Request and with respect to whom Sublandlord has vacant space in the Building that is of a size and configuration that would reasonably satisfy such occupant's need for additional space;

          (iv)  The form of the proposed sublease shall be reasonably satisfactory to Sublandlord and shall comply with the applicable provisions of this Article 19;

          (v)  The proposed sublease space shall be regular in shape and suitable for normal leasing purposes as a separately demised premises.

        19.5    [Intentionally omitted]

        19.6    Miscellaneous.

        (a)  Any sublease consented to by Sublandlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Sublease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article. Subtenant shall reimburse Sublandlord on demand, as Additional Charges, for any out-of-pocket costs (including reasonable attorneys' fees and expenses up to but not more than $750) reasonably incurred by Sublandlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any assignment of this Sublease to which Sublandlord gives its consent shall not be valid or binding on Sublandlord unless and until the assignee executes an agreement in form and substance satisfactory to Sublandlord, expressly enforceable by Sublandlord, whereby the assignee assumes and agrees to be bound by all of the provisions of this Sublease and to perform all of the obligations of Subtenant hereunder.

        (b)  Notwithstanding any sublease to any person or any assignment to any person other than Sublandlord (or Sublandlord's designee), or any amendments or modifications subsequent thereto, Subtenant will remain fully liable for the payment of Rents and for the performance of all other obligations of Subtenant contained in this Sublease. Any act or omission of any assignee or subtenant, or of anyone claiming under or through any assignee or subtenant, that violates any of the obligations of this Sublease shall be deemed a violation of this Sublease by Subtenant, unless, in the case of a sublease to Sublandlord or an assignment to Sublandlord or Sublandlord's designee, such act or omission is an act or omission of Sublandlord or Sublandlord's designee or of anyone claiming under or through any Sublandlord or Sublandlord's designee.

        (c)  The consent by Sublandlord to any assignment or sublease shall not relieve Subtenant or any person claiming through or under Subtenant of the obligation to obtain the consent of Sublandlord, pursuant to the provisions of this Article, to any subsequent assignment or sublease.

        (d)  With respect to each and every sublease authorized by Sublandlord under the provisions of this Article, it is further agreed that (i) the term of the sublease must end no later than one day before the last day of the Sublease Term; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Sublandlord; (iii) each sublease shall provide that it is subject and subordinate to this Sublease and to all mortgages and Superior Subleases; (iv) Sublandlord may enforce the provisions of the sublease, including collection of rents; (v) in the event of termination of this Sublease or reentry or repossession of the Premises by Sublandlord, Sublandlord may, at its option, take over all of the right, title and interest of Subtenant, as sublessor, under such sublease, and such subtenant shall, at Sublandlord's option, attorn to Sublandlord but nevertheless Sublandlord shall not (A) be liable for any previous act or omission of Subtenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Subtenant; or (C) be bound by any previous modification of such sublease made without Sublandlord's written consent or by any previous prepayment of more than one month's rent.

        (e)  Any material modification or amendment to a sublease shall be deemed a new proposed sublease subject to the terms of this Article, requiring a new Consent Request.

        19.7    Lapse.     If Sublandlord gives its consent to a proposed sublease or assignment, and Subtenant fails to deliver to Sublandlord a fully-executed and effective duplicate original of the assignment or sublease to which Sublandlord has consented within 45 days after the giving of such consent, then Sublandlord's consent shall be null and void, and Subtenant shall again comply with all of the provisions and conditions of this Article before assigning this Sublease or subletting all or any part of the Premises.

        19.8    Additional Charges.     If Sublandlord shall grant its consent to any proposed sublease or assignment, then Subtenant, in consideration therefor, shall pay to Sublandlord, as Additional Charges, a sum equal to 50% of all excess rent (as hereinafter defined) derived from such assignment or sublease shall be paid to Sublandlord. Such excess rent shall be deemed to be, and shall be paid by Subtenant to Sublandlord, as additional rent. Subtenant shall pay such excess rent to Sublandlord immediately as and when such excess rent is paid to Subtenant. As used in this Section 19.8, "excess rent" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which Subtenant is obligated to pay to Sublandlord under this Sublease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less only the reasonable costs paid by Subtenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease at Subtenant's sole cost and expense for the specific assignee or subtenant in question and approved by Sublandlord in accordance with the provisions of Article 8 hereof, and reasonable leasing commissions and attorneys' fees paid by Subtenant in connection with such assignment sublease, without deduction for carrying cost due to vacancy or otherwise. Such costs of additional improvements and leasing commissions shall be amortized without interest over the term of such assignment or sublease unless, with respect to such additional improvements, such additional improvements have a useful life greater than the term of each assignment or sublease, in which case such additional improvements shall be amortized without interest over their useful life.

        19.9    Acceptance of Rent.     If this Sublease is assigned, whether or not in violation of the provisions of this Sublease, Sublandlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Sublease, Sublandlord may, after default by Subtenant and expiration of Subtenant's time to cure such default, collect rent from the subtenant. In either event, Sublandlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article, an acceptance of the assignee or subtenant as a lessee, or a release of Subtenant from the performance by Subtenant of Subtenant's obligations under this Sublease.

        19.10    Actions.     If Sublandlord withholds or conditions its consent to a proposed sublease, sub-sublease or assignment and Subtenant believes that Sublandlord did so improperly, Subtenant, as its sole remedy, may prosecute an action for declaratory relief to determine if Sublandlord properly withheld or conditioned its consent, and Subtenant hereby waives and discharges (i) any claims it may have against Sublandlord or Sublandlord's Affiliates for damages arising from Sublandlord's withholding or conditioning its consent, and (ii) any right that it may have to terminate this Sublease on account thereof pursuant to Section 1995.310 of the California Civil Code or otherwise.

ARTICLE 20
NOTICES

        Whenever either of the parties hereto desires to give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be given in writing (at the addresses as set forth in Article 1 of this Sublease) by any of the following means: (i) personal service (including service by overnight courier service); (ii) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by personal service. or United States registered or certified mail, first class postage prepaid, return receipt requested); or (iii) United States registered or certified mail, first class postage prepaid, return receipt requested), and addressed as below. Any notice, demand, request or other communication sent pursuant to items (i) and (ii) of this Article 20 shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to item (iii) of this Article 20, shall be deemed received 3 days following the date identified by the United States Post Office as of the date of deposit in the United States mail. No notice, demand, request or other communication given by any party to the other through electronic mail ("e-mail"), by way of the Internet (whether on a website created for or maintained by a party or otherwise) shall be deemed effective for purposes of this Sublease. Either party may change such address upon written notice to the other party.

ARTICLE 21
ESTOPPEL CERTIFICATES

        Within 10 business days after a request by Sublandlord or Subtenant (the "Requesting Party"), the other party hereto (the "Certifying Party") shall execute an estoppel certificate, in form satisfactory to the Requesting Party, which: (a) certifies that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) states the expiration date of the Sublease Term and any agreements to extend or renew the Sublease Term or to permit any holding over (and specifies the terms of any such agreements or confirms that none exist); (c) certifies the dates through which Rents have been paid; (d) states whether or not, to the knowledge and belief of the Certifying Party, there exist any defaults by either party hereto in the performance of any of their respective obligations under this Sublease (and specifies any such default); (e) states whether or not, to the knowledge and belief of the certifying party, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default hereunder and, if such an event has occurred, specifies each such event; and (f) states whether Subtenant is entitled to any credits, offsets, defenses or deductions against payment of Rents, or has any other claims against Sublandlord for abatement or rent, damages, or other liability, and, if so, describes them. Such estoppel certificate shall be addressed and delivered as the Requesting Party may reasonably direct. Any estoppel certificate issued pursuant to this Section may be relied upon by the Requesting Party, by the addressee, and by others with whom the Requesting Party may be dealing, regardless of independent investigation. The Certifying Party shall also include in any estoppel certificate such other information concerning this Sublease as the Requesting Party may reasonably request.

ARTICLE 22
[INTENTIONALLY OMITTED]

ARTICLE 23
BROKER

        Each of Sublandlord and Subtenant warrants and represents that (a) no brokers except Cushman Realty (Mr. Norman Mitchell) ("Sublandlord's Broker") and Markley Steams Partners (Mr. Michael McAllister) ("Subtenant's Broker") were instrumental in bringing about or consummating this Sublease and (b) it had no conversations or negotiations with any broker except Sublandlord's Broker and Subtenant's-Broker concerning the leasing of the Premises by Subtenant. Each of Subtenant's Broker and Sublandlord's Broker shall be compensated by Sublandlord in accordance with the terms of separate written agreements which they have entered into with Sublandlord. Each of Sublandlord and Subtenant agrees to indemnify, defend and hold the other harmless from and against any claims for any brokerage commissions, finder's fees or other damages or liabilities relating to such claims by persons other than Sublandlord's Broker and Subtenant's Broker, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys' fees and expenses, to the extent any of such claims result from a breach of the foregoing warranties and representations made by the indemnifying party.

ARTICLE 24
EXCULPATION AND INDEMNIFICATION

        24.1    Exculpation.     Neither Sublandlord, nor Sublandlord's Affiliates, nor any partner, director, officer, agent or employee of Sublandlord or Sublandlord's Affiliates shall be liable to Subtenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Subtenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except that Sublandlord shall be liable for any such injury, damage or loss to Subtenant to the extent caused by or resulting from the gross negligence or willful misconduct of Sublandlord or its employees in the operation or maintenance of the Building, or from the breaching of this Sublease by Sublandlord. Under no circumstances shall Sublandlord, Sublandlord's Affiliates, or any partner, director, officer, agent or employee of Sublandlord or Sublandlord's Affiliates be liable: (a) for any damage caused by other lessees or persons in or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (b) for consequential damages (including, without limitation, lost profits), including any loss of the use of the Premises or any equipment or facilities therein.

        24.2    Indemnity.     Subtenant shall indemnify, hold harmless and defend (utilizing counsel reasonably satisfactory to Sublandlord and the indemnified person) Sublandlord, Sublandlord's Affiliates, all Superior Lessors and mortgagees, and its and their respective partners, directors, officers, agents and, employees from and against any and all claims, demands, causes of action, liability, loss, damage, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from or in connection with: (a) the conduct or management of the Premises or of any business therein, or any work or act whatsoever done, or any condition created by Subtenant, its subtenants

(including any co-location customers), licensees or its or their partners, directors, officers, agents, employees, contractors or invitees in or about the Premises or the Building during the Sublease Term or during the period of time, if any, before the Commencement Date that Subtenant is given access to the Premises; (b) any act, omission or negligence of Subtenant or any of its subtenants or licensees (including any co-location customers) or its or their partners, directors, officers, agents, employees, contractors or invitees; (c) any accident, injury or damage whatsoever (except to the extent caused by Sublandlord's negligence or willful misconduct) occurring in or about the Premises; or (d) any breach or default by Subtenant in the full and prompt payment and performance of Subtenant's obligations under this Sublease; provided, however, that Subtenant shall not be required to indemnify and hold Sublandlord harmless form any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "Claims"), to any person, property or entity to the extent resulting from the active negligence or willful misconduct or breach of this Sublease by Sublandlord or its agents, contractors, servants, employees or licensee, in connection with Sublandlord's activities in the Building (except for damage to Subtenant's Work. and Subtenant's Property, fixtures, furniture and equipment in the Premises, to the extent Subtenant is required to obtain the requisite insurance coverage pursuant to this Sublease and to the extent insurance proceeds are available).

        24.3    Satisfaction of Remedies.     Neither Sublandlord, Sublandlord's Affiliates, nor any successor to Sublandlord's interest, including any Successor Sublandlord (as defined in Section 17.4), shall be personally liable for the performance of Sublandlord's obligations under this Sublease. Subtenant shall look only to Sublandlord's estate and property in the Land and the Building and any rental proceeds and condemnation and/or insurance proceeds, and to no other property or assets of Sublandlord or Sublandlord's Affiliates, for the satisfaction of Subtenant's remedies under this Sublease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Sublandlord or Sublandlord's Affiliates. The covenants and agreements contained in this Article shall be enforceable by Sublandlord, Sublandlord's Affiliates, and its and their respective successors and assigns.

        24.4    Transfers of Sublandlord's Interest.     The covenants and agreements of Sublandlord under this Sublease shall not be binding on any person at any time "holding the interest of Sublandlord (including the original named Sublandlord) subsequent to the transfer of that person's interest in the Building; provided, however, the transferee assumes the performance of the obligations of Sublandlord under this Sublease. In the event of such a transfer, the covenants and agreements of Sublandlord thereafter shall be binding upon the transferee of Sublandlord's interest. If Sublandlord's interest in the Building or the Land shall be sold, assigned or otherwise transferred to a Successor Sublandlord, that person, shall not be: (a) liable for any act or omission of Sublandlord under this Sublease occurring before such sale, assignment or other transfer; (b) subject to any offset, defense or counterclaim accruing before such sale, assignment or other transfer; or (c) bound by any payment, made before such sale, assignment or other transfer, of Basic Rent or Additional Charges more than one month in advance.

ARTICLE 25
PARKING

        Subtenant shall have the non-exclusive right to use ten (10) parking privileges in the Parking Garage at no charge to Subtenant for the initial term of this Sublease. All of Subtenant's parking privileges hereunder shall be on a non-exclusive, unreserved basis and shall be subject to such reserved areas for visitor or other tenant parking as Sublandlord may designate. All parking privileges under this Sublease shall be personal to Subtenant (including its employees and visitors) and non-transferable to any other party except for a Subtenant's assignees or subtenants permitted under this Sublease. Subtenant shall comply with the rules, regulations, terms and conditions as Sublandlord or its parking operator may reasonably establish from time to time. 4Sublandlord agrees to maintain existing lighting levels within the Parking Garage and further agrees that the Parking Garage shall be open and accessible 24 hours per day, 7 days per week, subject to closures due to emergency and necessary closures for scheduled repair and maintenance and work necessary to comply with applicable laws, rules or regulations, it being agreed that Sublandlord shall use commercially reasonable efforts to avoid closures and will conduct necessary closures in a manner that will minimize interference with Subtenant's use of the Parking Garage, including, if reasonably possible, conducting necessary work during other than Building Hours.

ARTICLE 26
MISCELLANEOUS

        26.1    Memorandum of Sublease.     Subtenant shall not record this Sublease. However, at the request of Sublandlord, Subtenant shah promptly execute, acknowledge and deliver to Sublandlord a memorandum of lease with respect to this Sublease sufficient for recording. Such memorandum shall not change or otherwise affect any of the obligations or provisions of this Sublease.

        26.2    Entire Agreement.     This Sublease contains all of the agreements and understandings related to the leasing of the Premises and the respective obligations of Sublandlord and Subtenant in connection therewith. Sublandlord has not made and is not making, and Subtenant, in executing and delivering this Sublease, is not relying upon, any warranties, representations, promises or statements, except those that are expressly set forth in this Sublease, including any riders and all exhibits hereto. All prior agreements and understandings between the parties have merged into this Sublease, which alone fully and completely expresses the agreement of the parties.

        26.3    Amendments.     No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Sublease, in whole or in part, unless such agreement is in writing, refers expressly to this Sublease and is signed by Sublandlord and Subtenant.

        26.4    Successors.     Except as otherwise expressly provided herein, the obligations of this Sublease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 19 shall operate to vest any rights in any putative assignee, subtenant or transferee of Subtenant.

        26.5    Force Majeure.     Sublandlord and Subtenant shall have no liability whatsoever hereunder, except with respect to any monetary obligations with regard to the payment of Rents or other charges to be paid by Subtenant pursuant to this Sublease, on account of. (a) the inability of either party to fulfill, or delay in fulfilling, any of its obligations under this Sublease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond either party's reasonable control; or (b) any shutdown, failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water or of any governmental agency, or for any other reason, whether similar or dissimilar to the above, beyond either party's reasonable control. If this Sublease specifies a time period for performance of an obligation of either party, then that time period shall be extended by the period of any delay in either party's performance caused by any of the events of force majeure described above, except for the payment of Rents and other charges to be paid by Subtenant pursuant to this Sublease.

        26.6    Post-Termination Obligations.     Upon the expiration of the Sublease Term or earlier termination of this Sublease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Sublease, and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Sublease, may be, performed after such expiration or earlier termination. However, any liability for a payment of Rents or indemnity shall survive the expiration of the Sublease Term or earlier termination of this Sublease.

        26.7    Excavations.     If an excavation is made upon land adjacent to or under the Building, or is authorized to be made, then at the request of Sublandlord, Subtenant shall afford persons performing the excavation and shoring license to enter the Premises for the purpose of doing such work as those persons may deem necessary or desirable to preserve and protect the Building from injury or damage and to support the Building. Subtenant shall have no claim for damages or liability against Sublandlord or such persons, and Subtenant's obligations under this Sublease shall not be reduced or otherwise affected (other than in the context of a physical casualty to the Building, and then only to the extent provided in Section 13.2 of this Sublease). If the excavation work could reasonably be expected to affect any operation of Subtenant, then Sublandlord, to the extent practical and commercially reasonable, shall notify Subtenant of the work needed and shall give Subtenant the reasonable opportunity to take the necessary steps to minimize or avoid interference with Subtenant's business operations. Sublandlord shall have no liability or responsibility with respect to any equipment of Subtenant located outside the Premises, except to the extent Sublandlord approved the work or installation and is provided with plans showing the exact location of such equipment, in which case, Sublandlord shall be obligated to notify Subtenant in accordance with the provisions of this Section 26.7.

        26.8    Certain Definitions.     For the purposes of this Sublease: (a)  "Sublandlord" means the Sublandlord herein named or any successor in interest, but only for the time that any such person owns the Building or a lease of the Building in accordance with and subject to the provisions of Section 24.4; (b) "Sublandlord's Affiliates" means Charter Holdings, Inc., a Nevada corporation, and each of its subsidiaries or any parent entity, and any successor-in-interest to any of the foregoing, and their respective shareholders, affiliates and related entities; (c) "laws," "provisions of law" and words of similar import mean laws, statutes, ordinances, building and fire codes, rules, regulations, judgments, rulings, decrees, orders and directives of any or all of the federal, state, county and city governments and all departments, subdivisions, bureaus, courts, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force. References to specific statutes include successor statutes of similar purpose and import; (d) "person" means any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity; and (e) "business day" means Monday through Friday, except for Holidays described in the first sentence of Section 11.1.

        26.9    Light and Air.     No diminution or shutting off of light, air or view by any structure that may be erected on lands in the vicinity of the Building shall in any manner affect this Sublease or the obligations of Subtenant hereunder, or impose any liability on Sublandlord.

        26.10    Joint and Several Liability.     If Subtenant at any time comprises more than one person, all such persons shall be jointly and severally liable for payment of Rents and for performance of every obligation of Subtenant under this Sublease.

        26.11    Sublease Interpretation.     This Sublease shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law rules. If any provision of this Sublease or its application to any person or circumstance shall be invalid or unenforceable, for any reason and to any extent, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The Table of Contents, Index of Defined Terms, captions, headings and titles of this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against Sublandlord or Subtenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties. Each covenant, agreement, obligation or other provision of this Sublease on Subtenant's part to be performed shall be deemed and construed as a separate and independent covenant of

Subtenant, not dependent on any other provision of this Sublease. Unless otherwise required by the context (or otherwise provided in this Sublease), the words "herein", "hereof' and "hereunder" and similar words refer to this Sublease generally and not merely to the provision in which such term is used. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Sublease and of each provision hereof in which a time of performance is established. All exhibits and any riders appended to this Sublease are hereby incorporated herein and by this reference made a part hereof. The words "including" and "include" shall be interpreted as though followed by, the words "without limitation" except where the context otherwise requires.

        26.12    Submission of Sublease.     The submission of this Sublease to Subtenant or its broker, agent or attorney for review or signature does not constitute an offer to Subtenant to lease the Premises or the grant of an option to do so. This instrument shall have no binding force or effect until its execution and delivery by both Sublandlord and Subtenant.

        26.13    WAIVER OF TRIAL BY JURY. THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

        26.14    Examination of Books and Records.

          (a)  In connection with any examination by Subtenant permitted by Sublandlord of the books and records pertaining to the Building, Subtenant agrees to treat, and to cause its representatives performing the examination to treat, all information as confidential, and to not disclose such information or the circumstances and details pertaining to such examination, and any dispute or settlement between Sublandlord and Subtenant arising out of such examination; and Subtenant (and any successor or assign) will confirm and cause its representatives performing the examination to confirm such agreement in a separate written agreement, if requested by Sublandlord.

          (b)  Sublandlord agrees to keep any financial information of Subtenant confidential and to not disclose such information (other than to any lenders, prospective purchasers, or successors in interest, or as may be required by law).

        26.15    Consent to Jurisdiction.     Subtenant hereby (a) irrevocably consents and submits to the jurisdiction of the federal courts of the United States of America located in the Central District of California and of any state, county or municipal court sitting in the State of California, County of Los Angeles in respect of any action or proceeding brought therein by Sublandlord against Subtenant concerning any matters arising out of or in any way relating to this Sublease; (b) expressly waives any rights of Subtenant pursuant to the laws any other jurisdictions by virtue of which exclusive jurisdiction of the courts of any other jurisdiction might be claimed; and (c) agrees that the laws of the State of California shall govern in any such action or proceeding and waives any defenses under the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of California. Nothing herein shall affect the right of Sublandlord to commence legal proceedings or otherwise proceed against Subtenant in any other country or jurisdiction in which assets of Subtenant are located or to serve process in any manner permitted by applicable law.

        26.16    Authority.     Each individual executing this Sublease on behalf of Sublandlord and Subtenant hereby represents and warrants that said party on behalf of whom said individual is executing this Sublease is a duly formed and existing entity qualified to transact intrastate business in California, with full corporate power and authority, to execute and deliver this Sublease, and that each person signing on behalf of such party is authorized to do so.

        26.17    Directory Listing.     If Sublandlord elects to utilize a directory board in the lobby of the Building, Sublandlord shall provide to Subtenant one (1) line on the Building directory. The reasonable charge of Sublandlord for any changes in such listings requested by Subtenant shall be paid by Subtenant to Sublandlord on demand, as Additional Charges. The content and design of the directory board shall be determined by Sublandlord in its sole and absolute discretion. Subtenant's signage rights are set forth in Article 27 hereof.

ARTICLE 27
SIGNAGE

        27.1    Signage.     Subtenant shall be permitted to install appropriate Building standard signage on the entrance doors to the Premises. Such signage will be installed by Sublandlord at Subtenant's sole cost and expense at locations approved by Sublandlord.

        IN WITNESS WHEREOF, Sublandlord and Subtenant have caused their duly authorized representatives to execute this Sublease as of the date first above written.

SUBTENANT:		SUBLANDLORD:
EPOCH NETWORKS, INC., a California corporation		CHARTER HOLDINGS, INC., a Nevada corporation
By:	/s/ REX BELL	By:	/s/ MARK A. INGRAM
Name:	Rex Bell	Name:	Mark A Ingram
Title:	Vice President	Title:	Senior Vice President
By:	/s/ KAREN MULLER	By:	/s/ DONALD E. DANA
Name:	Karen Muller	Name:	Donald E. Dana
Title:	Vice President	Title:	Executive Vice President

EXHIBIT A

WORK LETTER FOR SUBTENANT IMPROVEMENTS

        This Work Letter for Subtenant Improvements, including any schedules and exhibits attached hereto (this "Work Letter"), is attached to and forms a part of that certain Sublease dated as of November 15, 1999,.by and between CHARTER HOLDINGS, INC., a Nevada corporation, as Sublandlord, and EPOCH NETWORKS, INC., a California corporation, as Subtenant (the "Sublease"). Unless otherwise specified, "Article" and "Section" references herein are to Articles and Sections of the body of the Sublease and "Paragraph" references are to paragraphs of this Work Letter.

        1.    Definitions.     All capitalized terms used herein and not defined shall have the meanings set forth in the body of the Sublease. As used in the body of the Sublease and in this Work Letter:

          1.1    Code.     The term "code" means all applicable electrical, building, architectural barrier, zoning, health, safety, seismic, fire, energy and other codes, ordinances, regulations, rulings, interpretations, requirements and relevant provisions of law issued or adopted by the City of Los Angeles, County of Los Angeles, State of California, the United States Government or any other governmental authority.

        2.    Base Building Work.     The following is in place at the Building as of the date of this Sublease: (1) Building shell; (2) Building core areas, including mechanical, electrical, plumbing, heating, ventilation, air conditioning, and fire and life-safety systems, with capacities described in the Base Building Definition attached as Schedule 1 to this Work Letter (the "Base Building Definition"); (3) core toilet rooms on the office floors of the Building; (4) public stairs; (S) elevators as described in the Base Building Definition; and (6) main lobby. The work referenced above is referred to herein as the "Base Building Work". Subtenant acknowledges that it has inspected the Premises and the Base Building Work, is familiar with the condition thereof, and subject to latent defects and the terms of this Work Letter, accepts the Base Building Work, the Premises, and any existing equipment and improvements located in the Premises absolutely "AS IS," and agrees that, except as otherwise specifically set forth in this Work Letter, Sublandlord shall not be required to perform any work, install (or remove) any improvements or equipment, or render any services to make the Building or the Premises ready for Subtenant's occupancy. Subtenant acknowledges that some portions of the Premises may have been previously occupied by other tenants and may contain fixtures and improvements, which may be used or removed at Subtenant's option and at Subtenant's sole cost, subject to the terms of the Sublease.

        3.    Subtenant's Work.

          3.1    Definition.     Except for the Base Building Work provided by Sublandlord, all tenant improvements (including, without limitation, removal or modification of any existing improvements and construction of any necessary demising walls) to prepare the Premises for occupancy by Subtenant will be performed by Subtenant at Subtenant's sole expense. The improvements to be made by Subtenant are referred to in this Work Letter as "Subtenant's Work." Subtenant's Work shall be deemed "Substantially Complete" for purposes of this Sublease as of the date that Subtenant's Work, as described in Subtenant's Plans approved by Sublandlord, is complete, subject to reasonable punch list items, including minor details of mechanical adjustment or decoration which do not materially, interfere with Subtenant's use of the Premises for business purposes, and the City of Los Angeles has issued a temporary Certificate of Occupancy (or reasonable equivalent) for Subtenant's intended use for the Premises.

          3.2    Requirements.     All Subtenant's Work is subject to the approval of Sublandlord consistent with the construction standards established by Sublandlord for all tenants of the Building. Subtenant shall be responsible for the design, function and maintenance of all

  Subtenant's Work. Subtenant shall not specify uses or materials that are subject to an insurance hazard rate different from the rate assigned to the Building as a whole.

          3.3    Heating, Ventilation and Air-Conditioning.     Subtenant shall be required to furnish and install as Subtenant's Work all HVAC and related apparatus not included as part of the Base Building Work, including all additional duct, pipe, electrical and mechanical work.

          3.4    Sprinkler System. Subject to Subtenant's right to install and/or convert to a "preaction" design as permitted in Section 8.5(e) of this Sublease. Subtenant shall install as part of Subtenant's Work all portions of the sprinkler system for the Premises not included as part of the Base Building Work, including any raising, lowering, moving or adding of sprinkler heads.

          3.5    Life-Safety System.     All emergency lighting, exit signs, branch wiring, alarms, smoke detectors, speakers and other devices required by code or desired by Subtenant for the life-safety system in the Premises and not included as part of the Base Building Work, shall be installed as Subtenant's Work.

          3.6    Window, Wall and Floor Coverings.     All window, wall and floor coverings shall be installed as Subtenant's Work. Subtenant may utilize any existing mini-blinds which are in place in all perimeter windows of Subtenant's Premises in "AS IS" condition, and will not install any other types of window coverings without Sublandlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          3.7    Floor Loading.     If Subtenant wishes to design and install structural and/or non-structural modifications to the Premises to accommodate floor loads greater than the existing capacity of 100 pounds per square foot as shown in the Base Building Definition, all of such work shall be considered to be an Alteration which, consistent with the terms of Article 8, shall be subject to Sublandlord's approval and subject to all applicable code and engineering design standards. If reinforcing is required, Subtenant, at Subtenant's sole cost and expense, shall reinforce the floors in the areas as specified and designed by Subtenant's structural engineer. Subtenant shall be granted, with reasonable notice, floor access to the space below the Premises for reinforcement of Subtenant's Premises during construction of Subtenant's Work, if required. All charges for additional security and other services needed to accommodate such entry shall be at the sole cost and expense of Subtenant.

        4.    Subtenant's Plans.

          4.1    Scope Document.     Sublandlord and Subtenant acknowledge and agree that they have approved that certain schematic design document dated November, 1999 (the "Scope Document") attached to this Work Letter as Schedule 2, which outlines the type and location of major systems and improvements to be installed and constructed by Subtenant in the Premises, floor and load specifications, HVAC and electrical requirements. By its execution of the Sublease, Subtenant acknowledges its agreement that any change, addition or alteration requested by Subtenant in the quantity, utility or finishes of any of the materials identified in the Scope Document, or in the layout or configuration of Subtenant's Work from that shown on the Scope Document, or in the anticipated use of any portion of the Premises from that shown on the Scope Document, or any change, modification or alteration in the electrical, mechanical, HVAC and life safety systems servicing the Premises from that shown on the Scope Document may result in a delay, and that such delay shall not be deemed a Sublandlord Delay.

          4.2    Description.     Subtenant shall have an architect licensed by the State of California ("Subtenant's Architect".) prepare architectural plans and specifications for the layout and improvements of the Premises and Subtenant's Work ("Subtenant's Plans"), all in such form and detail as reasonably required by Sublandlord. Subtenant's Plans shall be in form and content sufficient to secure all required governmental approvals. Subtenant shall pay all of the fees and charges of Subtenant's Architect for all of the work required by this Work Letter. Subtenant's Architect shall coordinate with the architect of Sublandlord ("Sublandlord's Architect") and Sublandlord's engineers to assure the consistency of Subtenant's Plans with the plans and specifications for the Base Building Work. Subtenant's Plans shall include the following:

          (a)    Space Plan.     A schematic space plan for the Premises, including a full and accurate description of the size and location of all partitions, doors, furniture and equipment line ups. Before submission to Sublandlord, the plan shall have been reviewed and approved by the Los Angeles Building and Fire Departments, and shall be on file with the Building Department, registered with a preliminary plan check number.

          (b)    Mechanical and Electrical.     Subtenant's Plans shall contain all mechanical and electrical working drawings. Mechanical and electrical working drawings shall be prepared at Subtenant's expense by engineers reasonably approved by Sublandlord. Subtenant's Architect shall be responsible for coordination of all engineering work with Subtenant's Plans.

          (c)    Final Plans.     The "Final Plans" shall consist of all plans and specifications necessary to construct Subtenant's Work, including mechanical and electrical working drawings.

          4.3    Approval by Sublandlord.     Subtenant's Plans shall be subject to Sublandlord's reasonable approval. Provided Subtenant's Plans are consistent with the scope of work described in the Scope Document, Sublandlord shall have ten (10) days following receipt of Subtenant's Plans to approve or disapprove the submissions by Subtenant. Any delay beyond said ten-day period (provided Subtenant's Plans are consistent with the scope of work described in the Scope Document) shall be deemed a "Sublandlord Delay" (as that term is hereinafter defined). The rights described in the foregoing sentence shall be Subtenant's sole remedy for such failure to approve Subtenant's Plans within the time specified. In the event Subtenant's Plans deviate in material respects from the scope of work described in the Scope Document, Sublandlord shall review Subtenant's Plans in a reasonably prompt manner and endeavor to respond to Subtenant within twenty (20) days following the receipt of Subtenant's Plans. Under either scenario described above, if Sublandlord disapproves of any of Subtenant's Plans, Sublandlord shall advise Subtenant of the required revisions concurrently with such disapproval. After being so advised by Sublandlord, Subtenant shall promptly submit a redesign, addressing the revisions required by Sublandlord, for Sublandlord's reasonable approval. If Sublandlord disapproves Subtenant's redesign, then the foregoing process shall be repeated until completed plans are approved by Sublandlord. If Subtenant's Plans have not been approved within sixty (60) days from the date of this Sublease, the parties agree to promptly meet in good faith to attempt to reach agreement regarding Subtenant's Plans. If Subtenant's Plans are not fully approved within seventy-five (75) days from the date of this Sublease despite the exercise of good faith efforts, either Sublandlord or Subtenant may, as its sole remedy, terminate this Sublease by written notice delivered within ten (10) days following the expiration of such 75-day period. Approval by Sublandlord shall not be deemed to be a representation or warranty by Sublandlord with respect to the safety, adequacy, correctness, efficiency or compliance with law of Subtenant's Plans.

          4.4    Permits.     Subtenant's Architect shall be responsible for submission of Subtenant's Plans for plan check by the City of Los Angeles. Any changes required by the City of Los Angeles shall be submitted to Sublandlord for Sublandlord's review and reasonable approval. Subtenant's contractor shall apply for the building permit for Subtenant's Work and Subtenant shall be responsible for and shall pay all fees and expenses for securing the building permit and all other permits necessary for construction of the tenant improvements.

          4.5    "As-Built" Plans.     A set of "as-built" plans of the Premises, in such form and detail as reasonably required by Sublandlord, shall be delivered to Sublandlord within sixty (60) days after Subtenant's occupancy.

        5.    Construction of Subtenant's Work.

        5.1    Subtenant's Contractor.     Subtenant will enter into a construction contract with a contractor approved by Sublandlord for construction of Subtenant's Work ("Subtenant's Contractor"). Sublandlord hereby approves Corporate Builders (CBI) as Subtenant's Contractor. Subtenant will inform Sublandlord of the amount of the contract price.

          5.2    Performance.     Subtenant shall perform, through Subtenant's Contractor, all work shown on the approved Subtenant's Plans, in accordance with such plans, and in a professional and workmanlike manner and in strict accordance with code. Subtenant shall comply, and will cause its agents, contractors and employees to comply, with all construction rules and regulations of the Building as set forth in Exhibit H to the Sublease (which rules shall be subject to change from time to time upon reasonable advance notice to Subtenant and its contractors).

          5.3    Services During Construction.     Subtenant and Subtenant's Contractors shall also have the right to use the Building's freight elevators and loading dock at no charge during Building Hours, and may use the freight elevators and loading dock outside of Building Hours, subject to a reasonable charge therefor, to reimburse Sublandlord for its actual costs, if incurred, of providing such after hours use and such access. Subtenant shall have the non-exclusive use of at least one loading dock and freight elevator during construction. Subtenant shall compensate Sublandlord at the normal hourly rates for such personnel for the services of Sublandlord's engineering personnel in connection with Subtenant's Work (including the cost of accompanying Subtenant or its agents or contractors during the performance or planning of Subtenant's Work outside of the Premises and the performance of Subtenant's Work within the Premises that may affect Building systems, and during the inspection of Subtenant's Work. Sublandlord shall endeavor to provide up to three (3) parking spaces in the loading dock area of the Building for use by Subtenant's contractors (but not customers or employees) during Building Hours, at no charge to Subtenant.

          5.4    Subtenant's Move Into the Premises.     Sublandlord shall provide reasonable general security and access to the Building at no charge to Subtenant during Subtenant's move into the Premises. Subtenant shall have the non-exclusive use of at least one loading dock and one freight elevator during Subtenant's move into the Premises, but shall have no right to utilize passenger elevators during its move into the Premises.

          5.5    Labor Harmony.     Subtenant acknowledges and understands that the Building is a "union building" and organized labor has a strong presence at the Building. Sublandlord will permit Subtenant's Contractor and subcontractors access to the Premises to perform their work in the proper sequence, provided that the workers and mechanics of Subtenant's Contractor and subcontractors work in harmony with and do not interfere with the labor employed by Sublandlord, Sublandlord's mechanics or contractors or by any other tenant or its contractors. Subtenant specifically agrees to employ and to cause Subtenant's Contractor to employ union labor for all trades except telecommunications, furniture installers and moving companies. If at any time such entry shall cause disharmony or interference, this right of access may be withdrawn by Sublandlord upon twelve (12) hours' written notice to Subtenant. Sublandlord shall not be liable in any way for any injury, loss or damage which may occur to any of Subtenant's decorations or installations so made before commencement of the term of the Sublease, the same being solely at Subtenant's risk, and Subtenant shall hold Sublandlord harmless from any claim, demand or action arising from activities of Subtenant's Contractor, subcontractors, workers or mechanics. Sublandlord and Subtenant agree to cooperate in good faith in connection with Subtenant's Contractor's entry into the Building and the Premises and the installation of Subtenant's Work.

          5.6    Deliveries.     Subtenant's Contractor shall coordinate the scheduling of deliveries of materials with Sublandlord, and the timing of such deliveries shall be subject to Sublandlord's reasonable approval. Sublandlord may require that delivery of construction materials be made at a time other than during Building Hours.

          5.7    Insurance.     Throughout the performance of Subtenant's Work, Subtenant, at its expense, shall carry, or cause to be carried, workers' compensation insurance as required by law and general liability insurance, with completed operations endorsements, for any occurrence in or about the Building, in such coverage limits and with insurers in each case meeting the requirements of Article 7 of the Sublease. Sublandlord and the persons specified in Section 7.5 of the Sublease shall be designated as additional insured parties on the insurance policies. Subtenant shall furnish Sublandlord with evidence satisfactory to Sublandlord that such insurance is in effect before the commencement of Subtenant's Work, and, on request of Sublandlord during construction, Subtenant shall provide evidence satisfactory to Sublandlord that the insurance remains in effect.

          5.8    Liens and Violations.     Subtenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Subtenant's Work, or any other work, labor, services or materials done for or supplied to Subtenant, or any person claiming through or under Subtenant, which shall be issued by the Building and Safety Department of the City of Los Angeles or any other public authority. Subtenant shall not utilize materials in Subtenant's Work (except with respect to Subtenant's Property) that are subject to security interests or liens. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any and all mechanics' liens, stop notices and other liens and encumbrances or claims of liens or encumbrances filed in connection with Subtenant's Work, Alterations, or any other work, labor, services or materials done for or supplied to Subtenant, or any person claiming through or under Subtenant, including, without limitation, security interests in any materials, fixtures or articles installed in the Premises; and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance, or claim of lien or encumbrance, its removal or any related action or proceeding. Subtenant, at its expense, shall satisfy or discharge of record or bond around each stop notice, lien or encumbrance within 10 days after notice that the same has been filed. If Subtenant fails to do so, Sublandlord shall have the right to satisfy or discharge the stop notice, lien or encumbrance by payment to the claimant on whose behalf it was filed, by the posting of a bond, or by other action. Subtenant shall reimburse Sublandlord on demand for the costs and expenses so incurred by Sublandlord, as Additional Charges, and without regard for any defense or offset that Subtenant may have had against the claimant, but neither Sublandlord's curative action nor the reimbursement of Sublandlord by Subtenant shall cure Subtenant's default in failing to satisfy or discharge the lien or encumbrance.

          5.9    Indemnity.     Subtenant will be directly responsible to Sublandlord for the performance of Subtenant's Contractor, and will indemnify, defend and hold harmless Sublandlord, Sublandlord's Affiliates and Sublandlord's managing agent from any cost, expense, claim, lien, loss, damage or liability in connection with the construction contract with Subtenant's Contractor or with the performance of Subtenant's Work.

          5.10    Inspection by Sublandlord.     Sublandlord shall have the right to inspect Subtenant's Work at any reasonable time, and may reasonably reject work that does not conform with applicable laws or Subtenant's Plans. In the event of such rejection, the parties shall promptly meet to agree-upon a resolution to bring such work into conformity.

          5.11    Code Requirements.     Subtenant shall bear all costs and expenses of constructing Subtenant's Work in compliance with code and shall be responsible, at its expense, for obtaining, and, if requested by Sublandlord, furnishing copies to Sublandlord of, all governmental permits, certificates, and approvals necessary for the commencement and prosecution of Subtenant's Work and for final approval thereof upon completion.

          5.12    Code Requirements.     The term "Sublandlord Delays" shall mean any delay that Subtenant may encounter in the performance of Subtenant's Work because of any act or obligation Sublandlord or its agents, including, without limitation, delays resulting from approval in Subtenant's Plans; delays due to the failure to promptly give authorizations or approvals required by this Work Letter; or delays caused in any other way by Sublandlord, its employees or agents. Notwithstanding the foregoing, no occurrence described above shall constitute a Sublandlord Delay until prior notice thereof is given to Subtenant by Sublandlord and Subtenant is provided two (2) business days following receipt of such written notice to remedy such delay and an actual delay in substantial completion of the Subtenant's Work has occurred as a result of such Sublandlord Delay.

SCHEDULE 1 TO WORK LETTER

BASE BUILDING DEFINITION

FLOORS
Floor Leveling	The concrete floors of the Building will have a floor level variance of no more than 1/4 inch per 10 feet, non-cumulative
Floor Loading	The floor loading capacity in the Building is as follows:
Live Load: 1001bs. per SF
Partition Load: 125 lbs. per SF

DROPPED CEILING AND LIGHTS	Dropped ceilings and lights shall be provided "as-is".

ELEVATORS	•	The Building has 4 passenger elevators serving Lower Level I.
	•	The Building has 2 service/freight elevators serving Lower Level I.

HVAC
System Description	•	The Building's HVAC system specifications for tower Level I are as follows:
A single VAV duct system serviced by 3 fanrooms; heating is supplied by return air across light fixtures.
Temperature	•	The HVAC on Lower Level I (for "comfort air") meets the following Specifications temperature specifications:
Design population: 160 RSF per person
Average air circulation: 1.0 cfm/rsf
Indoor air temperature:
Summer: 68-74 degrees Fahrenheit and 50% relative humidity
Winter: 68-74. degrees Fahrenheit (plus or minus 2 degrees)
Outdoor air temperature:
Summer: 95 degrees Fahrenheit dry bulb, 74 degrees Fahrenheit wet bulb
Winter: 30 degrees Fahrenheit dry bulb
Fresh outdoor air ventilation to be provided at a minimum of 0.15 cfm per rentable square foot.
	•	The HVAC on Lower Level I (for "processed air") meets the following specifications:

Schedule 1, Exhibit A-1

300 tons of chilled water at a temperature range between 43-47 degrees Fahrenheit
ELECTRICAL CAPACITY	•	The Building will provide not less than 300 amps, at 480 volts, 3 phase alternating current.
FIRE & LIFE-SAFETY	•	The Building is fully sprinklered.
	•	The Building is equipped with a Honeywell Fire & Life-Safety system throughout the entire structure.
UPS	•	five (5) 560 KVA, 2 meg. watt "Emersen" uninterrupted power system. Currently two modules are on line, three sitting idle.
EMERGENCY GENERATOR	•
Emergency backup consists of four (4) 1,100 KW, 480V/277, 3 phase, 60 cycle diesel generators. Total system 4,400 KW driven by four (4) "Detroit" 96V106 engines. Fuel for the generators is stored in three (3) 30,000 gallon underground storage tanks. The generators distribute power to four (4) automatic transfer switches (ATS).

Schedule 1, Exhibit A-2

EXHIBIT B

[Lower Level 1 graphic drawing]
1200 West Seventh Street
Los Angeles, California 90017
07-19-99]

B-1

EXHIBIT C
FORM OF MEMORANDUM OF SUBLEASE COMMENCEMENT

        This Memorandum of Sublease Commencement is made as of                        , 1999, by CHARTER HOLDINGS, INC., a Nevada corporation ("Sublandlord"), having an office at c/o Corporate Properties Group, 333 South Grand Avenue, Suite 700, Los Angeles, California 90071, Attention: Negotiations Manager, and EPOCH NETWORKS, INC., a corporation ("Subtenant") having an office at                        , Attention:                        . Sublandlord and Subtenant agree to and acknowledge the following matters:

          1.    Sublandlord and Subtenant have entered into that certain Office Sublease dated                        , 1999, (the "Sublease"), covering office space containing 25,025 square feet of Rentable Area in The Garland Center Building, located at 1200 West Seventh Street, Los Angeles, California, as more particularly described in the Sublease.

          2.    All terms defined in the Sublease shall have the same meaning when used in this Memorandum of Sublease Commencement.

          3.    The Commencement Date of the Sublease is                        , and the Expiration Date of the Sublease is the February 27, 2009.

        IN WITNESS WHEREOF, Sublandlord and Subtenant have caused their duly authorized representatives to execute this Memorandum of Sublease Commencement as of the date first above written.

SUBTENANT:	SUBLANDLORD:
EPOCH NETWORKS, INC., a California corporation	CHARTER HOLDINGS, INC., a Nevada corporation
By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

C-1

EXHIBIT D
THE GARLAND CENTER
1200 WEST SEVENTH STREET
RULES AND REGULATIONS

        These Rules and Regulations are attached to and form a part of that certain Sublease (the "Sublease") dated as of November 15, 1999, by and between CHARTER HOLDINGS, INC., a Nevada corporation ("Sublandlord") and EPOCH NETWORKS, INC., a California corporation ("Subtenant"). In the event of any conflict between the terms of the Sublease and these Rules and Regulations, the terms of the Sublease shall prevail.

        1.    The rights of each tenant in the Common Area and entrances, corridors, elevators and other public areas servicing the Building are limited to ingress to and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators, plazas, and other facilities of the Building or the Common Area by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, doorways, elevators, fire exits or stairways of the Building or the Common Area. Sublandlord reserves the right to control and operate the public portions of the Building and the Common Area, in such manner as it, in its reasonable judgment, deems best for the benefit of the tenants generally. No tenant and no invitees or employees of any tenant shall be allowed on the roof of the Building, except as otherwise allowed under, and subject to, the terms of the Sublease.

        2.    Sublandlord may refuse admission to the Building during the days and hours specified in Rule 35 to any person not known to the watchman in charge or not having a pass issued by Sublandlord or the tenant whose premises are to be entered or not otherwise properly identified, and Sublandlord may require all persons admitted to or leaving the Building outside of Building Hours to provide appropriate identification and to register. Sublandlord shall not be held responsible or liable for damages for any error with regard to the admission to or exclusion from the Building of any person unless properly identified. Subtenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Sublandlord for all acts or omissions of such persons. Any person whose presence in the Building or the Common Area at any time shall, in the judgment of Sublandlord, or its representatives, be prejudicial to the safety, character or reputation of the Building, the Common Area or of its tenants may be denied access to the Building or the Common Area or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Sublandlord may prevent all access to the Building or the Common Area by closing the doors or otherwise for the safety of the tenants and protection of property in the Building or the Common Area.

        3.    Subtenants shall obtain ice, drinking water, food, beverage, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered with the Building office and who have been approved by Sublandlord for provision of such services in the Building.

        4.    The cost of repairing any damage to the public portions of the Building or to the Common Area, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by the tenant.

        5.    No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Sublandlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant without the prior written consent of Sublandlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Sublandlord.

        6.    No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld in the sole and absolute discretion of Sublandlord. In the event of the violation of the foregoing by any tenant, Sublandlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors or the Building directory shall, if and when approved by Sublandlord, be inscribed, painted or affixed for each tenant by Sublandlord at the expense of such tenant, and shall be of size, color and style acceptable to Sublandlord.

        7.    The skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant.

        8.    No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules except by a newsstand licensed by Sublandlord.

        9.    No bicycles, vehicles or animals (except any which are providing handicap assistance) of any kind shall be brought into or kept in or about the premises of any tenant of the Building or the Common Area.

        10.  Subtenants shall permit no noise, vibration or odor to escape from their premises. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building or the Common Area.

        11.  Subtenants and their contractors, employees, agents, visitors and licensees shall not at any time bring into or keep upon any tenant's premises or in the Building any foul or noxious gas or substance or any inflammable, combustible, explosive or otherwise Hazardous Substance, except for small quantities used in the normal operation of Subtenant's business, as permitted by Sublandlord under the Sublease.

        12.  No locks or bolts of any kind which are not operable by the grand master key for the Building shall be placed upon any of the doors by any tenant, nor' shall any changes be made in locks or the mechanism thereof which would make such locks inoperable by the grand master key. Additional keys for a tenant's premises and toilet rooms shall be procured only from Sublandlord, who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Sublandlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by such tenant, and in the event of the loss of any keys furnished by Sublandlord, such tenant shall pay to Sublandlord the cost thereof.

        13.  All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other sizable object or matter of any description, must take place during such hours, in such elevators and in such manner as Sublandlord or its agent may determine from time to time. Persons employed to move safes and other heavy objects shall be acceptable to Sublandlord. Before moving large quantities of furniture and equipment into or out of the Building, tenants shall notify Sublandlord and shall comply with Sublandlord's requirements concerning the time and manner in which the work shall be performed. All labor and engineering costs incurred by Sublandlord in connection with any moving, including a reasonable charge for overhead and profit, shall be paid by tenant to Sublandlord, on demand. Sublandlord shall not be responsible for loss or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of tenant.

        14.  Sublandlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building any objects or matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Sublandlord may require any person leaving the Building with any package or other object or matter to submit a pass issued by the tenant from whose premises the item is being removed, listing the item. This rule shall not be deemed to impose any responsibility or liability on Sublandlord for the protection of any tenant against the removal of property from the premises of such tenant. Sublandlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this rule or of other of these Rules and Regulations.

        15.  No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of food, liquor, drugs or tobacco in any form, or as a barber, beauty or manicure shop, or as a school or classroom (except for informal training by the Subtenant), unless such use has been specifically approved by Sublandlord. No tenant shall use or permit its premises or any part thereof to be used for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind. These prohibitions supplement the prohibited uses specified in the lease of which this Exhibit is a part.

        16.  Sublandlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Sublandlord's sole and absolute judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Sublandlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

        17.  Sublandlord shall have the right to prescribe the weight, size and position of safes and other objects of excessive weight exceeding design capacity of the floor, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgment of Sublandlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the Subtenant and in compliance with plans reasonably approved by Sublandlord.

        18.  No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Sublandlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and in no event shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment that Sublandlord permits a tenant to install and use shall be so equipped, installed and maintained by the tenant as to prevent any noise, vibration or electrical or other interference from being transmitted from the tenant's premises to any other area of the Building.

        19.  Sublandlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

        20.  No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

        21.  The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Sublandlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Sublandlord.

        22.  Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

        23.  No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant's lease.

        24.  Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air-conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Sublandlord, might cause any such impairment or interference.

        25.  No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The sinks and toilets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. A tenant shall be liable to Sublandlord for all damages resulting from any misuse of the fixtures by the tenant or the tenant's servants, employees, agents, visitors or licensees. All garbage receptacles used in the premises of any tenant shall be emptied, cared for and cleaned by and at the expense of the tenant.

        26.  All entrance doors in a tenant's premises shall be left locked by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights and entirely shut off all water faucets.

        27.  Hand trucks shall not be used in the Building unless they are equipped with rubber tires and side guards.

        28.  Subtenant shall not obstruct, alter or in any way impair the efficient operation of the Building heating, ventilating and air-conditioning systems and shall not place furniture, equipment or other objects where they would interfere with air flow. Subtenant shall not tamper with or change the setting of any thermostats or temperature control valves in the office area portions of the Premises.

        29.  [Intentionally Omitted].

        30.  Linoleum, tile, carpet and other floor coverings shall be affixed to the floor of the premises only in a manner previously approved in writing by Sublandlord. The expenses of repairing any damage resulting from a violation of this rule or the removal of any floor covering installed by a tenant shall be borne by the tenant.

        31.  No person shall be allowed to transport or carry beverages, food, food containers, etc. on any passenger elevators, other than for their personal consumption. The transportation of such items shall be via the freight elevator in such manner as prescribed by Sublandlord.

        32.  Sublandlord shall have the right, exercisable without notice and without liability to tenant, to change the name and street address of the Building of which the premises are a part.

        33.  The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Sublandlord reserves the right to exclude any other names therefrom and—otherwise limit the number of listings thereon.

        34.  Except in accordance with Subtenant's Plans as reasonably approved by Sublandlord, and except in accordance with the Sublease and, Subtenant shall not overload the floor of the premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster (except for hanging pictures and other decoratory art) or in any way deface the premises or any part thereof.

        35.  Sublandlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Sundays and legal holidays and on other days between the hours of 7:00 P.M. and 7:00 A.M., and at such other times as Sublandlord may deem advisable for the adequate protection and safety of the

Building, its tenants and property in the Building; subject to Subtenant's access rights set forth in this Sublease. Sublandlord shall not be responsible or liable for damages for any error with regard to the admission to or exclusion from the Building of any person; provided, however, that Sublandlord shall allow such person a reasonable opportunity to adequately identify himself/herself.

        36.  Sublandlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant or give rise to any liability on the part of Sublandlord. Sublandlord shall not be responsible or liable to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

        37.  Subtenant shall neither contract for, nor employ any labor in connection with, the maintenance, cleaning or other servicing of the Premises without the prior consent of Sublandlord, which consent shall not be unreasonably withheld or delayed. Subtenant shall not use (and upon notice from Sublandlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Sublandlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Area.,

        The following Rules and Regulations pertain to the loading dock of the Building (the "Loading Dock") and the freight elevator(s) and apply during periods of construction as well as during the Sublease Term:

        38.  The Loading Dock hours are 6:00 a.m. to 6:00 p.m., Monday through Friday. The dock is closed on Saturday, Sunday and Legal Holidays.

        39.  All deliveries of furniture, equipment supplies, fixtures, merchandise, and other materials to or from the Building and the Premises must be made through the Loading Dock by means of the freight elevators.

        40.  Any deliveries totaling more than two (2) elevator loads must be coordinated through the Office of the Building at (213) 239-5202.

        41.  Reservation of freight elevators after hours with an operator is a billable service. Arrangements for this service must be coordinated through the Office of the Building.

        42.  Vehicles for any freight reservation may arrive 15 minutes before the scheduled time.

        43.  The Loading Dock speed limit is 5 MPH.

        44.  The maximum height for trucks using the Loading Dock is 13'6". The maximum length is 54'.

        45.  The parking limit is a dock lane as 30 minutes. After the freight has been delivered or dropped off, vehicles must leave the dock as soon as possible.

        46.  Drivers who leave their vehicles must check their keys in with Building Security. All unattended vehicles must be locked and all items secured.

        47.  Trucks will not be allowed to leave their motors running.

        48.  Drivers are to remain with their vehicles unless making a delivery in the building.

        49.  Parking of vehicles for other than the purpose of loading and unloading goods is prohibited.- No private vehicles are allowed to park in the Loading Dock at any time.

        50.  All accidents must be reported to the Office of the Building immediately. An Incident Report must be filed in all cases.

        51.  Subtenants receiving deliveries must have their address (including suite or location number) clearly indicated on all packages and/or shipping documents.

        52.  Large deliveries must be delivered between the hours of 06:00 a.m. and 08:00 a.m., after 03:00 p.m. or on weekends. Contractors will be responsible for cleaning the service area used following the delivery of construction material.

        53.  Unless previously approved by building management, use of the pallet jack is prohibited.

        54.  Hard hats must be worn at all times in construction areas and safety policies are strictly enforced.

        55.  No material or equipment shall be left on the Loading Dock.

        56.  Unless previously approved, there will be no entering or exiting by contractors through the lobby levels. No equipment, tools, materials etc. shall be transported through the building lobby at any time.

        57.  No person will be allowed to remove property through the Loading Dock without an authorized property removal pass from the removing floor.

        58.  Foremen and superintendents should make contact with the, Office of the Building and provide a phone number for their location.

        59.  Any delivery person found placing graffiti on any part of the property will be charged for it's clean up and will be banned from the use of the Loading Dock.

        60.  If for some reason a vehicle must be left unattended by the driver, the driver must leave the vehicle keys with Building Security. Due to the size and activity of the dock area, it is necessary for Building Security to keep the keys of any unattended vehicles so that they may be moved in order to accommodate other delivery vehicles. The turning in of keys is not required if the driver remains with the vehicle.

        61.  Delivery personnel are responsible for the clean up of any fallen debris or spills resulting from or occurring during pickup or delivery.

EXHIBIT E
[Intentionally omitted]

E-1

EXHIBIT F
[Intentionally omitted]

F-1

EXHIBIT G
[Intentionally omitted]

G-1

FIRST AMENDMENT TO SUBLEASE

        THIS FIRST AMENDMENT TO SUBLEASE (the "Agreement") is entered into as of March 1, 2000 by and between CHARTER HOLDINGS, INC., a Nevada corporation ("Sublandlord"), and EPOCH NETWORKS, INC., a California corporation ("Subtenant"), with reference to the following facts:

          A.    Sublandlord and Subtenant entered into that certain Sublease dated as of November 15, 1999 ("Sublease"), pursuant to which Sublandlord subleased to Subtenant approximately 16,577 rentable square feet on lower level I in that certain building, located at 1200 West Seventh Street, Los Angeles, California, and commonly known as the Garland Center.

          B.    Sublandlord and Subtenant are desirous of amending the terms of the Sublease. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Sublease.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Expansion Space.     Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, that certain area located on Lower Level I of the Building (and more particularly described in Exhibit A attached hereby and by this reference incorporated herein) consisting of approximately 6,011 square feet of Rentable Area, upon all of the existing terms of the Sublease, except as provided to the contrary in this Agreement. Useable Area of the Expansion Space means 5,227 square feet: .

        2.    Commencement Date.     The Commencement Date for the Expansion Space shall be March 1, 2000.

        3.    Preparation of Expansion Space.     Subtenant agrees that Sublandlord is not required to perform any work or install any improvements or equipment to make the Expansion Space ready for Subtenant's occupancy, and Subtenant agrees to accept the Expansion Space "AS IS"; provided, however, that Subtenant may make improvements to the Expansion Space in accordance with the Work Letter and the Sublease, as amended hereby.

        4.    Basic Rent.     Basic Rent for the Expansion Space means (a) from March 1, 2000 through February 28, 2005, inclusive, a per annum amount equal to the product of $24.00 times the Rentable Area (of the Expansion Space), and (b) from March 1, 2005 through the remainder of the Sublease Term, inclusive, a per annum amount equal to the product of $28.00 times the Rentable Area (of the Expansion Space). As of March l, 2000, Subtenant's monthly installment of Basic Rent for the Expansion Space will be $12,022.00 ($144,264 annually). Commencing on March 1, 2005, Subtenant's monthly installment of Basic Rent for the Expansion Space will be $14,025.67 ($.168,308 annually). Subtenant shall pay to Sublandlord the Basic Rent with respect to the Expansion Space in the amount set forth above which shall be due and payable in equal monthly installments in advance on the first day of each and every calendar month during the Sublease Term commencing on March l, 2000.

        5.    Operating Expenses/Taxes.     Base Costs of Operation and Base Taxes, with respect to the Expansion Space, means Costs of Operation and Taxes for calendar year 2000, respectively, in each case divided by the Rentable Area of the Building. Subtenant's Share with respect to the Expansion Space means .84%. Such costs and taxes shall be included in the definition of Additional Charges and shall be paid by Subtenant to Sublandlord at the time and in the manner set forth in the Sublease.

        6.    Parking.     Subject to the terms and conditions set forth in Article 25 of the Sublease, Subtenant shall have the non-exclusive right to use three (3) (additional) parking privileges in the Parking Garage at no charge to Subtenant during the Sublease Term. Such rights are in addition to the ten (10) parking privileges granted to Subtenant under the Sublease.

1

        7.    Basic Utilities and Services.     Subject to the terms and conditions set forth in Article 11 of the Sublease, the electrical service available to the Expansion Space shall be from the existing electrical closet serving the Expansion Space with a capacity of not less than 125 amps, 480 volt, 3-phase alternating current. In addition to the foregoing, subject to engineering review, at the sole cost and expense of Subtenant, Sublandlord shall provide Subtenant with access to not less that 400 amps, 480 volt, 3-phase alternating current service for Subtenant's equipment (including any existing Building liebert units) in the Expansion Space.

        8.    Entire Agreement.     Except as expressly amended hereby, parties hereby reaffirm all of the terms, conditions, covenants, and agreements of the Sublease, and same shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, Sublandlord and Subtenant have caused those duly authorized representatives to execute this First Amendment to Sublease as of the date first above written.

SUBTENANT:		SUBLANDLORD:
EPOCH NETWORKS, INC., a California corporation		CHARTER HOLDINGS, INC., a Nevada corporation

By:	/s/ Karen Muller Name: Karen Muller Title: Vice President	By:	Donald E. Dana Name: Donald E. Dana Title: Executive Vice President

By:	/s/ Rex Bell Name: Rex Bell Title: Vice President	By:	Mark A. Ingram Name: Mark A Ingram Title: Senior Vice President

2

EXHIBIT A

(Location of Expansion Space)

[Lower Level 1 graphic drawing
1200 West Seventh Street
Los Angeles, California 90017
03-12-99]

1

1200 WEST SEVENTH STREET, LOS ANGELES, CALIFORNIA

PARTIAL TERMINATION AND SECOND AMENDMENT TO SUBLEASE
(EPOCH NETWORKS, INC.)

        THIS PARTIAL TERMINATION AND SECOND AMENDMENT TO SUBLEASE (this "Amendment") is entered into as of December 31, 2002, by and between CHARTER HOLDINGS, INC., a Nevada corporation ("Sublandlord"), and EPOCH NETWORKS, INC., a California corporation ("Subtenant").

RECITALS

        A.    Sublandlord and Subtenant are parties to that certain Sublease dated as of November 15, 1999, as amended by that certain First Amendment to Sublease (the "First Amendment") dated as of March 1, 2000 (collectively, as amended, the "Sublease"). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Sublease.

        B.    Pursuant to the Sublease, Subtenant leases from Sublandlord certain premises consisting of 16,577 rentable square feet, commonly known as Suite LL1-160 ("Suite 160"), and 6,011 rentable square feet, commonly known as Suite LL1-170 (the "Surrendered Premises"), each located on Lower Level 1 of that certain building commonly known as The Garland Center located at 1200 West Seventh Street, Los Angeles, California (the "Building").

        C.    Sublandlord and Subtenant desire to amend the Sublease to reflect that the Sublease is terminated with respect to the Surrendered Premises, to provide for certain payments and obligations of Subtenant arising out of the partial termination of the Sublease, to modify Subtenant's monthly installment of Basic Rent and other payment obligations and to modify other provisions of the Sublease, all as more particularly set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, Sublandlord and Subtenant agree as follows:

        1.    CONDITIONS TO PARTIAL TERMINATION OF SUBLEASE.     Sublandlord and Subtenant hereby agree that the Sublease with respect to the Surrendered Premises only shall be terminated for all purposes as of December 31, 2002, provided that each of the following terms and conditions are satisfied as of such date (the "Partial Termination Conditions"):

          (a)    Performance of the Sublease.     Subtenant shall have paid in full all amounts owed pursuant to the terms of the Sublease for both Suite 160 and the Surrendered Premises up to and through December 31, 2002, or such later date which shall be the Effective Date hereunder (defined below), which amounts shall include, without limitation, the payment of all monthly installments of Basic Rent, any parking charges and Subtenant's Share of Costs of Operation and Taxes for the Surrendered Premises.

          (b)    Payments to Sublandlord.     In addition to the amounts indicated in Section 1(a) above, Sublandlord shall have received the Draw Down Payment and the Reduction Fee (each as defined below) in immediately available funds.

          (c)    Surrender of Surrendered Premises.     Subtenant shall have surrendered the Surrendered Premises to Sublandlord in broom-clean condition, having removed all personal property and otherwise in the condition required under the terms of the Sublease. In addition, Subtenant shall return to Sublandlord all pass keys, entry keys and other items which may have been provided in connection with the Sublease with respect to the Surrendered Premises. Subtenant acknowledges that upon full execution and delivery of this Agreement, Sublandlord may re-lease the Surrendered Premises, without notice to or consent from Subtenant and without any payment or credit of any kind to Subtenant.

        The date that all of the Partial Termination Conditions are satisfied shall be the "Effective Date." From and after the Effective Date, all references to "Premises" in the Sublease and this Amendment shall be deemed to be references to Suite 160. If the Effective Date has not occurred on or before December 31, 2002, the Effective Date shall be extended, with Sublandlord's consent, to be the date that all of the Partial Termination Conditions have been fully satisfied.

        2.    REDUCTION FEE.     On or before December 31, 2002, Subtenant shall pay Sublandlord a fee in the amount of $45,000 (the "Reduction Fee"), in consideration for Sublandlord agreeing to allow Subtenant to reduce the size of its Premises and corresponding obligations under the Sublease. Subtenant acknowledges that Sublandlord would not have agreed to allow Subtenant to reduce the size of its Premises in the absence of Subtenant's agreement to pay the Reduction Fee and the Draw Down Payment in accordance with the terms hereof. Accordingly, the parties expressly acknowledge and agree that the payment of such amount is not intended as a forfeiture or penalty under applicable law, but is intended to be consideration for this Agreement.

        3.    DRAW DOWN PAYMENT.

          (a)    Draw Down Payment.     Currently Sublandlord holds that certain Standby Letter of Credit No. SVB99IS1794 in the amount of $400,000 (the "Original Letter of Credit") issued by Silicon Valley Bank in favor of Sublandlord as security for Subtenant's performance under the Sublease. On or before the December 31, 2002, Sublandlord, with the cooperation and assistance of Subtenant, shall be entitled to and is hereby authorized to draw down on the Letter of Credit in the amount of $100,000 (the "Draw Down Payment"). The Draw Down Payment shall be received by Sublandlord in immediately available funds, and constitutes partial consideration for Sublandlord entering into this Agreement. Subtenant confirms that the Draw Down Payment is a proper application of the proceeds of the Letter of Credit and that Sublandlord is entitled to retain, without liability to Subtenant and Subtenant hereby relinquishes to Sublandlord, all such proceeds of the Letter of Credit. In addition, the parties expressly acknowledge and agree that the payment of such amount is not intended as a forfeiture or penalty under applicable law, but is intended to be consideration under this Agreement. Following the disbursement of the Draw Down Payment to Landlord, the face amount of the Original Letter of Credit shall be $300,000. Sublandlord, through its counsel or through an alternative escrow arrangement acceptable to Sublandlord and Subtenant, shall hold the Original Letter of Credit until the Replacement Letter of Credit (as defined below) has been posted with Sublandlord.

          (b)    Replacement Letter of Credit.     Concurrently with and as a condition to the effectiveness of the Consent referenced in Section 5(b) below, Subtenant shall take all necessary action to cause City National Bank to issue a new letter of credit in the amount of $300,000 (the "Replacement Letter of Credit"), which will serve as security for Subtenant's obligations under the Sublease as set forth in Article 5 thereof.

          (c)    Reduction of Letter of Credit.     The Replacement Letter of Credit shall be subject to reduction effective as of December 1 of each year during the term of the Sublease commencing December 1, 2003 in accordance with the Letter of Credit Reduction Schedule attached hereto as Exhibit A, subject to and conditional upon each of the following:

      (1)
      no breach of default shall have occurred under the Sublease; and

      (2)
      for a consecutive period of at least three (3) months prior to the reduction date, the "EBITDA" of Assignee or Subtenant, as applicable, and their consolidated affiliates, as determined in accordance with generally accepted accounting principles and certified to Sublandlord in writing, shall be positive.

        Any reduction of the Letter of Credit shall only occur upon the written request of Subtenant or Assignee, as applicable, to Sublandlord, and after Sublandlord's review of its records. Subtenant's or

2

Assignee's compliance with the financial criteria referenced above shall be substantiated by the following information: (x) a 10Q financial statement filed with the Securities and Exchange Commission for the quarter ending September 30 prior to the effective reduction date, or if no 10Q is available, financial statements audited and certified by a certified public accountant and dated as of no earlier than September 30; and (y) current financial statements dated as of no earlier than November 30 prior to the effective reduction date certified by Subtenant's or Assignee's President and Chief Financial Officer under penalty of perjury. Upon a request by Subtenant or Assignee, as applicable, for a reduction in the Replacement Letter of Credit, Sublandlord shall have thirty (30) days to review records and available information with respect to Subtenant's or Assignee's, as applicable, performance under the Sublease and Subtenant's or Assignee's, as applicable, financial strength and Subtenant and Assignee also agrees to reasonably cooperate with requests by Sublandlord for information relating to the criteria for reduction. Accordingly, Section 5.2 of the Sublease shall be of no further force or effect and is superseded hereby.

        4.    RELEASE.     Upon satisfaction of each of the Partial Termination Conditions, Subtenant shall be fully released and discharged from all liabilities or obligations under the Sublease arising with respect to the Surrendered Premises, except for those liabilities or obligations that specifically survive the termination or expiration of the Sublease in accordance with its terms, including, without limitation, any year-end adjustment to Subtenant's obligations for Costs of Operation for the Surrendered Premises as set forth in the Sublease. Further, Subtenant confirms that Sublandlord has performed all of its obligations under the Sublease and hereby waives and releases any claim or cause of action that Subtenant may now or hereafter have against Sublandlord under the Sublease with respect to the Surrendered Premises.

        5.    SUITE 160.

          (a)    Condition of Suite 160.     Subtenant acknowledges that Subtenant is currently occupying Suite 160 and Sublandlord shall have no obligation whatsoever to construct improvements or otherwise perform work or repairs for Subtenant. Neither Sublandlord nor its agents or representatives have made any representations or promises with respect to the Building or Suite 160, except as expressly set forth in the Sublease and this Amendment. Subtenant confirms that Subtenant has accepted and will continue to sublease such space "AS-IS" and that Suite 160 is suited for the use intended by Subtenant and is in good and satisfactory condition.

          (b)    Assignment of Sublease with respect to Suite 160.     Subtenant has advised Sublandlord that it wishes to assign the sublease with respect to Suite 160 to VitalStream Broadcasting Corporation ("Assignee"). Such assignment shall be subject to the terms and conditions of a Consent to Sublease (the "Consent"). Subject to the terms of the Consent, if Assignee becomes the holder of Subtenant's interest under the Sublease, Assignee shall be bound by the terms of Sublease as amended hereby and by the Consent. Notwithstanding the foregoing, the effectiveness of this Amendment shall not be conditioned upon the effectiveness of the Consent.

        6.    BASE RENT.     Effective as of the Effective Date, Subtenant shall pay the following Basic Rent for Suite 160.

MONTHS:	ANNUAL BASIC RENT	MONTHLY INSTALLMENT
Effective Date - 11/14/04	$364,694 ($22.00 × 16,577)	$30,391.16
11/15/04 - 2/27/09	$397,848 ($24.00 × 16,577)	$33,154.00

        In addition to the foregoing, Subtenant shall continue to pay all other sums (other than Basic Rent) due pursuant to the terms of the Sublease, as amended hereby.

        7.    COSTS OF OPERATION.     Effective as of the Effective Date, Subtenant's Share with respect to Suite 160 is agreed to be 2.315%. Base Costs of Operation and Base Taxes shall continue to be calculated using the Costs of Operation and Taxes for the calendar year 2000.

3

        8.    PARKING.     Effective on the Effective Date, Section 6 of the First Amendment is deleted in its entirety and Subtenant's non-exclusive parking privileges shall be correspondingly reduced. Thereafter, Subtenant shall have the right to use ten (10) parking privileges only, subject to the terms and conditions set forth in Article 25 of the Sublease.

        9.    CONTINUING LIABILITY.     Notwithstanding anything to the contrary in this Agreement, should the Reduction Fee or the Draw Down Payment be set aside or should Sublandlord be forced to disgorge any portion of the Reduction Fee or the Draw Down Payment, or any other payment to Sublandlord or proceeds of the Letter of Credit drawn by Sublandlord under the terms of the Sublease as amended hereby, then the claims of Sublandlord for the full amount of damages to which it is entitled under the Sublease as a result of Subtenant's default thereunder shall be revived without regard to the terms and conditions of this Agreement. Subtenant shall indemnify, defend, protect and hold Sublandlord harmless from and against all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and costs), and judgments incurred by Sublandlord as a result of any challenge to the Reduction Fee, the Draw Down Payment, other payments by Subtenant made pursuant to this Agreement or additional proceeds of the Letter of Credit drawn by Sublandlord under the terms of the Sublease.

        10.    REPRESENTATIONS OF SUBTENANT.     Subtenant represents and warrants to Sublandlord that (a) no default exists under the Sublease; (b) Subtenant has not assigned or sublet all or any portion of its interest in the Sublease; (c) no other person, firm or entity has any right, title or interest in the Sublease; (d) Subtenant has the full right, legal power and actual authority to enter into this Agreement and to partially terminate the Sublease without the consent of any person, firm or entity; and (e) the individual(s) executing this Agreement on behalf of Subtenant has the full right, legal power and actual authority to bind Subtenant to the terms and conditions hereof. Subtenant further represents and warrants to Sublandlord that as of the Effective Date, there will be no mechanic's liens or other liens encumbering all or any portion of the Surrendered Space by virtue of any act or omission on the part of Subtenant, its contractors, agents, employees, successors or assigns. Notwithstanding the partial termination of the Sublease and the release of liability with respect to the Surrendered Space provided herein, the representations and warranties set forth in this Section 10 shall survive the termination of the Sublease and the closing of the transactions contemplated hereunder and Subtenant shall be liable to Sublandlord for any inaccuracy or any breach thereof.

        11.    CONFIDENTIALITY.     In consideration for Sublandlord agreeing to enter into this Amendment, Subtenant agrees that, except as provided by law or compelled by an order of a court, it shall keep the contents of this Amendment and any information related to the transaction contemplated hereby confidential (provided, however, Subtenant may provide such information to its lenders, consultants, attorneys and prospective investors in connection with the operation of Subtenant's business, provided that Subtenant shall instruct such parties to maintain the confidentiality of such information) and further agrees to refrain from generating or participating in any public statement or public notice regarding this transaction within the prior written consent of Sublandlord unless required under applicable law or by a court order. The provisions of this Section 11 shall survive termination of this Agreement. Notwithstanding the foregoing, if Subtenant is required pursuant to federal securities laws to file the Sublease with the Securities and Exchange Commission (to be placed on EDGAR), Subtenant shall have the right to make such filing so long as (i) Subtenant notifies Sublandlord of such filing and (ii) Subtenant files the entire Sublease, as amended from time to time, together with the Consent.

        12.    BROKERS.     Subtenant represents and warrants to Sublandlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment and shall indemnify, defend and hold harmless Sublandlord against any loss, cost, liability or expense incurred by Sublandlord as a result of any claim

4

asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Subtenant.

        13.    CONTINUING EFFECTIVENESS.     The Sublease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect.

        14.    TERMS AND HEADINGS.     The words "Sublandlord" and "Subtenant" include the plural as well as the singular, and words used in any gender include all genders. The titles to sections of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof. Unless otherwise specified herein, references to a "month" in the Sublease, as amended hereby, during the Term hereof shall mean and refer to a full calendar month, beginning on the first day of such calendar month and ending on the last day thereof, and all prorations to be performed under the Sublease as amended hereby shall be based upon the actual number of days in the relevant calendar month.

        15.    COUNTERPARTS.     This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.

        16.    EXECUTION BY BOTH PARTIES.     Submission of this instrument for examination or signature by Subtenant does not constitute any agreement or option to enter into the terms set forth herein, and it is not effective as an amendment to lease or otherwise binding upon either Sublandlord or Subtenant until this Amendment has been executed and delivered by Sublandlord and Subtenant.

        17.    AUTHORIZATION.     Two (2) authorized officers must sign on behalf of the Subtenant and this Amendment shall be executed by the president or vice-president and the secretary or assistant secretary of Subtenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, the bylaws or a certified copy of the resolution of Subtenant must be furnished to Sublandlord.

(SIGNATURES ON NEXT PAGE)

5

        IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.

SUBTENANT:		SUBLANDLORD:

EPOCH NETWORKS, INC., a California corporation		CHARTER HOLDINGS, INC., a Nevada corporation

By:	/s/ KAREN MULLER	By:	/s/ B. REEVE-BAILEY
Name:	Karen Muller	Name:	B. Reeve-Bailey
Title:	Vice President	Title:	Vice President

By:	/s/ GREGORY BRETZ	By:	/s/ MARK A. INGRAM
Name:	Gregory Bretz	Name:	Mark A Ingram
Title:	CEO	Title:	Vice President

S-1

EXHIBIT A

LETTER OF CREDIT REDUCTION SCHEDULE*

DATE	REDUCTION AMOUNT	BALANCE
December 31, 2002	N/A	$300,000
December 1, 2003	$50,000	$250,000
December 1, 2004	$50,000	$200,000
December 1, 2005	$50,000	$150,000
December 1, 2006	$75,000	$75,000
December 1, 2007	$75,000	-0-

*
All reductions of the Letter of Credit shall be subject to the terms of Section 3(c) of this Amendment.

A-1

CHARTER HOLDINGS INC.
c/o Corporate Properties Group
MAC No. 2064-072
333 South Grand Avenue, Suite 700
Los Angeles, California 90071

January 13, 2003

BY OVERNIGHT MAIL

Epoch Networks, Inc.
555 Anton Blvd.
Costa Mesa, CA 92626
Attn: General Counsel

Re:
Amendment to the Sublease (defined below) and Draw under that Irrevocable Standby Letter of Credit No. SVB99IS1794 (the "Letter of Credit")

Ladies and Gentlemen:

        This letter shall constitute an amendment ("Amendment") to that certain Sublease dated as of November 15, 1999, by and between Charter Holdings, Inc. ("Sublandlord") and Epoch Networks, Inc. ("Subtenant"), as amended by that certain First Amendment to Sublease dated as of March 1, 2000, and as amended by that certain Partial Termination and Second Amendment to Sublease dated as of December 31, 2002 (collectively, as amended, the "Sublease"). Currently, Sublandlord holds the above-referenced Letter of Credit, which has a remaining balance of $300,000.

        Sublandlord and Subtenant hereby agree as follows:

          1.    Upon full execution and delivery of this Amendment, Subtenant hereby authorizes Sublandlord to forward a request to Silicon Valley Bank in the form of Exhibit A attached hereto to draw down on the entire remaining balance of the Letter of Credit, in the amount of $300,000. Sublandlord shall hold such amount as a Security Deposit under the Sublease (the "Security"), until such amount is delivered to City National Bank ("CNB") pursuant to the terms of this Amendment.

          2.    Upon receipt by Landlord of a written confirmation (the "Confirmation") signed by Subtenant and VitalStream Broadcasting Corporation ("VitalStream") confirming that the proposed transaction with VitalStream (the "Sale") has closed, Sublandlord agrees to wire the Security (less the amount of any actual fees or wiring costs incurred) to CNB, pursuant to the wiring instructions attached hereto as Exhibit B:

          3.    In addition, upon receipt of the Confirmation, Sublandlord agrees to provide to Subtenant and VitalStream an estoppel in the form of Exhibit C attached hereto, dated as of the date of the closing of the sale.

        The parties acknowledge and agree that the effectiveness of this Amendment is subject to and conditioned upon CNB executing and delivering to Sublandlord an agreement in the form of Exhibit D attached hereto, confirming that CNB is unconditionally committed to and will issue a new letter of credit in the form of Exhibit E attached hereto (the "New Letter of Credit") upon receipt of the Security to the account specified in Exhibit D.

        Please sign below to confirm your agreement to modify the terms of the Sublease to reflect the terms of this Amendment and return a fully executed copy of the Amendment to my attention. Submission of this Amendment for signature shall not be binding as an amendment to the Sublease or otherwise until execution and delivery hereof by Sublandlord and Subtenant. All rights of Sublandlord are hereby expressly reserved. This Amendment may be signed in counterparts and all notices hereunder shall be sent to the respective addresses set forth below the signature blocks hereto.

Very truly yours,

CHARTER HOLDINGS, INC., a Nevada corporation

By:	/s/ B. REEVE-BAILEY Printed Name: B. Reeve-Bailey Title: Vice President

By:	/s/ MARK A. INGRAM Printed Name: Mark A. Ingram Title: Senior Vice President

Address: c/o Corporate Properties Group MAC No. 2064-072 333 South Grand Avenue, Suite 700 Los Angeles, California 90071 Attn: Lease Administration

ACCEPTED AND AGREED:

EPOCH NETWORKS, INC.,
a California corporation

By:	/s/ KAREN MULLER
Printed Name:	Karen Muller
Title:	Vice President

Address:
555 Anton Blvd.
Costa Mesa, CA 92626
Attn: General Counsel

[Signatures continued on next page]

2

ACKNOWLEDGED AND AGREED FOR ALL PURPOSES:

VITALSTREAM BROADCASTING CORPORATION,
a Nevada corporation

By:	/s/ KEVIN D. HERZOG
Printed Name:	Kevin D. Herzog
Title:	Chief Financial Officer

Address:
One Jenner, Suite 100
Irvine, California 92618
Attn: Philip N. Kaplan

3

EXHIBIT A

FORM OF DRAW DOCUMENTS

CHARTER HOLDINGS INC.
c/o Corporate Properties Group
MAC No. 2064-072
333 South Grand Avenue, Suite 700
Los Angeles, California 90071

January             , 2003

BY OVERNIGHT MAIL

Silicon Valley Bank
3003 Tasman Drive
Santa Clara, California 95054
Attention: International Banking Division

  Re:
  Partial Draw under Irrevocable Standby Letter of Credit No. SVB99IS1794 ("Letter of Credit"); Issued by Silicon Valley Bank ("Issuer") For the Account of Epoch Networks, Inc. ("Epoch") in Favor of Charter Holdings, Inc. ("Beneficiary"), as amended from time to time (the "Letter of Credit")

Greetings:

        Charter Holdings, Inc., the Beneficiary under the above-referenced Letter of Credit, hereby requests a total draw under the Letter of Credit in the amount of $300,000. Pursuant to the terms of the Letter of Credit, enclosed please find (1) the original Letter of Credit, (2) the Amendment to the Letter of Credit, and (3) an original Sight Draft executed by Beneficiary. Also in accordance with the terms of the Letter of Credit, Beneficiary states the following:

  THIS DEMAND COVERS AMOUNTS PAYABLE TO CHARTER HOLDINGS, INC., OR ITS SUCCESSOR AS SUBLANDLORD ("CHARTER"), FROM EPOCH NETWORK INC. ("EPOCH"), AS SUBTENANT, UNDER OR IN CONNECTION WITH THAT CERTAIN SUBLEASE DATED 11/1/1999 BETWEEN CHARTER, AS SUBLANDLORD, AND EPOCH, AS SUBLESSEE.

        Please wire transfer the requested draw down to the Letter of Credit in the amount of $300,000, to the following account:

Charter Holdings, Inc.
ABA NUMBER:
ACCOUNT NUMBER:
REFERENCE:

A-1

        Please confirm completion of the wire transfer by sending written notification via facsimile to Jordan S. Cohen (fax no. 213-628-9918) and Pamela Westhoff (fax no. 310-394-4700). Please contact Pamela Westhoff at 310-393-4000 ext. 256 with any questions, or if you need further information.

Very truly yours,

CHARTER HOLDINGS, INC., a Nevada corporation

By:
Name:
Authorized Signatory

A-2

DATE: January , 2003	REF. NO. Epoch Lease

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF Charter Holdings, Inc., US$300,000.00

USDOLLARS Three Hundred Thousand and no/100 Dollars

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NO. SVB99IS1794 DATED NOVEMBER 8, 1999

TO:
SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

CHARTER HOLDINGS, INC., a Nevada corporation

By:
Name:
Title:

A-3

EXHIBIT B

FORM OF WIRING INSTRUCTIONS

B-1

EXHIBIT C

FORM OF ESTOPPEL

CHARTER HOLDINGS INC.
c/o Corporate Properties Group
MAC No. 2064-072
333 South Grand Avenue, Suite 700
Los Angeles, California 90071

, 2003
[insert date sale is finalized]
BY OVERNIGHT MAIL
Epoch Networks, Inc. 120 West Seventh Street, Suite LL1-160 Los Angeles, CA 90071
Attn:
VitalStream Broadcasting Corporation One Jenner, Suite 100 Irvine, California 92618
Attn:

Ladies and Gentlemen:

        Reference is made to that certain Sublease dated as of November 15, 1999, by and between Charter Holdings, Inc. ("Sublandlord") and Epoch Networks, Inc. ("Subtenant"), as amended by that certain First Amendment to Sublease dated as of March 1, 2000, that certain Partial Termination and Second Amendment to Sublease dated as of December 31, 2002, and that certain letter agreement (the "Letter Agreement") dated January    , 2003 (collectively, as amended, the "Sublease").

        The undersigned hereby confirms to the best of its actual knowledge as of the date of execution and delivery of this Consent [CURRENT STATE OF FACTS TO BE REFLECTED AS OF DATE OF EXECUTION OF ESTOPPEL]: (i) no event has occurred (and not been cured or satisfied) and no condition exists which, with the giving of notice or the lapse of time or both, will constitute, a default under the Sublease by either Sublandlord or Subtenant; and (ii) all conditions and obligations under the Sublease to be performed as of the date hereof by Subtenant and Sublandlord have been performed or satisfied.

CHARTER HOLDINGS, INC., a Nevada corporation
By:
Printed Name:
Title:

C-1

EXHIBIT D

AGREEMENT OF CITY NATIONAL BANK

D-1

EXHIBIT E

FORM OF NEW LETTER OF CREDIT

E-1

QuickLinks

  Exhibit 10.5
TABLE OF CONTENTS
INDEX OF DEFINED TERMS
ARTICLE 1 SUMMARY OF BASIC TERMS
  1.1 Purpose.
  1.2 " Addresses for Notices: "
  1.3 " Base Costs of Operation "
  1.4 " Basic Rent "
  1.5 " Building "
  1.6 " Commencement Date "
  1.7 " Common Area "
  1.8 " Expiration Date "
  1.9 " Premises "
  1.10 " Scheduled Commencement Date "
  1.11 " Security Deposit "
  1.12 " Subtenant's Share "
  1.13 " Sublease Term "
  1.14 " Subtenant's Parking "
ARTICLE 2 DEMISE, TERM AND OCCUPANCY
  2.1 Demise and Reservations.
  2.2 Commencement and Expiration.
  2.3 Preparation of Premises.
  2.4 Delay in Delivery of Possession.
  2.5 Insurance.
  2.6 Measurement of Premises.
ARTICLE 3 RENT
  3.1 Rents.
  3.2 Payment.
  3.3 Partial Payment.
  3.4 Late Charge.
ARTICLE 4 OPERATING EXPENSE ADJUSTMENTS
  4.1 Operating Expense Definitions.
  (a) Costs of Operation—Inclusion.
  (b) Costs of Operation—Exclusions.
  (c) Costs of Operation—Adjustments.
  (d) Taxes.
  4.2 Adjustment of Rents.
  (a) Costs of Operation.
  (b) Taxes.
  (c) Manner of Payment; Sublandlord's Estimates.
  (d) Final Statement.
  (e) Examination Right.
  (f) Delay.
ARTICLE 5 SECURITY DEPOSIT
  5.1 Letter of Credit.
  5.2 Reduction.
ARTICLE 6 USE AND COMPLIANCE WITH LAW
  6.1 Permitted Use.
  6.2 Prohibited Uses.
  6.3 Compliance by Sublandlord.
  6.4 Compliance by Subtenant.
  6.5 [Intentionally omitted]
  6.6 [Intentionally omitted]
  6.7 Rules and Regulations.
  6.8 Nondiscrimination.
ARTICLE 7 INSURANCE
  7.1 Use of Premises.
  7.2 Property Insurance.
  7.3 Liability Insurance.
  7.4 Waiver of Subrogation.
  7.5 Policy Requirements.
  7.6 Premium Increase.
ARTICLE 8 ALTERATIONS
  8.1 Prior Approval Required for Alterations.
  8.2 Approved Subtenant Alterations.
  8.3 Discharge of Liens.
  8.4 Liens and Violations.
  8.5 Subtenant's Specialty Equipment.
ARTICLE 9 SUBLANDLORD'S AND SUBTENANT'S PROPERTY
  9.1 Sublandlord's Fixtures and Equipment.
  9.2 Other Property and Equipment.
  9.3 Removal at Termination.
  9.4 Abandonment.
  9.5 Taxes on Subtenant's Property and Non-Standard Subtenant Improvements.
  (a) Subtenant's Property.
  (b) Subtenant Improvements.
  9.6 Sublandlord Liens.
ARTICLE 10 REPAIRS AND MAINTENANCE
  10.1 Sublandlord's Obligations.
  10.2 Subtenant's Obligations.
  10.3 Exculpation of Sublandlord for Repairs.
  10.4 Notice.
ARTICLE 11 UTILITIES AND SERVICES
  11.1 Basic Utilities and Services.
  11.2 Additional Subtenant Use.
  11.3 Temperature Maintenance.
  11.4 Exculpation of Sublandlord for Utilities.
  11.5 Access.
  11.6 Building Security.
  11.7 Telecommunications Services.
  11.8 Emergency Back-Up Power.
  11.9 Subtenant's Right to Retain Janitorial Services.
ARTICLE 12 RIGHTS OF SUBLANDLORD
  12.1 Reservation from Premises.
  12.2 Entry by Sublandlord.
  12.3 Temporary Obstructions of Light or View; Closures.
  12.4 Exhibiting the Premises.
  12.5 Building Name and Address.
  12.6 Alterations of Building.
  12.7 Other Rights.
ARTICLE 13 DAMAGE OR DESTRUCTION
  13.1 Restoration.
  13.2 Rent Abatement.
  13.3 Exception to Abatement.
  13.4 Election to Terminate.
  (a) Sublandlord's Election to Terminate.
  (b) Subtenant's Election to Terminate.
  13.5 Business Interruption.
  13.6 Subtenant's Property.
  13.7 Waiver.
ARTICLE 14 EMINENT DOMAIN
  14.1 Complete Taking.
  14.2 Partial Taking.
  14.3 Award.
  14.4 Temporary Taking.
ARTICLE 15 SURRENDER OF PREMISES
  15.1 Surrender.
  15.2 Acceptance of Surrender.
  15.3 No Merger.
  15.4 No Holding Over.
ARTICLE 16 DEFAULT BY SUBTENANT
  16.1 Default.
  16.2 Termination of Sublease.
  16.3 Reentry by Sublandlord.
  16.4 Redemption Rights.
  16.5 Application of Rent Payments.
  16.6 Performance by Sublandlord.
  16.7 Payment of Sublandlord's Expenses.
  16.8 Interest.
  16.9 No Waivers.
  16.10 Remedies Not Exclusive.
  16.11 Rights Subject to Master Sublease.
ARTICLE 17 SUBORDINATION AND ATTORNMENT
  17.1 Subordination.
  17.2 Election to Subordinate.
  17.3 Notice and Cure of Sublandlord's Default.
  17.4 Attornment.
  17.5 Requirements of Superior Lessor or Mortgagee.
  17.6 Delivery of Non Disturbance Agreements.
ARTICLE 18 QUIET ENJOYMENT
ARTICLE 19 ASSIGNMENTS AND SUBLEASES
  19.1 Prohibition.
  19.2 Corporate and Partnership Transactions.
  19.3 Co-Location of Subtenant Customers.
  19.4 Consent by Sublandlord.
  19.5 [Intentionally omitted]
  19.6 Miscellaneous.
  19.7 Lapse.
  19.8 Additional Charges.
  19.9 Acceptance of Rent.
  19.10 Actions.
ARTICLE 20 NOTICES
ARTICLE 21 ESTOPPEL CERTIFICATES
ARTICLE 22 [INTENTIONALLY OMITTED]
ARTICLE 23 BROKER
ARTICLE 24 EXCULPATION AND INDEMNIFICATION
  24.1 Exculpation.
  24.2 Indemnity.
  24.3 Satisfaction of Remedies.
  24.4 Transfers of Sublandlord's Interest.
ARTICLE 25 PARKING
ARTICLE 26 MISCELLANEOUS
  26.1 Memorandum of Sublease.
  26.2 Entire Agreement.
  26.3 Amendments.
  26.4 Successors.
  26.5 Force Majeure.
  26.6 Post-Termination Obligations.
  26.7 Excavations.
  26.8 Certain Definitions.
  26.9 Light and Air.
  26.10 Joint and Several Liability.
  26.11 Sublease Interpretation.
  26.12 Submission of Sublease.
  26.13 WAIVER OF TRIAL BY JURY. THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.
  26.14 Examination of Books and Records.
  26.15 Consent to Jurisdiction.
  26.16 Authority.
  26.17 Directory Listing.
ARTICLE 27 SIGNAGE
  27.1 Signage.
EXHIBIT A WORK LETTER FOR SUBTENANT IMPROVEMENTS
  1. Definitions.
  1.1 Code.
  2. Base Building Work.
  3. Subtenant's Work.
  3.1 Definition.
  3.2 Requirements.
  3.3 Heating, Ventilation and Air-Conditioning.
  3.4 Sprinkler System. Subject to Subtenant's right to install and/or convert to a "preaction" design as permitted in Section 8.5(e) of this Sublease . Subtenant shall install as part of Subtenant's Work all portions of the sprinkler system for the Premises not included as part of the Base Building Work, including any raising, lowering, moving or adding of sprinkler heads.
  3.5 Life-Safety System.
  3.6 Window, Wall and Floor Coverings.
  3.7 Floor Loading.
  4. Subtenant's Plans.
  4.1 Scope Document.
  4.2 Description.
  (a) Space Plan.
  (b) Mechanical and Electrical.
  (c) Final Plans.
  4.3 Approval by Sublandlord.
  4.4 Permits.
  4.5 "As-Built" Plans.
  5. Construction of Subtenant's Work.
  5.1 Subtenant's Contractor.
  5.2 Performance.
  5.3 Services During Construction.
  5.4 Subtenant's Move Into the Premises.
  5.5 Labor Harmony.
  5.6 Deliveries.
  5.7 Insurance.
  5.8 Liens and Violations.
  5.9 Indemnity.
  5.10 Inspection by Sublandlord.
  5.11 Code Requirements.
  5.12 Code Requirements.
SCHEDULE 1 TO WORK LETTER BASE BUILDING DEFINITION
EXHIBIT B
EXHIBIT C FORM OF MEMORANDUM OF SUBLEASE COMMENCEMENT
EXHIBIT D THE GARLAND CENTER 1200 WEST SEVENTH STREET RULES AND REGULATIONS
EXHIBIT E [Intentionally omitted]
EXHIBIT F [Intentionally omitted]
EXHIBIT G [Intentionally omitted]
FIRST AMENDMENT TO SUBLEASE
  1. Expansion Space.
  2. Commencement Date.
  3. Preparation of Expansion Space.
  4. Basic Rent.
  5. Operating Expenses/Taxes.
  6. Parking.
  7. Basic Utilities and Services.
  8. Entire Agreement.
EXHIBIT A (Location of Expansion Space)
1200 WEST SEVENTH STREET, LOS ANGELES, CALIFORNIA PARTIAL TERMINATION AND SECOND AMENDMENT TO SUBLEASE (EPOCH NETWORKS, INC.)
  1. CONDITIONS TO PARTIAL TERMINATION OF SUBLEASE.
  (a) Performance of the Sublease.
  (b) Payments to Sublandlord.
  (c) Surrender of Surrendered Premises.
  2. REDUCTION FEE.
  3. DRAW DOWN PAYMENT.
  (a) Draw Down Payment.
  (b) Replacement Letter of Credit.
  (c) Reduction of Letter of Credit.
  4. RELEASE.
  5. SUITE 160.
  (a) Condition of Suite 160.
  (b) Assignment of Sublease with respect to Suite 160.
  6. BASE RENT.
  7. COSTS OF OPERATION.
  8. PARKING.
  9. CONTINUING LIABILITY.
  10. REPRESENTATIONS OF SUBTENANT.
  11. CONFIDENTIALITY.
  12. BROKERS.
  13. CONTINUING EFFECTIVENESS.
  14. TERMS AND HEADINGS.
  15. COUNTERPARTS.
  16. EXECUTION BY BOTH PARTIES.
  17. AUTHORIZATION.
  EXHIBIT A
LETTER OF CREDIT REDUCTION SCHEDULE
CHARTER HOLDINGS INC. c/o Corporate Properties Group MAC No. 2064-072 333 South Grand Avenue, Suite 700 Los Angeles, California 90071
EXHIBIT A FORM OF DRAW DOCUMENTS CHARTER HOLDINGS INC. c/o Corporate Properties Group MAC No. 2064-072 333 South Grand Avenue, Suite 700 Los Angeles, California 90071
EXHIBIT B FORM OF WIRING INSTRUCTIONS
EXHIBIT C FORM OF ESTOPPEL CHARTER HOLDINGS INC. c/o Corporate Properties Group MAC No. 2064-072 333 South Grand Avenue, Suite 700 Los Angeles, California 90071
EXHIBIT D AGREEMENT OF CITY NATIONAL BANK
EXHIBIT E FORM OF NEW LETTER OF CREDIT